File Nos.         333-144584
================================================================================

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 10, 2008 REGISTRATION NO. 333-144584


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                          PRE-EFFECTIVE AMENDMENT NO. 3

                                   TO FORM S-1

                          REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933

                        ALLIANZ LIFE AND ANNUITY COMPANY

             (Exact name of Registrant as specified in its charter)

            MINNESOTA                        6311                 59-2378916
 (State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                        Allianz Life and Annuity Company

                             5701 Golden Hills Drive

                              Minneapolis, MN 55416

                                 (800) 624-0197

         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             Stewart D. Gregg, Esq.

                        Allianz Life and Annuity Company

                             5701 Golden Hills Drive

                              Minneapolis, MN 55416

                                 (763) 765-2913

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                              Stephen E. Roth, Esq.

                             Mary E. Thornton, Esq.

                         Sutherland Asbill & Brennan LLP

                         1275 Pennsylvania Avenue, N.W.

                            Washington, DC 20004-2405

                                 (202) 383-0158

                                 (202) 383-0698

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

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                                           CALCULATION OF REGISTRATION FEE

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TITLE OF EACH CLASS OF SECURITIES     AMOUNT TO       PROPOSED MAXIMUM     PROPOSED MAXIMUM          AMOUNT OF
        TO BE REGISTERED            BE REGISTERED    OFFERING PRICE PER   AGGREGATE OFFERING     REGISTRATION FEE
                                                            UNIT                PRICE

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Individual Certificates Provided          *                  *                  N/A**                  N/A**
              Under
   A Contingent Group Deferred
     Fixed Annuity Contract

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* The maximum aggregate offering price is estimated solely for the purposes of determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in predetermined amounts or units.

** Previously registered $10,000,000 in the initial registration statement filing. The amount of the registration fee paid was $307.00.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                           ALLIANZ CONTINGENT ANNUITY

                    INDIVIDUAL CERTIFICATES PROVIDED UNDER A

                CONTINGENT GROUP DEFERRED FIXED ANNUITY CONTRACT

                                    ISSUED BY

                        ALLIANZ LIFE AND ANNUITY COMPANY

                 5701 GOLDEN HILLS DRIVE, MINNEAPOLIS, MN 55416

                                 (800) 624-0197

This Prospectus describes an individual certificate (the "CERTIFICATE") provided under a contingent group deferred fixed annuity contract (the "GROUP CONTRACT") issued by Allianz Life and Annuity Company (the "Company," "we," "our," "us") to the financial institution identified as the group contract holder in Appendix C to this prospectus. We refer to the group contract holder or an investment advisory affiliate of that institution (also identified in Appendix C) collectively as the "PROGRAM SPONSOR."

We offer the Certificate to persons who have opened an investment advisory account (the "DESIGNATED ACCOUNT") with the Program Sponsor. The Certificate is designed for persons:

o who are concerned that poor investment performance of their Designated Account may adversely affect their ability to withdraw funds from the account for retirement income or other long-term purposes; and/or

o who are concerned that they may live substantially longer than expected, and outlive the assets in their Designated Accounts.

Subject to certain conditions and restrictions, the Certificate guarantees that we will pay monthly income payments over the life of the Covered Person(s) if the Designated Account Value decreases to zero at any time while the Certificate is in effect (other than as a result of an "Excess Withdrawal").

The Certificate has three phases. These are:

o until you begin taking scheduled withdrawals from the Designated Account,
o after you have begun taking scheduled withdrawals and until the Designated Account is depleted, and
o after the Designated Account is depleted and lifetime payments from the Certificate begin.

The Certificate provides different benefits and features in each of these phases.

This prospectus provides important information that a prospective owner should know before purchasing a Certificate. Please retain this prospectus for future reference.

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         THE CERTIFICATE DOES NOT PROVIDE A CASH VALUE OR DEATH BENEFIT.
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THE CERTIFICATE IS NOVEL AND INNOVATIVE. TO DATE, ITS TAX CONSEQUENCES HAVE NOT BEEN DIRECTLY ADDRESSED IN ANY PUBLISHED LEGAL AUTHORITIES. YOU SHOULD CONSULT A TAX ADVISOR ABOUT THESE MATTERS BEFORE YOU PURCHASE A CERTIFICATE. PLEASE SEE THE "TAXATION OF THE CERTIFICATE" SECTION OF THE PROSPECTUS.

The Certificate is not a bank deposit guaranteed by any bank or by the Federal Deposit Insurance Corporation or any other government agency. A purchase of the Certificate is subject to certain risks. PLEASE SEE "RISK FACTORS" SECTION OF THE PROSPECTUS.

We offer the Certificate through Allianz Life Financial Services, LLC ("Allianz Financial"), which is the principal underwriter. Allianz Financial is not required to sell any specific number or dollar amount of Certificates. There are no arrangements to place funds in an escrow, trust, or similar account. This will be a continuous offering.

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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
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The date of this prospectus is ____________, 2008.


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

TABLE OF CONTENTS


DEFINITIONS...........................................3
-----------

SUMMARY OF THE CERTIFICATE............................6
--------------------------
    HOW DOES THE CERTIFICATE WORK?....................6
    ------------------------------
    WHO SHOULD CONSIDER PURCHASING THE CERTIFICATE?...7
    -----------------------------------------------
    HOW MUCH DOES THE CERTIFICATE COST?...............7
    -----------------------------------
    WHAT DO I NEED TO DO TO RECEIVE THE CERTIFICATE'S
    GUARANTEE? ...................................... 7
    --------
    ARE THERE RESTRICTIONS ON HOW I CAN INVEST MY
    DESIGNATED ACCOUNT? ............................. 8
    -----------------
    HOW MUCH CAN I WITHDRAW EACH YEAR?................8
    ----------------------------------
    WHAT HAPPENS IF MY DESIGNATED ACCOUNT VALUE DROPS
    TO ZERO?   ...................................... 8
    -------
    HOW DO I RECEIVE MONTHLY BENEFIT PAYMENTS THAT
    WILL LAST FOR MY LIFETIME? .....................  9
    ------------------------
    WHY IS THE BENEFIT BASE IMPORTANT?................9
    ----------------------------------
    WHAT IS THE OPTIONAL FIXED ANNUITY?..............10
    -----------------------------------
    CAN I SEE AN EXAMPLE OF HOW THE CERTIFICATE WORKS?10
    ------------------------------------------------

RISK FACTORS.........................................10
------------
    FACTORS AFFECTING THE MONTHLY BENEFIT PAYMENT....10
    ---------------------------------------------
    LIKELIHOOD OF BENEFIT BASE INCREASES.............11
    ------------------------------------
    CONSEQUENCES OF TAKING WITHDRAWALS...............11
    ----------------------------------
    CHARGES YOU ARE REQUIRED TO PAY..................12
    -------------------------------
    APPROVED ASSET ALLOCATION PROGRAMS AND YOUR
    FINANCIAL NEEDS  ............................... 12
    --------------
    OUR FINANCIAL STRENGTH AND CLAIMS-PAYING ABILITY.13
    ------------------------------------------------
    REGULATORY PROTECTIONS...........................13
    ----------------------
    TAX CONSEQUENCES.................................13
    ----------------

THE CERTIFICATE......................................13
---------------

PURCHASING YOUR CERTIFICATE..........................14
---------------------------

THE CERTIFICATE OWNER................................14
---------------------

THE COVERED PERSON(S)................................14
---------------------
    ADDING A JOINT COVERED PERSON AFTER THE
    CERTIFICATE DATE ............................... 15
    ---------------
    DEATH OF A JOINT COVERED PERSON BEFORE THE MONTHLY
    BENEFIT START DATE ............................. 15
    -----------------

THE ANNUITANT........................................15
-------------

CHANGE OF CERTIFICATE OWNER, COVERED PERSON(S) OR
ANNUITANT .........................................  16

DIVORCE..............................................16
-------

TOTAL CERTIFICATE CHARGE: THE INSURANCE CHARGE AND
ADMINISTRATIVE CHARGE............................... 16
--------------------
    INSURANCE CHARGE.................................17
    ----------------
    ADMINISTRATIVE CHARGE............................17
    ---------------------
    CALCULATION OF THE ESTIMATED TOTAL CERTIFICATE
    CHARGE ......................................    17
    -----
    CALCULATION OF THE FINAL TOTAL CERTIFICATE CHARGE17
    -------------------------------------------------
    PAYMENT OF THE TOTAL CERTIFICATE CHARGE..........18
    ---------------------------------------
    TERMINATION OF THE CERTIFICATE...................18
    ------------------------------
    GRACE PERIOD.....................................18
    ------------

YOUR DESIGNATED ACCOUNT..............................18
-----------------------
    APPROVED ASSET ALLOCATION PROGRAM(S).............18
    ------------------------------------
    REALLOCATION OF THE DESIGNATED ACCOUNT VALUE.....19
    --------------------------------------------
    ADDITIONAL INVESTMENTS TO THE DESIGNATED ACCOUNT.19
    ------------------------------------------------
    REDUCTION OF THE DESIGNATED ACCOUNT VALUE TO ZERO20
    -------------------------------------------------
    DESIGNATED ACCOUNT TRANSACTIONS..................20
    -------------------------------
    VALUATION OF CERTAIN DESIGNATED ACCOUNT ASSETS...20
    ----------------------------------------------

WITHDRAWALS FROM YOUR DESIGNATED ACCOUNT.............20
----------------------------------------
    MONEY REMOVED FROM THE DESIGNATED ACCOUNT THAT IS NOT
    CONSIDERED A WITHDRAWAL ...................      20
    ----------------------
    CANCELLATION OF A WITHDRAWAL.....................20
    ----------------------------
    CLASSIFICATION OF WITHDRAWALS....................20
    -----------------------------
    PERMITTED WITHDRAWAL LIMIT.......................21
    --------------------------
    REQUIRED MINIMUM DISTRIBUTIONS...................22
    ------------------------------
    ADMINISTRATION OF WITHDRAWALS....................22
    -----------------------------

YOUR BENEFIT BASE....................................22
-----------------
    THE BENEFIT BASE DURING PHASE ONE (INCLUDING THE
    MAXIMUM ANNIVERSARY VALUE AND THE ROLL-UP AMONT) 22
    ----------------------------------------------
    THE BENEFIT BASE DURING PHASE TWO................24
    ---------------------------------
    THE BENEFIT BASE DURING PHASE THREE..............24
    -----------------------------------
    THE BENEFIT BASE DURING PHASES TWO AND THREE FOR
    CERTIFICATES WITH THE COST OF LIVING ADJUSTMENT
    BENEFIT  ....................................... 24
    ------
    THE BENEFIT BASE ON AND AFTER THE ANNUITY DATE...25
    ----------------------------------------------
    THE BENEFIT BASE UPON REINSTATEMENT..............25
    -----------------------------------

THE MONTHLY BENEFIT..................................25
-------------------
    MONTHLY BENEFIT..................................26
    ---------------
    THE MONTHLY BENEFIT START DATE...................26
    ------------------------------

OPTIONAL FIXED ANNUITY...............................27
----------------------

CERTIFICATE TERMINATION..............................28
-----------------------
    RIGHT TO REINSTATE YOUR CERTIFICATE..............29
    -----------------------------------
    RIGHT TO APPLY FOR A NEW CERTIFICATE.............29
    ------------------------------------

OTHER INFORMATION....................................29
-----------------
    ASSIGNMENT OF THE CERTIFICATE....................29
    -----------------------------
    ERROR OR INCORRECT INFORMATION...................29
    ------------------------------
    ENTIRE CERTIFICATE...............................29
    ------------------
    AGE OR GENDER....................................29
    -------------
    ANNUAL REPORTS...................................30
    --------------
    NO DIVIDENDS ARE PAYABLE.........................30
    ------------------------
    CHANGES TO THE CERTIFICATE.......................30
    --------------------------
    AMENDMENTS.......................................30
    ----------
    SENDING NOTICE TO US.............................30
    --------------------
    CONFORMITY WITH LAW..............................30
    -------------------
    YOUR RIGHT TO EXAMINE THE CERTIFICATE............30
    -------------------------------------

TAXATION OF THE CERTIFICATE..........................30
---------------------------
    IN GENERAL.......................................31
    ----------
    NON-QUALIFIED CERTIFICATES.......................31
    --------------------------
    QUALIFIED CERTIFICATES...........................32
    ----------------------

DESCRIPTION OF THE COMPANY...........................35
--------------------------

EXECUTIVE OFFICERS AND DIRECTORS.....................35
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       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

EXECUTIVE COMPENSATION (TO BE PROVIDED BY AMENDMENT).36

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT (TO BE PROVIDED BY AMENDMENT)  ...........36
--------------------------------------

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS, AND
CERTAIN CONTROL PERSONS (TO BE PROVIDED BY AMENDMENT)36
----------------------------------------------------

SELECTED FINANCIAL DATA (TO BE PROVIDED BY AMENDMENT)36

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS (
TO BE PROVIDED BY AMENDMENT)........................ 36
---------------------------

LEGAL MATTERS........................................37
-------------

DISTRIBUTION OF THE CERTIFICATE......................37
-------------------------------

ANNUAL STATEMENTS....................................37
-----------------

EXPERTS..............................................37
-------

CHANGE OF INDEPENDENT ACCOUNTING FIRM................37
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FINANCIAL STATEMENTS.................................38
--------------------

APPENDIX A: EXTENDED EXAMPLE - CERTIFICATES WITHOUT THE
COST OF LIVING ADJUSTMENT BENEFIT ............      A-1
--------------------------------
    DURING PHASE ONE................................A-1
    ----------------
    DURING PHASE TWO................................A-3
    ----------------

APPENDIX B: EXTENDED EXAMPLE - CERTIFICATES WITH THE
COST OF LIVING ADJUSTMENT BENEFIT ................. B-1
--------------------------------
    DURING PHASE ONE................................B-1
    ----------------
    DURING PHASE TWO................................B-3
    ----------------

APPENDIX C: THE ASSET ALLOCATION PROGRAMS AND PROGRAM
SPONSOR ............................................C-1

APPENDIX D: CALCULATING THE TOTAL CERTIFICATE CHARGED-1

APPENDIX E: CALCULATING THE PERMITTED WITHDRAWAL LIMIT.
......................................................E-1

APPENDIX F: CALCULATING THE MAXIMUM ANNIVERSARY VALUEF-1

APPENDIX G: CALCULATING THE ROLL-UP AMOUNT..........G-1

APPENDIX H: CALCULATING THE BENEFIT BASE DURING PHASE
TWO ............................................    H-1
---
    IF YOU TAKE AN EXCESS WITHDRAWAL AFTER THE WITHDRAWAL
    START DATE .....................................H-1
    --------
    IF YOU TAKE AN EXCESS WITHDRAWAL ON THE DAY BEFORE A
    CERTIFICATE ANNIVERSARY AND AFTER THE WITHDRAWAL
    START DATE .................................    H-1
    ---------
    DURING PHASE THREE..............................H-2
    ------------------

APPENDIX I: CALCULATING THE MONTHLY BENEFIT.........I-1
------------------------------------------

APPENDIX J: DETERMINING THE MONTHLY BENEFIT START
DATE. ............................................. J-1
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       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

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DEFINITIONS

ADDITIONAL INVESTMENT - Additional money you add or transfer to your Designated Account and allocate to an approved asset allocation program. We do not consider any proceeds from the assets held in your Designated Account, such as dividends or interest, to be Additional Investments.

ADMINISTRATIVE CHARGE - The amount you pay to compensate us for the cost of administering, distributing, and maintaining the Certificate.

AGE - An individual's age on his or her most recent birthday.

AGE BASED INCOME PERCENTAGE - The rate we use to calculate the Monthly Benefit and Permitted Withdrawal Limit. We base the Age Based Income Percentage on the Age of the Covered Person or, if Joint Covered Persons are named, the Age of the younger Joint Covered Person.

ANNUAL INCREASE - A 5% increase of the initial Designated Account Value and any Additional Investments on each Certificate Anniversary during the first phase of the Certificate.

ANNUITANT - The Annuitant is the person upon whose age and lifetime we base Fixed Annuity Payments. The Annuitant must be a Certificate Owner unless the Certificate is owned by a non-individual. If the Certificate Owner is a non-individual, the Annuitant must be an individual with beneficial interest in the Designated Account.

ANNUITY DATE - While the Certificate is in effect, this is the day Fixed Annuity Payments begin if the Designated Account Value is applied to an Optional Fixed Annuity.

BENEFIT BASE - One of the primary factors we use to determine your Permitted Withdrawal Limit and your Monthly Benefit. On the Certificate Date, your initial Benefit Base is equal to your Designated Account Value on that date.

BENEFIT DETERMINATION DATE - The day your Designated Account Value decreases to zero for any reason other than an Excess Withdrawal and the Certificate is in force and the Benefit Base is greater than zero.

       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

BENEFIT PAYMENT DATE - Each Business Day that we pay the Monthly Benefit. The first Benefit Payment Date is the Monthly Benefit Start Date. Each Benefit Payment Date is on the same day of the month as the Certificate Date. If that day is not a Business Day, or if that day does not exist in a given month (e.g. February 30th), the Benefit Payment Date will be on the next Business Day.

BUSINESS DAY - Each day (i) the Program Sponsor is open for business, (ii) we are open for business, and (iii) the New York Stock Exchange is open for trading.

CERTIFICATE - The form issued to the Certificate Owner, which provides a summary of the Certificate Owner's benefits, rights, and terms under the Group Contract. In some states this product may be issued as an individual contract instead of a Certificate under a Group Contract. In these instances the term "Certificate" includes these individual contracts.

CERTIFICATE ANNIVERSARY - For each Certificate Year, the day that occurs on the same day and in the same month as the Certificate Date. The first Certificate Anniversary is 12 months after the Certificate Date. If that day is not a Business Day, or if that day does not exist in a given month (e.g. February
30th), the Certificate Anniversary will be on the next Business Day. If the Certificate Date is February 29th, all Certificate Anniversaries will occur on March 1st, or the next Business Day if March 1st is not a Business Day.

CERTIFICATE DATE - The first day a Certificate is effective. The Certificate Date determines the Certificate Anniversary and the Certificate Year.

CERTIFICATE OWNER - "You," "your," and "yours." The purchaser of a Certificate and the person who has the rights and options under the Certificate. The Certificate Owner must be an owner of the Designated Account. If the Designated Account has joint owners, either joint owner may be named a Certificate Owner; or both joint owners may be named Joint Certificate Owners if they are recognized as spouses under the Federal Tax Code. If Joint Certificate Owners are named, any reference to "Certificate Owner" means "Joint Certificate Owner."

CERTIFICATE YEAR - The first Certificate Year begins on the Certificate Date. Subsequent Certificate Years begin on the Certificate Anniversaries. All Certificate Years end at the end of the Business Day before the next Certificate Anniversary.

COST OF LIVING ADJUSTMENT BENEFIT - An optional feature that may be available under the Certificate at a higher Insurance Charge under which we may increase your Benefit Base by 3% on each Certificate Anniversary following the Withdrawal Start Date for as long as the Certificate is in force.

COVERED PERSON - The person upon whose age and lifetime we base Monthly Benefit payments and the Age Based Income Percentage. The Covered Person must be a Certificate Owner unless the Certificate is owned by a non-individual. If the Certificate Owner is a non-individual, the Covered Person must be the Annuitant and have a beneficial interest in the Designated Account. If Joint Covered Persons are named, any reference to "Covered Person" means "Joint Covered Persons".

CUSTOMER SERVICE CENTER - The administrative offices for the Company, located at 5701 Golden Hills Drive, Minneapolis, MN 55416.

DESIGNATED ACCOUNT - The investment account you established with the Program Sponsor which participates in one or more approved asset allocation programs offered by the Program Sponsor and approved by us.

DESIGNATED ACCOUNT VALUE - The value in your Designated Account.

DUE DATE - The Business Day we calculate and deduct the Total Certificate Charge from your Designated Account or another account you maintain with the Program Sponsor. Your initial Due Date is the Certificate Date. Additional Due Dates will occur either on each quarterly anniversary of the Certificate Date or on the first Business Day in January, April, July, and October, as selected by your Program Sponsor. If your Due Date does not occur on a Business Day, it will occur on the next Business Day. There are no more Due Dates after the Benefit Determination Date.

EXCESS INVESTMENT - An Additional Investment that exceeds our limits.

EXCESS WITHDRAWAL - Any amount withdrawn from the Designated Account that is more than the Permitted Withdrawal Limit for that Certificate Year.

FEDERAL TAX CODE - The Internal Revenue Code of 1986, as amended.

FIXED ANNUITY PAYMENTS - Payment of annuity benefits under an Optional Fixed Annuity.

       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

GROUP CONTRACT - The contingent group deferred fixed annuity contract we issued to the Program Sponsor.

INSURANCE CHARGE - The amount you pay to compensate us for the benefits we provide under the Certificate.

JOINT CERTIFICATE OWNER - If there are two Certificate Owners, each owner is a Joint Certificate Owner. Joint Certificate Owners have equal ownership rights, and both must authorize any exercise of those ownership rights unless we allow otherwise. Joint Certificate Owners must be recognized as spouses under the Federal Tax Code.

JOINT COVERED PERSONS - If the Certificate Owner designates two Covered Persons each Covered Person is a Joint Covered Person. Joint Covered Persons must be recognized as spouses under the Federal Tax Code and both Joint Covered Persons must have a beneficial interest in the Designated Account.

MATURITY DATE - The day that a Certificate terminates if: 1) the Annuitant reaches age 108, 2) the Designated Account Value is greater than zero, and 3) the Certificate Owner elects not to begin Fixed Annuity Payments. If the Maturity Date does not occur on a Business Day, it will occur on the next Business Day.

MAXIMUM ANNIVERSARY VALUE - A value we use to calculate your Benefit Base during the first phase of your Certificate if your Certificate includes the Maximum Anniversary Value rider or the income protection rider. The Maximum Anniversary Value is equal to your highest Designated Account Value on any Certificate Anniversary, adjusted for any Additional Investments added to the Designated Account since that anniversary.

MONTHLY BENEFIT - The lifetime income payment we pay to you on each monthly Benefit Payment Date.

MONTHLY BENEFIT START DATE - The Business Day on which we will begin payment of the Monthly Benefit.

NON-QUALIFIED CERTIFICATE - A Certificate on which the Designated Account is not connected with an Individual Retirement Account (IRA Account) or other retirement plan that receives favorable tax treatment under Section 401, 408, 408A, or 457 of the Federal Tax Code.

NOTICE - Receipt at our Customer Service Center of a written request in a form that is satisfactory to us.

OPTIONAL FIXED ANNUITY - A fixed annuity available under your Certificate based on annuity purchase rates that are not less than those guaranteed in your Certificate.

PERMITTED WITHDRAWAL - Any withdrawal from your Designated Account that is within the annual Permitted Withdrawal Limit and that is taken before or on the Benefit Determination Date.

PERMITTED WITHDRAWAL LIMIT - The maximum amount you may withdraw each Certificate Year from your Designated Account without reducing or eliminating the Monthly Benefit.

PROGRAM SPONSOR - The financial institution or an investment advisory affiliate of that institution identified in Appendix C to this prospectus.

ROLL-UP AMOUNT - A value we use to calculate your Benefit Base during the first phase of the Certificate if your Certificate includes the income protection rider. The Roll-Up Amount is equal to the lesser of the Annual Increase or the Roll-Up Cap.

ROLL-UP CAP - The limit we apply to the Roll-Up Amount.

QUALIFIED CERTIFICATE - A Certificate on which the Designated Account is connected with an Individual Retirement Account (IRA Account) or other retirement plan that receives favorable tax treatment under Sections 401, 408, 408A or 457 of the Federal Tax Code.

TOTAL CERTIFICATE CHARGE - The sum of the Insurance Charge and Administrative Charge while the Designated Account Value is greater than zero.

WITHDRAWAL START DATE - The day you take the first withdrawal from your Designated Account.

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       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

SUMMARY OF THE CERTIFICATE

THE INFORMATION IN THIS SUMMARY CORRESPONDS TO SECTIONS IN THIS PROSPECTUS THAT DISCUSS THE TOPICS IN MORE DETAIL. DEFINITIONS OF ALL CAPITALIZED TERMS APPEAR IN THE DEFINITIONS SECTION LOCATED AT THE BEGINNING OF THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY.

HOW DOES THE CERTIFICATE WORK?

The Certificate provides an insurance guarantee that you will have income as long as you live in the event your Designated Account Value decreases to zero while the Certificate is in effect, subject to certain conditions. When we refer to your Designated Account, we mean the investment account that you established with your Program Sponsor. To purchase a Certificate, your Designated Account must invest in shares of mutual funds registered with the Securities and Exchange Commission (the "COMMISSION") pursuant to the Securities Act of 1933 and issued by companies registered with the Commission pursuant to the Investment Company Act of 1940, and must participate in one or more approved asset allocation programs offered by your Program Sponsor and approved by us.

The Certificate has three different phases.

1. The first phase begins when we issue the Certificate. During this phase you do not receive any income from either your Designated Account or your Certificate. This phase ends when you take the first withdrawal from your Designated Account. During the first phase, we calculate a Benefit Base which is one of the primary factors we use in determining the future amounts available for permitted annual withdrawals and, potentially, lifetime income. During this phase your Benefit Base may increase if your Designated Account Value increases, but it will not decrease. Because this first phase ends with your first withdrawal from your Designated Account (the "WITHDRAWAL START DATE"), and you choose when to begin taking withdrawals, this phase can last as little or as long as you like.

    If your Certificate includes either the Maximum Anniversary Value rider or the income protection rider, during this first phase we may increase your Benefit Base on each Certificate Anniversary. The Maximum Anniversary Value rider ensures that, during this phase only, the Benefit Base will be equal to your highest Designated Account Value on any Certificate Anniversary (the "MAXIMUM ANNIVERSARY VALUE"). The income protection rider ensures that, during this phase only, the Benefit Base will be equal to the greater of the Maximum Anniversary Value, or a 5% increase on your initial Designated Account Value and any Additional Investments on each Certificate Anniversary subject to a cap (the "ROLL-UP AMOUNT").

2. The second phase begins on the day after you take your first withdrawal from the Designated Account. During this phase, you receive income from your Designated Account by taking withdrawals. Each Certificate Year we allow you to withdraw a certain amount (the "PERMITTED WITHDRAWAL LIMIT") without negatively affecting the Certificate's lifetime income guarantee. Withdrawals that do not exceed the Permitted Withdrawal Limit in any single Certificate Year are called "PERMITTED WITHDRAWALS." Each withdrawal will decrease your Designated Account Value. However, Permitted Withdrawals do not decrease your Benefit Base or your Certificate's lifetime income guarantee. In addition, as long you do not withdraw more than the permitted amount in any single Certificate Year, the Permitted Withdrawal Limit will never decrease, and can potentially increase as the Covered Person (or younger Joint Covered Person) ages and/or if your Designated Account Value increases.

    We will not decrease the Permitted Withdrawal Limit (or any future Monthly Benefit payments) unless, in a given Certificate Year, you withdraw more than the permitted amount. We call the amount of the withdrawal that is more than the permitted amount an "EXCESS WITHDRAWAL." Excess Withdrawals negatively impact your Certificate. Taking Excess Withdrawals will decrease the Permitted Withdrawal Limit and they will decrease and may even eliminate the lifetime income payments. IF YOUR DESIGNATED ACCOUNT VALUE DECREASES TO ZERO DUE TO AN EXCESS WITHDRAWAL, WE WILL TERMINATE YOUR CERTIFICATE AND YOU WILL NOT RECEIVE ANY GUARANTEED LIFETIME INCOME/MONTHLY BENEFIT PAYMENTS.

    There may be an optional feature (the "COST OF LIVING ADJUSTMENT BENEFIT") available to you at issue for a higher Insurance Charge. During the second phase of your Certificate, this feature could potentially increase the Benefit Base thereby increasing the amounts available as Permitted Withdrawals and, potentially, guaranteed lifetime income Monthly Benefit payments. The optional Cost of Living Adjustment Benefit ensures that your Benefit Base will be increased by 3% on each Certificate Anniversary during the second phase of the Certificate.

3. The third phase begins if your Designated Account Value decreases to zero for any reason other than an Excess Withdrawal while a Covered Person is still alive and the Certificate is still in effect. At this point you will enter the third phase of the Certificate on the day after the Designated Account Value is exhausted and begin receiving guaranteed lifetime income (the


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

   "MONTHLY BENEFIT"). However, there may be a delay of up to 11 months between the time your Designated Account Value decreases to zero and the date you receive the first Monthly Benefit payment depending on the withdrawals you have taken during the Certificate Year. You will receive a Monthly Benefit payment each month. On an annual basis, the sum of your annual Monthly Benefit payments is equal to the Permitted Withdrawal Limit that was available at the end of the Certificate's second phase. The Monthly Benefit payments will never decrease and they will last as long as at least one Covered Person is alive. However, if you terminate the Certificate, or all Covered Persons die before your Designated Account Value decreases to zero, or you take an Excess Withdrawal that decreases your Designated Account Value to zero, your Certificate will terminate and you will not receive Monthly Benefit payments.

   If you selected the Cost of Living Adjustment Benefit, then during the third phase of your Certificate this feature ensures that your Monthly Benefit will increase by 3% each Certificate Year.

At any time during the first or second phase of your Certificate, you may decide to apply all of your Designated Account Value to purchase a fixed annuity under the Certificate (an "OPTIONAL FIXED ANNUITY") and we will make periodic lifetime Fixed Annuity Payments to you based on that Designated Account Value. If you elect to purchase an Optional Fixed Annuity, the Benefit Base and the Monthly Benefit will no longer apply to your Certificate.

NOTE: THE CERTIFICATE DOES NOT PROVIDE A CASH VALUE OR DEATH BENEFIT. INSTEAD, YOU OWN THE ASSETS IN YOUR DESIGNATED ACCOUNT.

WHO SHOULD CONSIDER PURCHASING THE CERTIFICATE?

We offer the Certificate to persons who have opened an investment account, referred to in this prospectus as a Designated Account, with the Program Sponsor. The Certificate is designed for persons who are concerned that poor investment performance of their Designated Account may adversely impact their ability to periodically withdraw funds from the account for retirement income or other long-term purposes and/or who are concerned that they may live substantially longer than expected, and outlive the assets in their Designated Accounts.

NOTE: THE CERTIFICATE IS SEPARATE FROM YOUR DESIGNATED ACCOUNT. THE CERTIFICATE IS AN AGREEMENT BETWEEN YOU AND US. YOUR DESIGNATED ACCOUNT IS SUBJECT TO YOUR AGREEMENT WITH THE PROGRAM SPONSOR. YOUR DESIGNATED ACCOUNT IS NOT AN ACCOUNT OF, AND THE ASSETS OF THE DESIGNATED ACCOUNT ARE NOT ASSETS OF, THE COMPANY. WE HAVE NO RESPONSIBILITY FOR THE PERFORMANCE OF YOUR DESIGNATED ACCOUNT.

HOW MUCH DOES THE CERTIFICATE COST?

The Certificate includes an Insurance Charge and an Administrative Charge. These charges will vary based on a number of factors, including whether there is one or two Covered Persons, whether the Program Sponsor fees are deducted directly from your Designated Account, which asset allocation program you select, and whether you select the Cost of Living Adjustment Benefit. Based on these factors, the Insurance Charge and the Administrative Charge together will be between 1.00% and 1.50% of your Benefit Base on an annual basis. TO SEE THE CURRENT CHARGES FOR YOUR CERTIFICATE, PLEASE SEE APPENDIX C. In certain circumstances, we may increase the Insurance Charge, subject to a specified maximum. FOR ADDITIONAL INFORMATION, SEE "INSURANCE CHARGE AND ADMINISTRATIVE CHARGE."

WHAT DO I NEED TO DO TO RECEIVE THE CERTIFICATE'S GUARANTEE?

To obtain the maximum potential Monthly Benefit under your Certificate you must comply with all of the following.

o You must not have terminated your agreement with the Program Sponsor or otherwise closed your Designated Account.

o You must maintain your allocation of Designated Account Value among certain asset allocation programs offered by the Program Sponsor and approved by us and the program must continue to be approved.

o You cannot withdraw more than the permitted amount (the Permitted Withdrawal Limit) from your Designated Account each Certificate Year.

o You must pay the Insurance Charge and Administrative Charge (the Total Certificate Charge) when due.

o You cannot invest more than $5 million in your Designated Account without our prior approval. This includes amounts invested with us in accounts under other certificates issued under the Group Contract (or issued under a similar group contract or under an individual contract).

o At least one Covered Person must be alive for us to begin any Monthly Benefit payments. Because we will terminate the Certificate upon the death of all Covered Persons, you will not receive the Monthly Benefit if all Covered Persons die before the Monthly Benefit Start Date.


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

o You cannot apply your Designated Account Value to an Optional Fixed Annuity.

o Your Designated Account Value must be decreased to zero for any reason other than an Excess Withdrawal before the Maturity Date.

o The designation of all Certificate Owners and Covered Persons, including any changes thereto, must comply with our requirements.

o Upon the divorce of Joint Certificate Owners or Joint Covered Persons before the Monthly Benefit Start Date, you must provide Notice to us of the divorce before the death of either Certificate Owner or Covered Person.

NOTE: IF YOU DO NOT COMPLY WITH EACH OF THESE REQUIREMENTS, YOU MAY DECREASE OR EVEN ELIMINATE THE BENEFIT PROVIDED BY THE CERTIFICATE.

ARE THERE RESTRICTIONS ON HOW I CAN INVEST MY DESIGNATED ACCOUNT?

Subject to our maximum limits, you may deposit or transfer additional money ("ADDITIONAL INVESTMENTS") to your Designated Account at any time. Amounts deposited or transferred to the Designated Account after the Benefit Determination Date or the Annuity Date will not increase the guaranteed values provided by the Certificate. To keep the Certificate in force, you must continually invest all of your Designated Account Value in one or more of the approved asset allocation programs. You may reallocate your Designated Account Value at any time so long as all of your Designated Account Value is at all times allocated among the approved asset allocation programs. These programs may change from time to time. PLEASE SEE APPENDIX C FOR MORE INFORMATION ON THE PROGRAM SPONSOR AND THE APPROVED ASSET ALLOCATION PROGRAMS CURRENTLY AVAILABLE TO YOU.

NOTE: IF YOU DO NOT CONTINUOUSLY ALLOCATE YOUR DESIGNATED ACCOUNT VALUE TO THE APPROVED ASSET ALLOCATION PROGRAMS, WE WILL TERMINATE YOUR CERTIFICATE.

HOW MUCH CAN I WITHDRAW EACH YEAR?

You may take cash withdrawals from your Designated Account at any time subject to any federal tax consequences, including withdrawal restrictions applicable to certain Qualified Certificates. (As with any investment account, you must first liquidate assets to provide cash. The Program Sponsor may apply brokerage and/or redemption fees to any such liquidation. Please see your agreement with the Program Sponsor for more information.) You may cancel a withdrawal (and, therefore, delay the Withdrawal Start Date) by making an Additional Investment to your Designated Account that is equal to or greater than the amount you withdrew within ten days following the withdrawal.

The amount you withdraw may decrease or eliminate your Certificate's guarantee to provide guaranteed lifetime income. We designed the Certificate to allow you to take a certain amount of money each Certificate Year up to the Permitted Withdrawal Limit. These Permitted Withdrawals will not decrease your Benefit Base or the Monthly Benefit. The Permitted Withdrawal Limit is a percentage of the greater of your Designated Account Value or your Benefit Base. This percentage varies based upon the Age of the Covered Person(s). We first calculate your Permitted Withdrawal Limit on the Withdrawal Start Date and we recalculate it on each Certificate Anniversary. Your Permitted Withdrawal Limit may increase, but it will not decrease unless you take an Excess Withdrawal.

NOTE: IF YOU WITHDRAW MORE THAN THE PERMITTED WITHDRAWAL LIMIT DURING A CERTIFICATE YEAR, WE CALL THE AMOUNT ABOVE THIS LIMIT AN EXCESS WITHDRAWAL. EXCESS WITHDRAWALS WILL DECREASE YOUR BENEFIT BASE AND ANY FUTURE MONTHLY BENEFIT PAYMENTS. THEY MAY ALSO DECREASE YOUR PERMITTED WITHDRAWAL LIMIT, WHICH MAY DECREASE OR EVEN ELIMINATE ANY FUTURE MONTHLY BENEFIT PAYMENTS. IF YOUR DESIGNATED ACCOUNT VALUE DECREASES TO ZERO DUE TO AN EXCESS WITHDRAWAL, WE WILL TERMINATE YOUR CERTIFICATE EVEN IF YOUR BENEFIT BASE IS GREATER THAN ZERO, AND YOU WILL NOT RECEIVE ANY FUTURE MONTHLY BENEFIT PAYMENTS.

WHAT HAPPENS IF MY DESIGNATED ACCOUNT VALUE DROPS TO ZERO?

If your Designated Account Value decreases to zero at any time while the Certificate is in effect, one of the following will occur.

o If your Designated Account Value decreases to zero due to an Excess Withdrawal, we will terminate your Certificate, even if your Benefit Base is greater than zero.

o If your Designated Account Value decreases to zero for any reason other than an Excess Withdrawal, we will begin making Monthly Benefit payments to you.

NOTE: WE DESIGNED THE CERTIFICATE FOR YOU TO WITHDRAW A LIMITED AMOUNT OF MONEY EACH CERTIFICATE YEAR. IF YOU WITHDRAW MORE THAN THE PERMITTED AMOUNT, AND THAT EXCESS WITHDRAWAL CAUSES YOUR DESIGNATED ACCOUNT VALUE TO DECREASE TO ZERO, YOUR CERTIFICATE WILL TERMINATE AND YOU WILL NOT RECEIVE ANY MONTHLY BENEFIT PAYMENTS UNDER THE CERTIFICATE.


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

HOW DO I RECEIVE MONTHLY BENEFIT PAYMENTS THAT WILL LAST FOR MY LIFETIME?

If at any time while the Certificate is in effect your Designated Account Value decreases to zero (for any reason other than an Excess Withdrawal), you will receive the Monthly Benefit for the life of the Covered Person(s). However, there may be a delay of up to 11 months between the time your Designated Account Value decreases to zero and the date you receive the first Monthly Benefit payment depending on the withdrawals you have taken during the Certificate Year. We determine the Monthly Benefit payment as a percentage of your Benefit Base. This percentage varies based upon the Age of the Covered Person(s).

If your Certificate includes the Cost of Living Adjustment Benefit, we will increase your Benefit Base on each Certificate Anniversary following the Withdrawal Start Date by 3%, and therefore your Monthly Benefit payment will increase each Certificate Year.

NOTE: THE CERTIFICATE WILL ONLY BE IN FORCE DURING THE LIFETIME OF THE COVERED PERSON(S). IF YOUR DESIGNATED ACCOUNT VALUE DOES NOT DECREASE TO ZERO DURING THE LIFETIME OF THE COVERED PERSON (S), YOU WILL NEVER RECEIVE MONTHLY BENEFIT PAYMENTS. IN ADDITION, IF YOUR DESIGNATED ACCOUNT VALUE DOES NOT DECREASE TO ZERO BY THE MATURITY DATE YOU WILL NEVER RECEIVE MONTHLY BENEFIT PAYMENTS. INSTEAD, UNLESS YOU INSTRUCT US OTHERWISE, ON THE MATURITY DATE WE WILL APPLY ALL YOUR REMAINING DESIGNATED ACCOUNT VALUE TO FIXED ANNUITY PAYMENTS UNDER OPTION A IF THERE IS ONE COVERED PERSON OR OPTION B IF THERE ARE JOINT COVERED PERSONS.

WHY IS THE BENEFIT BASE IMPORTANT?

Your Benefit Base is one of the primary factors we use to calculate your Permitted Withdrawal Limit and your Monthly Benefit payment.

When you purchase the Certificate, we set your initial Benefit Base equal to your Designated Account Value on the Certificate Date. Before you begin taking withdrawals, we will recalculate your Benefit Base when you make an Additional Investment, and on each Certificate Anniversary if your Certificate includes either the Maximum Anniversary Value rider or the income protection rider. For Certificates with the Maximum Anniversary Value rider, the Benefit Base is equal to the greatest of: (1) the Designated Account Value (at issue) plus any Additional Investments; or (2) the Maximum Anniversary Value. For Certificates with the income protection rider, the Benefit Base is equal the greatest of: (1) the Designated Account Value (at issue) plus any Additional Investments; (2) the Maximum Anniversary Value; or (3) the Roll-Up Amount.

o The Maximum Anniversary Value is equal to your highest Designated Account Value at issue or on any Certificate Anniversary, plus any Additional Investments added to your Designated Account since that time.

o The Roll-Up Amount is equal to your Designated Account Value on the Certificate Date plus any Additional Investments added to your Designated Account, increased by 5% on each Certificate Anniversary up to a specified maximum (the "ROLL-UP CAP").

NOTE: THE CALCULATION OF THE MAXIMUM ANNIVERSARY VALUE, THE ROLL-UP AMOUNT AND THE ROLL-UP CAP OCCURS ONLY DURING THE FIRST PHASE OF THE CERTIFICATE AND THE CALCULATION OF THESE VALUES STOPS ON THE BUSINESS DAY IMMEDIATELY AFTER YOU TAKE YOUR FIRST WITHDRAWAL.

The second phase of the Certificate begins when you start taking withdrawals and continues until the Benefit Determination Date. During this second phase we will continue calculating your Benefit Base on each Certificate Anniversary and any other day on which you make an Additional Investment or take an Excess Withdrawal. Additional Investments will increase your Benefit Base by the amount you add to the Designated Account. Additional Investments will also increase your Permitted Withdrawal Limit on the Certificate Anniversary after they are added to the Designated Account. Excess Withdrawals will decrease both your Benefit Base and your Permitted Withdrawal Limit, and this decrease could be GREATER THAN THE AMOUNT WITHDRAWN. Permitted Withdrawals will not impact your Benefit Base or your Permitted Withdrawal Limit. Your Benefit Base will also increase and/or decrease during this second phase under the following circumstances.

o On each Certificate Anniversary, we will increase your Benefit Base to equal your current Designated Account Value if the Designated Account Value is greater than the Benefit Base. This will also increase your Permitted Withdrawal Limit.


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

o If you selected the Cost of Living Adjustment Benefit then on each Certificate Anniversary we will increase your Benefit Base by 3%. This will also increase your Permitted Withdrawal Limit.

o We may also increase the Permitted Withdrawal Limit on the Certificate Anniversary if the Covered Person (or younger Joint Covered Person) has crossed an age band. On each Certificate Anniversary, we will decrease your Benefit Base to equal your current Designated Account Value if this will increase the Permitted Withdrawal Limit. We will make this decrease if: 1) the Benefit Base is greater than the Designated Account Value; 2) the Age Based Income Percentage increased because of the Covered Person's age, and
    3) the combination of the lower Designated Account Value and increased Age Based Income Percentage produces a higher Permitted Withdrawal Limit.

    For example, suppose during one Certificate Year your Permitted Withdrawal Limit is $5,000 based on a 5% Age Based Income Percentage and a Benefit Base of $100,000. If on the Certificate Anniversary your Designated Account Value is $90,000 and you were eligible for an Age Based Income Percentage of 6%, we would decrease your Benefit Base to $90,000 in order to provide you with a higher Permitted Withdrawal Limit of $5,400 based on your new 6% Age Based Income Percentage. This Permitted Withdrawal Limit is the same as would apply to a newly issued Certificate with the same Covered Persons and the same Designated Account Value.

For more information please see "Your Benefit Base" and Appendices F through H for examples of how we calculate the Benefit Base.

NOTE: WE WILL NEVER DECREASE YOUR AGE BASED INCOME PERCENTAGE UNLESS YOU ADD OR REMOVE A COVERED PERSON TO YOUR CERTIFICATE AND WE WILL NOT DECREASE YOUR PERMITTED WITHDRAWAL LIMIT UNLESS YOU TAKE AN EXCESS WITHDRAWAL.

After the Benefit Determination Date, we lock in your current Benefit Base as of the Benefit Determination Date and use that to make Monthly Benefit payments. However, if you selected the Cost of Living Adjustment Benefit, we will continue to increase your Benefit Base by 3% on each Certificate Anniversary.

If you instead elect to purchase an Optional Fixed Annuity, we will permanently decrease your Benefit Base to zero and you will never receive the Monthly Benefit.

NOTE: YOUR BENEFIT BASE IS NOT A CASH VALUE AND IS NOT AVAILABLE TO YOU AS SUCH. WHILE THE BENEFIT BASE IS, IN PART, BASED UPON YOUR DESIGNATED ACCOUNT VALUE, THE BENEFIT BASE IS NOT A GUARANTEE OF ANY DESIGNATED ACCOUNT VALUE.

WHAT IS THE OPTIONAL FIXED ANNUITY?

You may apply all of your Designated Account Value to purchase an Optional Fixed Annuity under the Certificate. If you do we will then make Fixed Annuity Payments to you over the life of the Annuitant(s). If you select this option, we will decrease your Benefit Base to zero and you will never receive the Monthly Benefit.

NOTE: FIXED ANNUITY PAYMENTS ARE NOT THE SAME PAYMENTS YOU WOULD RECEIVE IF WE PAID YOU THE MONTHLY BENEFIT. IF YOU TAKE FIXED ANNUITY PAYMENTS YOU WILL NOT RECEIVE ANY MONTHLY BENEFIT PAYMENTS. YOU SHOULD CONSULT WITH YOUR PROGRAM SPONSOR REPRESENTATIVE BEFORE YOU DECIDE TO CLOSE YOUR DESIGNATED ACCOUNT AND PURCHASE AN OPTIONAL FIXED ANNUITY TO DETERMINE WHETHER THIS DECISION IS APPROPRIATE FOR YOU.

CAN I SEE AN EXAMPLE OF HOW THE CERTIFICATE WORKS?

Appendix A (Certificates without the Cost of Living Adjustment Benefit) and Appendix B (Certificates with the Cost of Living Adjustment Benefit) provide a basic illustration of how the Certificate works. We also provided more detailed examples of how we calculate the different values under the Certificate in Appendices D through J.

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RISK FACTORS

FACTORS AFFECTING THE MONTHLY BENEFIT PAYMENT

In order to maximize your potential to receive Monthly Benefit payments under the Certificate, you must: (1) limit your withdrawals to Permitted Withdrawals each Certificate Year; and (2) invest your Designated Account Value in accordance with currently approved asset allocation programs.

We intend for these limitations to MINIMIZE the risk that your Designated Account Value will decrease to zero (other than an Excess Withdrawal) before the death of the Covered Person(s). BECAUSE WE DESIGNED THESE LIMITATIONS TO LESSEN THE RISK THAT YOUR DESIGNATED ACCOUNT VALUE WILL DECREASE TO ZERO WHILE THE COVERED PERSON(S) IS STILL ALIVE, THEY ALSO SIGNIFICANTLY REDUCE THE LIKELIHOOD THAT WE WILL MAKE ANY MONTHLY BENEFIT PAYMENTS UNDER YOUR CERTIFICATE. In fact, if over time your Designated Account earns enough to support periodic withdrawals that would be equal to or greater than the Permitted Withdrawal Limit, then your Designated Account Value will NEVER decrease to zero and you will NEVER receive the Monthly Benefit.


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

We designed the Certificate to protect the Covered Person(s) from outliving the assets in your Designated Account. If you terminate the Certificate or the Covered Person(s) dies before your Designated Account Value decreases to zero, neither you nor your estate will receive any Monthly Benefit payments.

If you apply all of your Designated Account Value to purchase an Optional Fixed Annuity, you will never receive any Monthly Benefit payments.

If the Annuitant reaches Age 108 (the Maturity Date) and your Designated Account Value has not decreased to zero, unless you instruct us otherwise, we will automatically apply all of your Designated Account Value to Fixed Annuity Payments under Option A if there is one Covered Person or Option B if there are Joint Covered Persons. This means that you will never receive any Monthly Benefit payments.

If you receive Monthly Benefit payments from us under your Certificate, there is a risk that the total amount of payments you receive will not exceed the Total Certificate Charge you paid.

We begin paying you the Monthly Benefit on the Monthly Benefit Start Date. However, there may be a delay of up to 11 months between the time your Designated Account Value decreases to zero and the Monthly Benefit Start Date depending on the withdrawals you have taken during the Certificate Year. For example, if you were to take a monthly withdrawal of one-twelfth of the Annual Withdrawal Limit there would be a delay of up to one month between the Benefit Determination Date and the Monthly Benefit Start Date. (For more information, please see "The Monthly Benefit" section of the prospectus.)

LIKELIHOOD OF BENEFIT BASE INCREASES

We do not automatically increase your Benefit Base when the assets in your Designated Account appreciate in value. We will increase your Benefit Base under the following circumstances.

o During the first two phases of the Certificate if you make Additional Investments to your Designated Account.

o On each Certificate Anniversary during the first two phases of the Certificate if your Designated Account Value is greater than the Benefit Base on that date.

o If you select the Cost of Living Adjustment Benefit (which carries a higher Insurance Charge), on each Certificate Anniversary following the Withdrawal Start Date during phases two and three of the Certificate.

Therefore, there is a risk that your Benefit Base will not increase while you own your Certificate if none of these circumstances occur.

CONSEQUENCES OF TAKING WITHDRAWALS

If you take withdrawals from your Designated Account, those withdrawals come from your own assets in your Designated Account. We are only required to start using our own money to make Monthly Benefit payments to you when and if your Designated Account Value decreases to zero for any reason other than an Excess Withdrawal.

If you take any Excess Withdrawals from your Designated Account (I.E., withdrawals that exceed the Permitted Withdrawal Limit), we will decrease your Benefit Base by an amount that could be substantially more than the actual amount you withdraw. If you take any Excess Withdrawals, the Monthly Benefit payments that you could receive under your Certificate may be decreased or even eliminated. You must carefully manage withdrawals from your Designated Account to avoid decreasing your Benefit Base (and, therefore, your Monthly Benefit) or unintentionally terminating your Certificate. However, due to the long-term nature of the Certificate's guarantee to provide lifetime income, there is a risk that you may need funds in excess of your Permitted Withdrawal Limit, and if you do not have sources of income other than your Designated Account, you may need to take Excess Withdrawals from your Designated Account.

You should carefully consider whether you may need to take Excess Withdrawals while you own the Certificate. If you believe you may need to do so, you should have other sources available to meet these needs. Your Certificate does not require us to warn you or provide you with notice regarding negative consequences that may be associated with your Designated Account activity.

You will be less likely to benefit from your Certificate's guarantee to provide lifetime income if you delay taking withdrawals from your Designated Account because life expectancy decreases over time. You also will be paying for a benefit you are not using. On the other hand, the longer you wait to begin taking withdrawals, the more opportunities you will have to lock in any gains in


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008 your Designated Account Value to the Benefit Base through the Maximum Anniversary Value, or to increase the Benefit Base by 5% under the optional Roll-Up Amount (if available). You should, of course, carefully consider when to begin taking withdrawals, but there is a risk that you will not begin taking withdrawals at the most financially beneficial time for you. Please consult with your Program Sponsor representative as to the appropriate time for you to begin taking withdrawals.

If you do not withdraw the entire Permitted Withdrawal Limit in any Certificate Year, you will not be permitted to carry over the "unused" amount to the next Certificate Year.

If you take a withdrawal from your Designated Account, federal and state income taxes will apply and a 10% federal tax penalty may apply if it is qualified account and you are not yet age 59 1/2.

The assets in your Designated Account are owned by you and not us. We have no control over any of the assets in your Designated Account. The assets in your Designated Account are not subject to our creditors. However, assets in your Designated Account can be directly attached by your creditors. You may sell the assets in your Designated Account at any time at your complete and sole discretion, and without any permission from us. There is a risk that if you pledge the assets in your Designated Account as collateral for a loan and the value of the assets in your Designated Account decrease in value, your creditor will liquidate the assets in your Designated Account to pay the loan (this is called a "margin call"). We will consider the margin call to be a withdrawal from your Designated Account and it will decrease your Benefit Base if it is an Excess Withdrawal. Using the assets in your Designated Account as collateral for a loan, therefore, may cause you to lose some or all of the protection of the insurance guarantee provided by your Certificate.

CHARGES YOU ARE REQUIRED TO PAY

We assess the Insurance Charge and Administrative Charge beginning on the Certificate Date. We do not assess these charges on or after the Benefit Determination Date. We assess these charges regardless of when or if you take withdrawals from your Designated Account and regardless of whether or not we pay you any Monthly Benefit. If you never take withdrawals, or if you never receive the Monthly Benefit, we will not refund the Total Certificate Charges we received.

The Insurance Charge may vary based on the asset allocation program(s) you select, whether there are one or two Covered Persons, and whether Program Sponsor fees are deducted directly from your Designated Account. If any of these circumstances change while you own your Certificate, your Insurance Charge may increase. In addition, we reserve the right to increase the Insurance Charge, although we guarantee that it will not increase by 0.50% more than what it was on the Certificate Date.

You should carefully consider the possibility of an increase to the Insurance Charge before you purchase the Certificate.

APPROVED ASSET ALLOCATION PROGRAMS AND YOUR FINANCIAL NEEDS

We approved the asset allocation programs designed by your Program Sponsor. The programs are intended to minimize the risk that your Designated Account Value will decrease to zero before the death of the Covered Person(s) (other than due to an Excess Withdrawal). In minimizing risk, however, these programs may also limit the potential for your Designated Account Value to appreciate. You may earn a higher rate of return if you did not have to invest according to the approved asset allocation programs. You should consult with your Program Sponsor representative to assist you in determining whether the approved asset allocation programs are suited for your financial needs and risk tolerance.

If you reallocate your Designated Account Value so that any portion is no longer invested in one or more of the approved asset allocation programs, we will provide you notice and a grace period in which to reallocate back to the approved asset allocation program(s). If you do not reallocate your Designated Account Value during the grace period we will terminate your Certificate.

If the Program Sponsor changes the asset allocation program(s) so that it no longer meets our standards, or discontinues an asset allocation program(s) so that the Program Sponsor no longer maintains any qualifying program, we may, at our sole discretion, either:

o require the Program Sponsor to establish a new program, which may include investment guidelines established by us; or

o terminate the Certificate if we cannot reach an agreement with the Program Sponsor to establish and maintain at least one approved asset allocation program.


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

If the Program Sponsor no longer maintains any qualifying programs, you may be able to transfer your Designated Account Value and Benefit Base to a new certificate with another program sponsor and receive a new certificate. However, any new certificate may have different features, charges, or guarantees, and you may have paid a fee for a Certificate benefit that is not available at the new program sponsor. You should discuss this risk with your Program Sponsor representative before purchasing a Certificate.

OUR FINANCIAL STRENGTH AND CLAIMS-PAYING ABILITY

The Certificate is not supported by a separate account, which means if we make any Monthly Benefit payments or Fixed Annuity Payments, we will pay these from our general account. The assets in our general account are subject to any claims by our creditors, and any payment we make from our general account is subject to our financial strength and claims-paying ability. You may obtain information on our financial condition by reviewing our financial statements included in this prospectus.

REGULATORY PROTECTIONS

The guarantee under your Certificate is registered in accordance with the Securities Act of 1933 and the offering of this guarantee must be conducted in accordance with the requirements of this Act. We are also subject to applicable periodic reporting and other requirements imposed by the Securities Exchange Act of 1934. However, Monthly Benefit payments or Fixed Annuity Payments are not subject to registration under the federal securities laws.

We are not an investment adviser and do not provide investment advice to you in connection with your Certificate.

We are not an investment company and therefore we are not registered under the Investment Company Act of 1940, as amended, and the protections provided by this Act are not applicable with respect to your Certificate.

TAX CONSEQUENCES

The Certificate is novel and innovative. To date, the tax consequences of the Certificate have not been addressed in published legal authorities and some of the relevant guidance is potentially susceptible to differing interpretations. However, we believe that, in general, the tax treatment of transactions involving investments in your Designated Account more likely than not will be the same as it would be in the absence of the Certificate. We also intend to treat the Certificate as an annuity contract in reporting taxable income attributable to the Certificate to you and to the Internal Revenue Service. Assuming the Certificate is correctly treated as an annuity contract for tax purposes, lifetime income payments under the Certificate of the Monthly Benefit after your Designated Account Value decreases to zero should be treated as ordinary income that is taxable to the extent provided under the tax rules for annuities. WE CAN PROVIDE NO ASSURANCES, HOWEVER, THAT THE INTERNAL REVENUE SERVICE WILL AGREE WITH US ON THESE ISSUES, OR THAT A COURT WOULD AGREE WITH US IF THE INTERNAL REVENUE SERVICE WERE TO CHALLENGE THE FOREGOING TREATMENT. YOU SHOULD CONSULT A TAX ADVISOR BEFORE PURCHASING A CERTIFICATE. FOR MORE INFORMATION, PLEASE SEE THE "TAXATION OF THE CERTIFICATE" SECTION OF THE PROSPECTUS FOR A DISCUSSION OF TAX ISSUES RELATING TO THE CERTIFICATE.

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THE CERTIFICATE

Under the Certificate, we provide the following insurance guarantee if you comply with certain conditions and restrictions.

You will receive the Monthly Benefit over the life of the Covered Person(s) if your Designated Account Value decreases to zero for any reason other than an Excess Withdrawal while the Certificate is in effect.

Alternatively, you may decide to apply all of your Designated Account Value to purchase an Optional Fixed Annuity and we will make periodic lifetime payments to you based on that Designated Account Value.

The Certificate is issued in the form of an individual certificate provided under a contingent group deferred fixed annuity contract (the Group Contract).

o It is "contingent" because the timing and the amount of Monthly Benefit payments under the Certificate are contingent on certain events taking place, which may never occur.

o It is "deferred" because you will not begin receiving the Monthly Benefit until a later date, if you receive it at all.

o It is "fixed" because we will make Monthly Benefit payments, if any, in a fixed amount (although if you selected the Cost of Living Adjustment Benefit we will increase these payments by 3% each year).


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

NOTE: TO OBTAIN THE MAXIMUM POTENTIAL MONTHLY BENEFIT UNDER YOUR CERTIFICATE, YOU MUST NOT WITHDRAW MORE THAN THE PERMITTED AMOUNT FROM YOUR DESIGNATED ACCOUNT EACH YEAR AND YOU MUST ALLOCATE YOUR DESIGNATED ACCOUNT VALUE TO THE APPROVED ASSET ALLOCATION PROGRAM(S). WE CHARGE YOU A PERIODIC INSURANCE CHARGE AND ADMINISTRATIVE CHARGE TO COMPENSATE US FOR THE BENEFITS WE PROVIDE UNDER THE CERTIFICATE.

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PURCHASING YOUR CERTIFICATE

The Certificate is an individual certificate provided under the Group Contract, which we issued to the Program Sponsor. You may apply for a Certificate through the Program Sponsor by completing an application either when you open your Designated Account or at any time after that. We reserve the right to accept or refuse an application for a Certificate at any time at our sole discretion. Please note that we may discontinue offering the Certificate at any time and the Certificate may not be available in all states.

In order for us to issue the Certificate you must comply with all of the following on the Certificate Date.

o Your Designated Account Value must meet the minimum permitted amount set out in Appendix C. In addition, you must get our prior approval for your application if there is more than $5 million in your Designated Account. This includes amounts invested in accounts under other certificates issued under the Group Contract (or issued under a similar group contract or under an individual contract).

o You must allocate all of your Designated Account to one or more of the approved asset allocation programs set out in Appendix C.

o If you designate one Covered Person he/she must be at least age 50 and cannot be older than age 80.

o If you designate Joint Covered Persons they must be recognized as spouses under the Federal Tax Code. Both Covered Persons must be at least age 50 and no
  Covered Person can be older than age 80.

Under the Certificate we guarantee that you will receive Monthly Benefit payments over the lifetime of the Covered Person(s) if at any time while the Certificate is in effect your Designated Account Value decreases to zero for any reason other than an Excess Withdrawal.

NOTE: THE NUMBER OF COVERED PERSONS IMPACTS BOTH THE INSURANCE CHARGE AND HOW LONG MONTHLY BENEFITS WILL CONTINUE.


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THE CERTIFICATE OWNER

You, the Certificate Owner, are the purchaser of the Certificate and the person who has the rights and options stated in the Certificate. You must be an owner of the Designated Account. If the Designated Account is jointly owned, either owner may be named as the sole Certificate Owner, or both owners may be named as Joint Certificate Owners if they are recognized as spouses under the Federal Tax Code on the Certificate Date.

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THE COVERED PERSON(S)

The Covered Person is the person upon whose age and lifetime we base Monthly Benefit Payments. If there are Joint Covered Persons, we will pay the Monthly Benefit until the deaths of both Covered Persons so long as the Covered Persons are recognized as spouses under the Federal Tax Code on the Monthly Benefit Start Date.

If there is only one Covered Person, he/she must be a Certificate Owner unless the Certificate is owned by a non-individual. If the Certificate Owner is a non-individual, the Covered Person must be the Annuitant and must have a beneficial interest in the Designated Account at all times. On the Certificate Date the Covered Person must be at least age 50 and cannot be older than age 80.

NOTE FOR JOINT CERTIFICATE OWNERS DESIGNATING ONLY ONE COVERED PERSON: IF THE COVERED PERSON DIES BEFORE THE MONTHLY BENEFIT START DATE THE CERTIFICATE WILL TERMINATE AND MONTHLY BENEFIT PAYMENTS WILL NOT BE AVAILABLE TO YOU. THIS MEANS YOU WILL HAVE PAID CHARGES FOR THE CERTIFICATE WITHOUT RECEIVING ANY BENEFIT FROM IT.

If there are Joint Covered Persons they must be recognized as spouses under the Federal Tax Code and both Joint Covered Persons must have a beneficial interest in the Designated Account at all times. On the day that a Joint Covered Person is added to the Certificate, the Joint Covered Person must be at least age 50 and cannot be older than age 80.


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

For Non-Qualified Certificates with Joint Covered Persons:

o   the spouses must be Joint Certificate Owners; or
o one spouse must be the Annuitant and the other spouse must be the sole primary beneficiary if the sole Certificate Owner is a non-individual; or
o one spouse must be the sole Certificate Owner and Annuitant and the other spouse must be the sole primary beneficiary.

For Qualified Certificates with Joint Covered Persons:

o one spouse must be both the sole Cerificate Owner and Annuitant and the other spouse must be the sole primary beneficiary; or

o if the Cerificate is owned by a non-individual, then one spouse must be the Annuitant and the other spouse must be the sole primary beneficiary. However, if we require a non-individual Cerificate Owner to also be the sole primary beneficiary, then one spouse must be the Annuitant and the other spouse must be the sole contingent beneficiary.

NOTE: A PERSON WILL NO LONGER QUALIFY AS A COVERED PERSON AND WILL BE REMOVED FROM THE CONTRACT IF THAT PERSON IS NO LONGER A CERTIFICATE OWNER, JOINT CERTIFICATE OWNER, ANNUITANT, SOLE PRIMARY BENEFICIARY, OR SOLE CONTINGENT BENEFICIARY AS REQUIRED ABOVE. IN ADDITION, THE CERTIFICATE WILL TERMINATE IF A COVERED PERSON NO LONGER HAS A BENEFICIAL INTEREST IN THE DESIGNATED ACCOUNT.

ADDING A JOINT COVERED PERSON AFTER THE CERTIFICATE DATE

After the Certificate Date and before the Withdrawal Start Date, if the Certificate has only one Covered Person, a Certificate Owner may add a Joint Covered Person to the Certificate by sending us Notice. The Joint Covered Person must be recognized as the spouse of the existing sole Covered Person under the Federal Tax Code. The Joint Covered Person must be at least age 50 and cannot be older than age 80 on the date they are added to the Certificate. In addition the Joint Covered Person must either: a) have turned 50 years old within 60 days of our receipt of Notice to add the Joint Covered Person, or b) have married the existing sole Covered Person within 60 days of our receipt of Notice to add the Joint Covered Person.

On the first Due Date after we add the Joint Covered Person to the Certificate we will increase the Insurance Charge rate to equal the rate for Joint Covered Persons. In addition, after we add the Joint Covered Person to the Certificate we will use the Age of the younger Joint Covered Person for the Age Based Income Percentage that we use to calculate the Permitted Withdrawal Limit and the Monthly Benefit.

DEATH OF A JOINT COVERED PERSON BEFORE THE MONTHLY BENEFIT START DATE

If a Joint Covered Person dies before the Monthly Benefit Start Date, the surviving Joint Covered Person will become the sole Covered Person on the date we receive due proof of death if the Joint Covered Persons were recognized as spouses under the Federal Tax Code on the date of death. However, if the Joint Covered Persons were not recognized as spouses under the Federal Tax Code on the date of death, the Certificate will terminate as of the date of divorce. On the first Due Date after the date we receive due proof of such death, we will decrease the Insurance Charge rate to equal the rate for a single Covered Person. In addition, after we receive due proof of death of the Joint Covered Person we will use the Age of the surviving Covered Person for the Age Based Income Percentage that we use to calculate the Permitted Withdrawal Limit and the Monthly Benefit.

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THE ANNUITANT

If the Designated Account Value is applied to an Optional Fixed Annuity, the Annuitant is the person upon whose age and lifetime we base Fixed Annuity Payments. You designate an Annuitant at the time you purchase the Certificate. At all times, the Annuitant must either be a Certificate Owner or an individual with a beneficial interest in the Designated Account. If the Annuitant dies before the Annuity Date and they were not the sole Covered Person, you may appoint a new Annuitant subject to our approval. However, if the Annuitant dies before the Annuity Date and they were the sole Covered Person, the Certificate will terminate. For more information, please see "Change of Certificate Owner, Covered Person(s) or Annuitant."

On the Annuity Date you may also add a joint Annuitant to the Certificate if that person is recognized as your spouse under the Federal Tax Code.


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

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CHANGE OF CERTIFICATE OWNER, COVERED PERSON(S) OR ANNUITANT

You may not change a Certificate Owner, Covered Person(s) or Annuitant without our prior approval. Any change must also comply with our then current approval guidelines. We will not approve any change that violates any federal or state law. To request a change, you must send us Notice. If there are Joint Certificate Owners, both must agree in writing to the change. If we approve a change, it will be effective as of the date we receive the Notice. We will not be responsible for any tax consequences of such a change. We will not be liable for any actions taken before we receive the Notice, approve it, and record the change.

If we approve a request to change the Covered Person(s) we will use the Age of the new Covered Person (or the age of new younger Joint Covered Person, if applicable) for the Age Based Income Percentage that we use to calculate the Permitted Withdrawal Limit and the Monthly Benefit on the first Due Date after we approve the request.

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DIVORCE

If you and your spouse divorce, you must immediately provide Notice to us of the divorce and any other information we may require. We will comply with applicable law or court order regarding the Certificate. If the applicable law or the court order requires us to divide the Designated Account, any Monthly Benefit payments, or any Fixed Annuity Payments, we will issue one of the former spouses a new Certificate and we will issue a new Certificate schedule for the original Certificate to the other former spouse. These documents will reflect the changes in the Certificate Owner, Covered Person(s) and Annuitant(s). Following a divorce, both the original Certificate and any new Certificate we issue must comply with our rules on who may be the Certificate Owner, Covered Person(s) and Annuitant. On the original Certificate we will decrease the Insurance Charge rate to reflect the change to a sole Covered Person beginning on the Due Date after we receive Notice of the divorce. In addition, after we receive Notice of the divorce we will use the Age of the sole Covered Person for the Age Based Income Percentage that we use to calculate the Permitted Withdrawal Limit and the Monthly Benefit. If there are withdrawals from the Designated Account in connection with the divorce, they will be treated as withdrawals under the original Certificate.

If a divorce occurs before the Monthly Benefit Start Date, and if one of the Certificate Owners or Covered Persons dies before we receive Notice of the divorce, we will terminate your Certificate as of the date of the divorce to comply with the Federal Tax Code.

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TOTAL CERTIFICATE CHARGE: THE INSURANCE CHARGE AND ADMINISTRATIVE CHARGE

When you purchase your Certificate, you are required to pay to us an Insurance Charge and an Administrative Charge, which together we call the Total Certificate Charge. We calculate the Insurance Charge and Administrative Charge as a percentage of your Benefit Base on an annual basis. The estimated Total Certificate Charge is due in advance for each quarterly period, which begins on a Due Date and ends on the day before the next Due Date. At the end of each quarterly period we will compare the estimated Total Certificate Charge we assessed at the beginning of the period to the actual charge that was due during the period (the final Total Certificate Charge) and adjust the estimated Total Certificate Charge for the next period as necessary.

We do not assess the Total Certificate Charge after the Benefit Determination Date. In addition, we will not refund the amount of any estimated Total Certificate Charge you paid in advance for the period after the Benefit Determination Date through the next Due Date.

We also do not assess the Total Certificate Charge on or after the Annuity Date. If the Annuity Date is not a Due Date, we will add the amount of the estimated Total Certificate Charge you paid in advance from the date of election through the next Due Date to your Designated Account Value before calculating your Fixed Annuity Payments.

NOTE: BECAUSE WE CALCULATE THE ESTIMATED TOTAL CERTIFICATE CHARGE AS A PERCENTAGE OF YOUR BENEFIT BASE, THE DOLLAR AMOUNT THAT WE DEDUCT WILL INCREASE (ALTHOUGH THE PERCENTAGE CHARGE WILL REMAIN THE SAME) IF YOUR BENEFIT BASE INCREASES.


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INSURANCE CHARGE

The Insurance Charge is the amount you pay to compensate us for the benefits we provide under your Certificate. The Insurance Charge may vary based on:

o the asset allocation program(s) you select,

o whether there are one or two Covered Persons (the Insurance Charge is higher for Joint Covered Persons),

o whether Program Sponsor fees are deducted directly from your Designated Account (if so, the Insurance Charge is higher), and

o whether you select the Cost of Living Adjustment Benefit (the Insurance Charge is higher if you select this feature).

TO SEE THE CURRENT INSURANCE CHARGE FOR YOUR CERTIFICATE, PLEASE SEE APPENDIX C.

INCREASE IN THE INSURANCE CHARGE

The Insurance Charge may vary based on the asset allocation program(s) you select, whether there are one or two Covered Persons, and whether Program Sponsor fees are deducted directly from your Designated Account. Therefore, you should carefully consider how a change in these circumstances may impact your Total Certificate Charge.

In addition, we reserve the right to change your Insurance Charge on each fifth Certificate Anniversary. We base any change on our future expectation of the cost of providing you the benefits under your Certificate. However, we will never increase your Insurance Charge by 0.50% more than what it was on the Certificate Date.

If we increase your Insurance Charge, we will notify you in writing of your new Insurance Charge.

ADMINISTRATIVE CHARGE

The Administrative Charge is the amount you pay to compensate us for the cost of administering, distributing and maintaining your Certificate. As of the date of this prospectus, we assess an Administrative Charge of 0.25% of your Benefit Base on an annual basis.

CALCULATION OF THE ESTIMATED TOTAL CERTIFICATE CHARGE

On each Due Date, we assess an estimated Total Certificate Charge for the upcoming period. Because we may assess a different Insurance Charge rate for each approved asset allocation program, we estimate a separate Total Certificate Charge for EACH asset allocation program.

The ESTIMATED TOTAL CERTIFICATE CHARGE FOR AN ASSET ALLOCATION PROGRAM is equal to: DTC X BB X DAVP X CD

DTC        = The daily Total Certificate Charge for that program, which is the
             Total Certificate Charge for the program DIVIDED BY the number of calendar days in the applicable Certificate Year.
BB         = The Benefit Base on the Due Date.
DAVP       = The portion of your Designated Account Value in that program on the
             Due Date DIVIDED BY your total Designated Account Value on the Due Date.
CD         = The number of calendar days in the period.

Your estimated Total Certificate Charge for a given period is equal to the sum of the estimated Total Certificate Charge for each approved asset allocation program you select. This estimated Total Certificate Charge is the amount you must pay on the Due Date. FOR AN EXAMPLE OF HOW WE CALCULATE THE ESTIMATED TOTAL CERTIFICATE CHARGE ON A GIVEN DUE DATE, PLEASE SEE APPENDIX D.

CALCULATION OF THE FINAL TOTAL CERTIFICATE CHARGE

On the second and later Due Dates, we look back over the previous period to determine whether the estimated Total Certificate Charge you paid at the beginning of the period was too high or too low based on your actual Designated Account activity during that period. We do this by calculating a Total Certificate Charge adjustment, which reflects the actual Designated Account Value in each approved asset allocation program during the previous period.

For EACH DAY during the previous period, the ACTUAL DAILY TOTAL CERTIFICATE CHARGE FOR EACH ASSET ALLOCATION PROGRAM IN WHICH DESIGNATED ACCOUNT VALUE WAS ALLOCATED is equal to: DTC X BB X DAVP where:

DTC = The daily Total Certificate Charge for that approved asset allocation program.

BB   = The Benefit Base on that day.

DAVP = The portion of your Designated Account Value in that program on that day DIVIDED BY your total Designated Account Value on that day.

       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

The final Total Certificate Charge for the previous period is equal to the sum of the actual daily Total Certificate Charge for each asset allocation program to which you allocated Designated Account Value. We then determine the Total Certificate Charge adjustment, which indicates you overpaid or underpaid for the previous period. The Total Certificate Charge adjustment is equal to the final Total Certificate Charge at the end of the period MINUS the estimated Total Certificate Charge paid on the previous Due Date.

o If the Total Certificate Charge adjustment is NEGATIVE, we decrease the estimated Total Certificate Charge due on the current Due Date by this amount.

o If the Total Certificate Charge adjustment is POSITIVE, we increase the estimated Total Certificate Charge due on the current Due Date by this amount.

For an example of how we calculate the final Total Certificate Charge on a given Due Date, please see Appendix D.

NOTE: REALLOCATING YOUR DESIGNATED ACCOUNT VALUE, MAKING ADDITIONAL INVESTMENTS AND TAKING EXCESS WITHDRAWALS MAY CAUSE THE FINAL TOTAL CERTIFICATE CHARGE WE ASSESS AT THE END OF THE PERIOD TO BE MORE OR LESS THAN THE ESTIMATED CHARGE WE CALCULATED AT THE BEGINNING OF THE PERIOD BECAUSE THESE ACTIVITIES MAY CHANGE THE INSURANCE CHARGE, OR THE BENEFIT BASE.

PAYMENT OF THE TOTAL CERTIFICATE CHARGE

The Program Sponsor will automatically deduct the Total Certificate Charge from your Designated Account or another account you maintain with the Program Sponsor on each Due Date. If the charge is deducted from your Designated Account, the Program Sponsor will deduct this charge through the sale or transfer of assets from your Designated Account. We do not consider the deduction of the Total Certificate Charge to be a withdrawal under the Certificate.

TERMINATION OF THE CERTIFICATE

If your Certificate terminates for any reason other than failure to pay the Total Certificate Charge on a Due Date, we will calculate whether there has been an overpayment or underpayment of the Total Certificate Charge as of the date of termination. We will use the same formulas that we use when calculating the final Total Certificate Charge, and will determine the amount of the charge for the period beginning on the prior Due Date and ending on the termination date. If this amount is positive, we will provide this amount to the Program Sponsor, who will deposit it into your Designated Account or otherwise refund it to you. If this amount is negative, the Program Sponsor will deduct it from your Designated Account and pay it to us.

GRACE PERIOD

We allow a 30-day grace period for payment of the estimated Total Certificate Charge. If we do not receive the amount due at our Customer Service Center by the end of the 30-day grace period, we will immediately terminate your Certificate and all benefits will end.

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YOUR DESIGNATED ACCOUNT

APPROVED ASSET ALLOCATION PROGRAM(S)

You must continually invest your Designated Account Value in one or more of the asset allocation programs offered by the Program Sponsor and approved by us. Please see Appendix C for more information on the Program Sponsor and the approved asset allocation program(s) currently available to you. The Program Sponsor's Form ADV Part II, Schedule H also provides more detailed information regarding the approved asset allocation program(s). For more information on Schedule H of the Form ADV Part II please contact your Program Sponsor representative.

We reserve the right to approve additional asset allocation programs and to remove the approval status from the current asset allocation programs. If we remove approval status, we will provide you with written notice of the change at least 30 days in advance of the change. If any portion of your Designated Account Value is allocated to an asset allocation program that is no longer approved, you must reallocate that portion into one or more approved asset allocation programs within the 30-day grace period. If you do not reallocate the entire portion that is in the non-approved program by the end of the 30-day grace period, we will terminate your Certificate on that date.


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

If the Program Sponsor changes the asset allocation program(s) so that it no longer meets our standards, or discontinues an asset allocation program(s) so that the Program Sponsor no longer maintains any qualifying program, we may, at our sole discretion, either:

o require the Program Sponsor to establish a new program, which may include investment guidelines established by us; or

o terminate the Certificate if we cannot reach an agreement with the Program Sponsor to establish and maintain at least one approved asset allocation program.

If the Program Sponsor no longer maintains any qualifying programs, you may be able to transfer your Designated Account Value and Benefit Base to a new certificate with another program sponsor and receive a new certificate. However, any new certificate may have different features, charges, or guarantees, and you may have paid a fee for a Certificate benefit that is not available at the new program sponsor. You should discuss this risk with your Program Sponsor representative before purchasing a Certificate.

NOTE: YOU SHOULD CONSULT WITH YOUR PROGRAM SPONSOR REPRESENTATIVE TO ASSIST YOU IN DETERMINING WHETHER THE APPROVED ASSET ALLOCATION PROGRAM(S) ARE SUITED FOR YOUR FINANCIAL NEEDS AND RISK TOLERANCE. IN ADDITION, THE INSURANCE CHARGE MAY DIFFER BETWEEN THE ASSET ALLOCATION PROGRAM(S). FOR MORE INFORMATION, PLEASE SEE APPENDIX C.

REALLOCATION OF THE DESIGNATED ACCOUNT VALUE

You may reallocate the money in your Designated Account Value to any of the approved asset allocation programs. If you reallocate your Designated Account Value so that any portion is not invested in an approved asset allocation program, we will notify you in writing that your reallocation fails to comply with our requirements. Within ten days of the date of our notice, you must reallocate that portion of your Designated Account Value into one or more of the approved asset allocation programs. If you do not make this reallocation by the end of the ten-day grace period, we will terminate your Certificate as of the date that you first transferred the Designated Account Value out of the approved asset allocation program(s).

ADDITIONAL INVESTMENTS TO THE DESIGNATED ACCOUNT

An Additional Investment is money you add or transfer to your Designated Account and allocate to an approved asset allocation program. We do NOT consider any proceeds from the assets held in your Designated Account to be Additional Investments. Proceeds include:

o   investment returns;
o   appreciation;
o   dividends; and
o   realized or unrealized investment gains.

Additional Investments that you make to your Designated Account before the Benefit Determination Date or Annuity Date will increase the Designated Account Value, the Benefit Base, and they may increase the Permitted Withdrawal Limit. Any Additional Investments that you make to your Designated Account after the Benefit Determination Date will not increase the Monthly Benefit Payment. Any Additional Investments that you make to your Designated Account on or after the Annuity Date will not increase the Fixed Annuity Payments.

You cannot invest more than $5 million in your Designated Account without our prior approval (this includes amounts invested in accounts under other certificates issued under the Group Contract, or issued under a similar group contract or under an individual contract). If your initial Designated Account Value plus any Additional Investments exceeds $5 million, we will provide you with written notice that you have made an Excess Investment. You must withdraw the Excess Investment from your Designated Account within 60 days of the date of our notice. If you fail to do so, we will terminate your Certificate as of the date you made the Excess Investment. We do not consider the removal of an Excess Investment to be a withdrawal under the Certificate. We will not refund any Total Certificate Charge incurred during the time the Excess Investment was in the Designated Account.

If you add money to your Designated Account within ten days after taking a withdrawal and allocate that money to the approved asset allocation program(s), we will consider:

o up to the amount withdrawn to be a cancellation of the withdrawal and not an Additional Investment, and

o any amount in excess of the amount withdrawn to be an Additional Investment.


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NOTE: ADDITIONAL INVESTMENTS WILL NOT INCREASE THE BENEFIT BASE UNTIL THE BUSINESS DAY AFTER THEY ARE ADDED TO THE DESIGNATED ACCOUNT.

REDUCTION OF THE DESIGNATED ACCOUNT VALUE TO ZERO

If your Designated Account Value decreases to zero at any time while the Certificate is in effect, one of the following will occur:

o If your Designated Account Value decreases to zero due to an Excess Withdrawal, we will terminate your Certificate as of the date of the Excess Withdrawal even if your Benefit Base is greater than zero. FOR MORE INFORMATION, PLEASE SEE THE "WITHDRAWALS FROM YOUR DESIGNATED ACCOUNT" SECTION OF THE PROSPECTUS.

o If your Designated Account Value decreases to zero for any reason other than an Excess Withdrawal, we will make Monthly Benefit payments to you for the life of the Covered Person(s). FOR MORE INFORMATION, PLEASE SEE THE "THE MONTHLY BENEFIT" SECTION OF THE PROSPECTUS.

DESIGNATED ACCOUNT TRANSACTIONS

On each Business Day we will receive information from the Program Sponsor concerning your Designated Account Value and the transactions processed in your Designated Account. We will track your Designated Account Value and the transactions in your Designated Account to calculate the amount of your Benefit Base on an ongoing basis.

VALUATION OF CERTAIN DESIGNATED ACCOUNT ASSETS

If your Designated Account Value has not reached zero, but only holds securities that cannot be valued, we reserve the right to assign a value of $0 to your Designated Account for purposes of the Certificate.

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WITHDRAWALS FROM YOUR DESIGNATED ACCOUNT

You may begin taking withdrawals from your Designated Account at any time subject to your agreement with the Program Sponsor and subject to any federal tax consequences, including withdrawal restrictions applicable to certain Qualified Certificates. (As with any investment account, you must first liquidate assets to provide cash. The Program Sponsor may apply brokerage and/or redemption fees to any such liquidation. Please see your agreement with the Program Sponsor for more information.) PLEASE SEE THE "TAXATION OF THE CERTIFICATE" SECTION OF THE PROSPECTUS FOR MORE INFORMATION. The day you take the first withdrawal from your Designated Account is the Withdrawal Start Date.

MONEY REMOVED FROM THE DESIGNATED ACCOUNT THAT IS NOT CONSIDERED A WITHDRAWAL

Any money that is removed from your Designated Account while your Certificate is in effect (including money removed for the sale, exchange, or transfer of assets in your Designated Account) is considered a withdrawal EXCEPT the following.

o Amounts withdrawn to pay the Total Certificate Charge.

o Amounts withdrawn to pay fees of the Program Sponsor.*

o Amounts withdrawn to remove an Excess Investment.

o Amounts withdrawn to pay redemption fees or other charges imposed by the issuer(s) of the assets held in your Designated Account.

o Amounts received as capital gain and dividend distributions, whether or not these gains or distributions were reinvested in your Designated Account.

* We WILL consider any amount deducted from your Designated Account to pay the Program Sponsor fees in EXCESS of 0.5% of your Designated Account Value per quarter to be a withdrawal. In addition, if this withdrawal exceeds your Permitted Withdrawal Limit for the Certificate Year, the portion that exceeds the Permitted Withdrawal Limit will be an Excess Withdrawal.

CANCELLATION OF A WITHDRAWAL

You may cancel a withdrawal (and, therefore, the Withdrawal Start Date) by adding at least as much money to your Designated Account as you previously withdrew within ten days of the withdrawal. To cancel the withdrawal you must allocate this money to one or more of the approved asset allocation programs. We will consider any amount that you deposit in excess of the amount withdrawn to be an Additional Investment. If the amount you deposit is less than the amount you withdrew, we will only cancel the portion of the withdrawal that is equal to the amount you deposited.

CLASSIFICATION OF WITHDRAWALS

We classify withdrawals you take under the Certificate as either Permitted Withdrawals or Excess Withdrawals. A Permitted Withdrawal is a withdrawal from your Designated Account that does not cause the total amount withdrawn in that


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

Certificate Year to be greater than the Permitted Withdrawal Limit (described below). In a Certificate Year, if you withdraw more than the Permitted Withdrawal Limit, we call the amount of the withdrawal that is more than the permitted amount an Excess Withdrawal. Please keep in mind that we consider Program Sponsor fees in EXCESS of 0.5% of your Designated Account Value per quarter to be a withdrawal. These Program Sponsor fees are automatically deducted from your Designated Account on a periodic basis. Depending on the total amount withdrawn from the Designated Account during a Certificate Year, the deduction of these fees may result in an Excess Withdrawal.

NOTE: TO OBTAIN THE MAXIMUM POTENTIAL MONTHLY BENEFIT UNDER YOUR CERTIFICATE, YOUR TOTAL WITHDRAWALS FROM YOUR DESIGNATED ACCOUNT DURING A CERTIFICATE YEAR MUST NOT EXCEED THE PERMITTED WITHDRAWAL LIMIT.

NOTE: EXCESS WITHDRAWALS WILL DECREASE YOUR BENEFIT BASE, YOUR PERMITTED WITHDRAWAL LIMIT, ANY FUTURE MONTHLY BENEFIT PAYMENTS, AND MAY EVEN ELIMINATE FUTURE MONTHLY BENEFIT PAYMENTS. EXCESS WITHDRAWALS MAY INCLUDE PROGRAM SPONSOR FEES THAT ARE IN EXCESS OF 0.5% OF YOUR DESIGNATED ACCOUNT VALUE PER QUARTER. IF YOUR DESIGNATED ACCOUNT VALUE DECREASES TO ZERO DUE TO AN EXCESS WITHDRAWAL, WE WILL TERMINATE YOUR CERTIFICATE EVEN IF YOUR BENEFIT BASE IS GREATER THAN ZERO, AND YOU WILL NOT RECEIVE ANY BENEFITS UNDER YOUR CERTIFICATE.

PERMITTED WITHDRAWAL LIMIT

The Permitted Withdrawal Limit is the maximum amount that you may withdraw each Certificate Year from your Designated Account WITHOUT REDUCING OR ELIMINATING THE BENEFITS under your Certificate. We initially calculate the Permitted Withdrawal Limit on the Withdrawal Start Date and we recalculate it on each Certificate Anniversary that occurs on or before the Benefit Determination Date. We do not calculate the Permitted Withdrawal Limit after the Benefit Determination Date.

On the Withdrawal Start Date, the Permitted Withdrawal Limit is equal to the Age Based Income Percentage as set forth in the following chart MULTIPLIED BY the greater of: the Designated Account Value as of the end of the previous Business Day, or the Benefit Base on the Withdrawal Start Date.

On each Certificate Anniversary that occurs after the Withdrawal Start Date and on or before the Benefit Determination Date, the Permitted Withdrawal Limit is equal to the GREATER of:

o the Designated Account Value as of the end of the previous Business Day MULTIPLIED BY the Age Based Income Percentage on the current Certificate Anniversary as set forth in the following chart; or

o the Benefit Base as of the current Certificate Anniversary MULTIPLIED BY the Age Based Income Percentage on the previous Certificate Anniversary (or the Withdrawal Start Date, if later) as set forth in the following chart.


AGE OF THE SOLE COVERED PERSON, OR THE AGE        AGE BASED INCOME            AGE BASED INCOME
OF THE YOUNGER JOINT COVERED PERSON           PERCENTAGE WITHOUT THE     PERCENTAGE WITH THE COST
                                             COST OF LIVING ADJUSTMENT      OF LIVING ADJUSTMENT
                                                       BENEFIT                     BENEFIT
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                  50 - 59                                4%                          3%
                  60 - 69                                5%                          4%
                  70 - 79                                6%                          5%
                   80 +                                  7%                          6%

THIS MEANS THE AGE BASED INCOME PERCENTAGE WILL NOT NECESSARILY INCREASE WHEN THE COVERED PERSON (OR YOUNGER JOINT COVERED PERSON) CROSSES AN AGE BAND. The Age Based Income Percentage will only increase on a Certificate Anniversary if the Covered Person is/has crossed an age band and the Permitted Withdrawal Limit based on the Designated Account Value is greater than your current Permitted Withdrawal Limit.

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EXAMPLE: Assume you select a Certificate and do not select any optional features. You are 58 years old and are the Covered Person, both your Designated Account Value and Benefit Base are $100,000 on the date we issue the Certificate, and you make no Additional Investments. You begin taking withdrawals in the tenth month of the second Certificate Year and the Age Based Income Percentage at that time is 4%. You never take any Excess Withdrawals. On the second Certificate Anniversary you are now 60 years old and the Designated Account Value has fallen to $79,000. The Permitted Withdrawal Limit on the second Certificate Anniversary is equal to the greater of:

o the Designated Account Value MULTIPLIED BY the new Age Based Income Percentage ($79,000 x 5% = $3,950); or

o the Benefit Base MULTIPLIED BY the previous Age Based Income Percentage ($100,000 x 4% = $4,000).


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

So on the second Certificate Anniversary your Permitted Withdrawal Limit does not change. On the third Certificate Anniversary you are now 61 years old and the Designated Account Value is $82,000. The Permitted Withdrawal Limit on the third Certificate Anniversary is equal to the greater of:

o the Designated Account Value MULTIPLIED BY the current Age Based Income Percentage ($82,000 x 5% = $4,100); or

o the Benefit Base MULTIPLIED BY the previous Age Based Income Percentage ($100,000 x 4% = $4,000).

On the third Certificate Anniversary we would increase the Age Based Income Percentage and your Permitted Withdrawal Limit even though you actually crossed the age band sometime on or before the second Certificate Anniversary. FOR ADDITIONAL EXAMPLES OF HOW WE CALCULATE THE PERMITTED WITHDRAWAL LIMIT, PLEASE SEE APPENDIX E.

NOTE: IF YOU WITHDRAW LESS THAN THE PERMITTED WITHDRAWAL LIMIT IN ANY GIVEN CERTIFICATE YEAR, ANY "UNUSED" PORTION IS NOT AVAILABLE AS A PERMITTED WITHDRAWAL IN FUTURE CERTIFICATE YEARS.

NOTE: IN THE CASE OF JOINT COVERED PERSONS, IF THE YOUNGER JOINT COVERED PERSON DIES WHILE YOU ARE TAKING WITHDRAWALS FROM THE DESIGNATED ACCOUNT, ON THE NEXT CERTIFICATE ANNIVERSARY WE WILL USE THE AGE BASED INCOME PERCENTAGE BASED UPON THE AGE OF THE SURVIVOR TO CALCULATE ALL FUTURE PERMITTED WITHDRAWAL LIMITS. BECAUSE WE BASE THE AGE BASED INCOME PERCENTAGE ON THE AGE OF THE YOUNGER JOINT COVERED PERSON, THE AGE BASED INCOME PERCENTAGE WILL NEVER DECREASE DUE TO THE DEATH OF A JOINT COVERED PERSON. IF YOU REINSTATE A PREVIOUSLY TERMINATED CERTIFICATE

On the reinstatement date we will first set your Benefit Base equal to the Designated Account Value as of the end of the reinstatement date. We will then reset your Permitted Withdrawal Limit to equal this Benefit Base MULTIPLIED BY the Age Based Income Percentage on the reinstatement date as set forth in the chart above. Following the reinstatement date, we will determine your Permitted Withdrawal Limit as previously described in this section.

REQUIRED MINIMUM DISTRIBUTIONS

If necessary, we will increase your Permitted Withdrawal Limit to equal the required minimum distribution amount that must be distributed under the Federal Tax Code from the Designated Account for this Certificate. We will consider any amounts you withdraw to satisfy a required minimum distribution for another account that are in excess of the Permitted Withdrawal Limit to be an Excess Withdrawal. We must receive Notice that you are taking required minimum distributions from your Designated Account. We reserve the right to change our treatment of required minimum distributions to remain in compliance with applicable law.

ADMINISTRATION OF WITHDRAWALS

The Program Sponsor will administer your requests for withdrawals and will pay you all amounts you withdraw from your Designated Account.

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YOUR BENEFIT BASE

Your Benefit Base is one of the factors we use to calculate your Permitted Withdrawal Limit and your Monthly Benefit.

NOTE: THE BENEFIT BASE IS NOT A CASH VALUE AND IS NOT AVAILABLE TO YOU AS SUCH. WHILE THE BENEFIT BASE IS BASED IN PART UPON YOUR DESIGNATED ACCOUNT VALUE, THE BENEFIT BASE IS NOT A GUARANTEE OF ANY DESIGNATED ACCOUNT VALUE.

THE BENEFIT BASE DURING PHASE ONE (INCLUDING THE MAXIMUM ANNIVERSARY VALUE AND THE ROLL-UP AMONT)

The first day of phase one is the Certificate Date and the last day is the Withdrawal Start Date. During this phase we only calculate the Benefit Base on Certificate Anniversaries and when you make an Additional Investment. On the Certificate Date the Benefit Base is equal to your Designated Account Value. After the Certificate Date and on or before the Withdrawal Start Date we calculate the Benefit Base as follows.

CERTIFICATES WITHOUT EITHER THE MAXIMUM ANNIVERSARY VALUE RIDER OR THE INCOME PROTECTION RIDER. The Benefit Base will only increase if you make an Additional Investment, and we add any Additional Investments to the Benefit Base on the Business Day after they are added to your Designated Account.

CERTIFICATES WITH THE MAXIMUM ANNIVERSARY VALUE RIDER. The Benefit Base is equal to the GREATER of:

o the Benefit Base as of the previous Business Day PLUS any Additional Investment added to the Designated Account on the previous Business Day, or


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

o   the Maximum Anniversary Value.

CERTIFICATES WITH THE INCOME PROTECTION RIDER. The Benefit Base is equal to the GREATER of:

o the Benefit Base as of the previous Business Day PLUS any Additional Investment added to the Designated Account on the previous Business Day,

o   the Maximum Anniversary Value, or
o   the Roll-Up Amount.

THE MAXIMUM ANNIVERSARY VALUE

We calculate the Maximum Anniversary Value during this phase as follows.

    o On the Certificate Date the Maximum Anniversary Value is equal to your Designated Account Value.

    o We add any Additional Investments to the Maximum Anniversary Value on the Business Day after they are added to your Designated Account.

    o On each Certificate Anniversary the Maximum Anniversary Value is equal to the GREATER of: (a) the Maximum Anniversary Value as of the previous Business Day plus any Additional Investment added to the Designated Account on the previous Business Day; or (b) your Designated Account Value as of the end of the previous Business Day.

We do not calculate the Maximum Anniversary Value after the Withdrawal Start Date. FOR AN EXAMPLE OF HOW WE CALCULATE THE MAXIMUM ANNIVERSARY VALUE, PLEASE SEE APPENDIX F.

THE ROLL-UP AMOUNT

The Roll-Up Amount is equal to the LESSER of the Annual Increase or the Roll-Up Cap. We do not calculate the Roll-Up Amount, the Annual Increase or the Roll-Up Cap after the Withdrawal Start Date. FOR AN EXAMPLE OF HOW WE CALCULATE THE ROLL-UP AMOUNT, PLEASE SEE APPENDIX G.

We calculate the ANNUAL INCREASE during this phase as follows.

o On the Certificate Date the Annual Increase is equal to your Designated Account Value.

o We add any Additional Investments to the Annual Increase on the Business Day after they are added to your Designated Account.

o On each Certificate
Anniversary the Annual Increase is equal to: PR + PCAR + AIR where:

        PR = The Annual Increase as of the previous Business Day plus any Additional Investment added to the Designated Account on the previous Business Day.

        PCAR = The Annual Increase as of the previous Certificate Anniversary (or the Certificate Date if this is the first Certificate Anniversary) MULTIPLIED BY 5%.

        AIR = The sum of each Additional Investment added to your Designated Account during the previous Certificate Year MULTIPLIED BY its adjusted roll-up rate. On each Certificate Anniversary the adjusted roll-up rate is equal to: (1.05 (DDA / CYD)) - 1 where:

                  DDA = The number of calendar days that the Additional Investment was in the Benefit Base during the previous Certificate Year. This period begins on the Business Day after the Additional Investment was added to the Designated Account and ends on the day before the Certificate Anniversary.

                  CYD = The number of calendar days in the current Certificate Year.

We calculate the ROLL-UP CAP during this phase as follows.

o On the Certificate Date the Roll-Up Cap is equal to two times your Designated Account Value.

o After the Certificate Date, and on each Business Day that occurs on or before the first Certificate Anniversary, the Roll-up Cap is equal to the Roll-Up Cap as of the previous Business Day PLUS two times the Additional Investment added to your Designated Account on the previous Business Day.

o On each Business Day after the first Certificate Anniversary and before the fourth Certificate Anniversary, and on each Business Day after the fourth Certificate Anniversary that is not a Certificate Anniversary, the Roll-up Cap is equal to the Roll-Up Cap as of the previous Business Day PLUS any Additional Investment added to your Designated Account on the previous Business Day.


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

o On the fourth and later Certificate Anniversaries, the Roll-up Cap is equal to the Roll-Up Cap as of the previous Business Day plus any Additional Investment added to your Designated Account on the previous Business Day plus any Additional Investments that were added to your Designated Account during the Certificate Year that began three years ago.

THE BENEFIT BASE DURING PHASE TWO

The first day of phase two is the day after the Withdrawal Start Date and the last day is the Benefit Determination Date. During this phase we only calculate the Benefit Base on Certificate Anniversaries, and on the Business Day immediately after you make an Additional Investment and/or take an Excess Withdrawal. If you make Additional Investments and take withdrawals on the same day, we will net the difference between these transactions and apply the balance to the Benefit Base on the next Business Day. For example, if you add $1,000 to your Designated Account and take a $500 withdrawal from your Designated Account on the same day, we would apply a $500 Additional Investment to your Benefit Base on the next Business Day. FOR EXAMPLES OF HOW WE CALCULATE THE BENEFIT BASE DURING THIS PERIOD, PLEASE SEE APPENDIX H.

NOTE: EXCESS WITHDRAWALS COULD DECREASE YOUR BENEFIT BASE BY SUBSTANTIALLY MORE THAN THE ACTUAL AMOUNT WITHDRAWN.

On each Business Day during this phase the Benefit Base is equal to the Benefit Base as of the previous Business Day PLUS any Additional Investment added to the Designated Account on the previous Business Day and DECREASED PROPORTIONATELY BY the percentage of any Designated Account Value withdrawn as an Excess Withdrawal on the previous Business Day.

FOR CERTIFICATES WITHOUT THE COST OF LIVING ADJUSTMENT BENEFIT

On each Certificate Anniversary during this phase first we increase or decrease the Benefit Base by any Additional Investment added to, or Excess Withdrawal taken from, the Designated Account on the previous Business Day.

Next we set the Benefit Base equal to the Designated Account Value as of the end of the previous Business Day IF the Age Based Income Percentage on the current Certificate Anniversary (or Withdrawal Start Date, if later) MULTIPLIED BY this amount is GREATER THAN the Age Based Income Percentage we used to compute your Permitted Withdrawal Limit on the previous Certificate Anniversary multiplied by the Benefit Base on the current Certificate Anniversary. Otherwise, we set the Benefit Base equal to the greater of the Designated Account Value as of the end of the previous Business Day, or the Benefit Base on the current Certificate Anniversary.

NOTE: ON EACH CERTIFICATE ANNIVERSARY DURING THIS PHASE WE WILL DECREASE YOUR BENEFIT BASE TO EQUAL YOUR CURRENT DESIGNATED ACCOUNT VALUE IF THIS WILL INCREASE THE PERMITTED WITHDRAWAL LIMIT. WE WILL MAKE THIS DECREASE IF: 1) THE BENEFIT BASE IS GREATER THAN THE DESIGNATED ACCOUNT VALUE; 2) THE AGE BASED INCOME PERCENTAGE INCREASED BECAUSE OF THE COVERED PERSON'S AGE, AND 3) THE COMBINATION OF THE LOWER DESIGNATED ACCOUNT VALUE AND INCREASED AGE BASED INCOME PERCENTAGE PRODUCES A HIGHER PERMITTED WITHDRAWAL LIMIT. WE WILL NEVER DECREASE YOUR AGE BASED INCOME PERCENTAGE AND WE WILL NOT DECREASE YOUR PERMITTED WITHDRAWAL LIMIT UNLESS YOU TAKE AN EXCESS WITHDRAWAL.

Information on how we calculate the Benefit Base during phase two for Certificates with the Cost of Living Adjustment Benefit is discussed later in this section.

THE BENEFIT BASE DURING PHASE THREE

The first day of phase three is the day after the Benefit Determination Date and this phase ends on the day the Certificate terminates. After the Benefit Determination Date we will PERMANENTLY set the Benefit Base equal to the Benefit Base on the Benefit Determination Date.

NOTE: AFTER THE BENEFIT DETERMINATION DATE, ANY ADDITIONAL INVESTMENTS ADDED TO THE DESIGNATED ACCOUNT AND/OR WITHDRAWALS TAKEN FROM THE DESIGNATED ACCOUNT WILL NOT INCREASE OR DECREASE THE BENEFIT BASE.

THE BENEFIT BASE DURING PHASES TWO AND THREE FOR CERTIFICATES WITH THE COST OF LIVING ADJUSTMENT BENEFIT

During phase two, we calculate the Benefit Base on each Certificate Anniversary differently for Certificates that have the Cost of Living Adjustment Benefit than we do for Certificates without this feature.

NOTE: THE COST OF LIVING ADJUSTMENT BENEFIT HAS A HIGHER INSURANCE CHARGE. YOU MAY NOT CANCEL THE COST OF LIVING ADJUSTMENT BENEFIT AFTER WE ISSUE THE CERTIFICATE.


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

On each Certificate Anniversary during this phase first we calculate the ADJUSTED BENEFIT BASE as follows: PB + PCAB + AIA - EWA where:

    PB = The Benefit Base as of the previous Business Day adjusted for Additional Investments added to, or Excess Withdrawals taken from, the Designated Account on the previous Business Day.

   PCAB = The Benefit Base as of the previous Certificate Anniversary
        MULTIPLIED BY 3%.

    AIA = The sum of each Additional Investment added to the Designated
        Account during the previous Certificate Year MULTIPLIED BY its adjusted cost of living adjustment rate.

    EWA=The sum of each proportional reduction to the Benefit Base for an Excess Withdrawal taken during the previous Certificate Year MULTIPLIED BY its adjusted cost of living adjustment rate.

    On each Certificate Anniversary, the ADJUSTED COST OF LIVING
               ADJUSTMENT RATE is equal to: (1.03 (DDA / CYD)) - 1 where:

               DDA = For Additional Investments it is the number of calendar days that the money was in the Benefit Base during the previous Certificate Year. This period begins on the Business Day after the Additional Investment was added to the Designated Account and ends on the day before the Certificate Anniversary. For Excess Withdrawals it is the number of calendar days the money was out of the Benefit Base during the previous Certificate Year. This period begins on the Business Day after you took an Excess Withdrawal from to the Designated Account and ends on the day before the Certificate Anniversary.

               CYD =  The number of calendar days in the previous Certificate
                      Year.

Next we set the Benefit Base equal to the Designated Account Value as of the end of the previous Business Day IF the Age Based Income Percentage on the current Certificate Anniversary (or Withdrawal Start Date, if later) MULTIPLIED BY this amount is GREATER THAN the Age Based Income Percentage we used to compute your Permitted Withdrawal Limit on the previous Certificate Anniversary MULTIPLIED BY the adjusted Benefit Base on the current Certificate Anniversary. Otherwise we set the Benefit Base equal to the greater of the Designated Account Value as of the end of the previous Business Day, or the adjusted Benefit Base on the current Certificate Anniversary.

NOTE: ON EACH CERTIFICATE ANNIVERSARY DURING THIS PHASE WE WILL DECREASE YOUR BENEFIT BASE TO EQUAL YOUR CURRENT DESIGNATED ACCOUNT VALUE IF THIS WILL INCREASE THE PERMITTED WITHDRAWAL LIMIT. WE WILL MAKE THIS DECREASE IF: 1) THE ADJUSTED BENEFIT BASE IS GREATER THAN THE DESIGNATED ACCOUNT VALUE; 2) THE AGE BASED INCOME PERCENTAGE INCREASED BECAUSE OF THE COVERED PERSON'S AGE, AND 3) THE COMBINATION OF THE LOWER DESIGNATED ACCOUNT VALUE AND INCREASED AGE BASED INCOME PERCENTAGE PRODUCES A HIGHER PERMITTED WITHDRAWAL LIMIT. WE WILL NEVER DECREASE YOUR AGE BASED INCOME PERCENTAGE AND WE WILL NOT DECREASE YOUR PERMITTED WITHDRAWAL LIMIT UNLESS YOU TAKE AN EXCESS WITHDRAWAL.

During phase three, for Certificates with the Cost of Living Adjustment Benefit, on each Certificate Anniversary on or after the Monthly Benefit Start Date the Benefit Base is equal to the Benefit Base as of the previous Certificate Anniversary increased by 3%.

THE BENEFIT BASE ON AND AFTER THE ANNUITY DATE

If the Designated Account Value is applied to an Optional Fixed Annuity during phase one or phase two, we will permanently decrease your Benefit Base to zero on the Annuity Date and you will never receive the Monthly Benefit.

THE BENEFIT BASE UPON REINSTATEMENT

If you reinstate a previously terminated Certificate, on the reinstatement date we will set your Benefit Base equal to the Designated Account Value as of the end of the reinstatement date. In addition, if applicable, on the reinstatement date we will also reset your Maximum Anniversary Value and the Roll-Up Amount to equal your Designated Account Value as of the end of the reinstatement date. Following the reinstatement date, we will determine your Benefit Base as described in this section of the prospectus.

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THE MONTHLY BENEFIT

We will make Monthly Benefit payments over the life of the Covered Person(s) if your Designated Account Value decreases to zero at any time while the Certificate is in effect for any reason other than an Excess Withdrawal. We call the day your Designated Account Value decreases to zero for any reason other than an Excess Withdrawal the Benefit Determination Date. On the Business Day


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008 immediately after the Benefit Determination Date, we will determine the amount of the Monthly Benefit that we will pay you and the day on which we will begin making those payments (which is the Monthly Benefit Start Date). On the Benefit Determination Date, the Certificate provisions that do not apply to our obligations to pay the Monthly Benefit will terminate.

NOTE: IN ORDER TO RECEIVE THE MAXIMUM POTENTIAL MONTHLY BENEFIT PAYMENT, YOU MUST COMPLY WITH YOUR CERTIFICATE'S TERMS FOR TAKING WITHDRAWALS FROM YOUR DESIGNATED ACCOUNT AND IN ALLOCATING YOUR DESIGNATED ACCOUNT VALUE. FOR MORE INFORMATION, PLEASE SEE "WITHDRAWALS FROM YOUR DESIGNATED ACCOUNT" AND "YOUR DESIGNATED ACCOUNT" SECTIONS OF THE PROSPECTUS.

NOTE: THE CERTIFICATE WILL ONLY BE IN FORCE DURING THE LIFETIME OF THE COVERED PERSON(S). IF, WHILE THE COVERED PERSON(S) IS ALIVE, YOUR DESIGNATED ACCOUNT VALUE DOES NOT DECREASE TO ZERO FOR ANY REASON OTHER THAN AN EXCESS WITHDRAWAL YOU WILL NEVER RECEIVE THE MONTHLY BENEFIT. IN ADDITION, YOU WILL NEVER RECEIVE THE MONTHLY BENEFIT IF YOUR DESIGNATED ACCOUNT VALUE DOES NOT DECREASE TO ZERO FOR ANY REASON OTHER THAN AN EXCESS WITHDRAWAL BY THE MATURITY DATE.

MONTHLY BENEFIT

We will make Monthly Benefit payments beginning on the Monthly Benefit Start Date and on each Benefit Payment Date after that for as long as the Covered Person is alive. On the Monthly Benefit Start Date, if there are Joint Covered Persons that are recognized as spouses under the Federal Tax Code and both Joint Covered Persons have a beneficial interest in the Designated Account, we will make Monthly Benefit payments until the date of death of the last survivor. We will make Monthly Benefit payments to you, or to the person or entity that you designate. Upon your request, we may make Monthly Benefit payments directly to your Designated Account.

We first determine the Monthly Benefit on the Business Day immediately after the Benefit Determination Date. It is equal to your Benefit Base on the Benefit Determination Date MULTIPLIED by the Age Based Income Percentage we used to determine your Permitted Withdrawal Limit on the most recent Certificate Anniversary, DIVIDED BY 12 (or 1/12th of the Permitted Withdrawal Limit that was available to you on the Benefit Determination Date).

FOR CERTIFICATES WITHOUT THE COST OF LIVING ADJUSTMENT BENEFIT, the Monthly Benefit payment will not change after the Benefit Determination Date.

FOR CERTIFICATES WITH THE COST OF LIVING ADJUSTMENT BENEFIT, we will increase your Benefit Base on each Certificate Anniversary on or after the Benefit Determination Date by 3%. Your Monthly Benefit payment will always remain the same percentage of your Benefit Base as long as your Certificate is in effect. Therefore, your Monthly Benefit payment will also increase by 3% on each Certificate Anniversary after the Monthly Benefit Start Date.

FOR EXAMPLES OF HOW WE CALCULATE THE MONTHLY BENEFIT, PLEASE SEE APPENDIX I.

THE MONTHLY BENEFIT START DATE

The Monthly Benefit Start Date is the first day on which we will begin making Monthly Benefit payments. The earliest possible Monthly Benefit Start Date is the Business Day immediately after the Benefit Determination Date. We determine the Monthly Benefit Start Date on the Business Day immediately after the Benefit Determination Date as follows.

First we calculate the NUMBER OF MONTHLY BENEFITS YOU ARE ENTITLED TO FOR THE REMAINDER OF THIS CERTIFICATE YEAR as follows: (PWL - TPW) / MB = where:

PWL = Permitted Withdrawal Limit for the current Certificate Year.

TPW = Total amount withdrawn as Permitted Withdrawals during the current
      Certificate Year.

MB = Your Benefit Base MULTIPLIED by the Age Based Income Percentage used in calculating the last Permitted Withdrawal Limit DIVIDED by
      12. This is your Monthly Benefit payment amount.

We then round this number up to the next whole number. However, we may then decrease this number to align with the actual number of months left in the Certificate Year. For example, if you are entitled to six Monthly Benefit payments, but there are only five full months left in the Certificate Year, you will only receive five Monthly Benefit payments.

We then use the number of Monthly Benefit payments you will receive to determine the Monthly Benefit Start Date. The Monthly Benefit Start Date will precede the next Certificate Anniversary by the number of Monthly Benefit payments we will make. The Monthly Benefit Start Date will be on the same day of the month as the Certificate Date. If that day is not a Business Day, or if that day does not exist in that month (for example, the 30th of February), the Monthly Benefit Start Date will occur on the next Business Day.


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

THERE CAN BE A DELAY OF UP TO 11 MONTHS BETWEEN THE BENEFIT DETERMINATION DATE AND THE MONTHLY BENEFIT START DATE, OR YOU MAY RECEIVE LESS THAN YOUR PERMITTED WITHDRAWAL LIMIT IN THE CERTIFICATE YEAR IN WHICH THE BENEFIT DETERMINATION DATE OCCURS. Delays between the Benefit Determination Date and the Monthly Benefit Start Date may occur if you take more than one-twelfth of the Permitted Withdrawal Limit per month. Conversely, you may receive less than your Permitted Withdrawal Limit if you take less than one-twelfth of the Permitted Withdrawal Limit per month in the Certificate Year in which the Benefit Determination Date occurs. For example, assume the following.

o You purchase a Certificate and begin taking withdrawals. You are the Covered Person.
o At the beginning of the current Certificate Year the Benefit Base is $240,000, the Age Based Income Percentage is 5%, and the
    Permitted Withdrawal Limit is $12,000.
o You take a Permitted Withdrawal of $1,625 each month for the first four months of the Certificate Year. The fourth Permitted Withdrawal decreases your Designated Account Value to zero. The total amount withdrawn as Permitted Withdrawals during the Certificate Year is $6,500.

We determine the Monthly Benefit payment amount on the Business Day after the Benefit Determination Date by taking the Benefit Base ($240,000) MULTIPLIED by the Age Based Income Percentage used in calculating the last Permitted Withdrawal Limit (5%) and DIVIDING by 12 = ($240,000 x 5% ) / 12 = $1,000.

We then determine the number of Monthly Benefit payments you are entitled to for the remainder of the Certificate Year as follows.

Permitted Withdrawal Limit for the current Certificate Year   $12,000
Minus the total amount withdrawn as Permitted Withdrawals     - 6,500
                                                                5,500
Divided by the Monthly Benefit payment amount                 / 1,000
                                                              -------
                                                                  5.5

We then round this number up to the next whole number, which is six. We then determine the Monthly Benefit Start Date by counting back six months from the next Certificate Anniversary, so the Monthly Benefit Start Date will occur in the sixth month of the current Certificate Year, which is at least two months after the Benefit Determination Date. In addition, you will receive MORE THAN the Permitted Withdrawal Limit for that Certificate Year (namely, six Monthly Benefit payments of $1,000 PLUS your Permitted Withdrawals of $6,500, which is equivalent to 6.5 Monthly Benefit payments).

Assume instead that you took Permitted Withdrawals of $650 each month for the first ten months of the Certificate Year and the last withdrawal in the tenth month decreases the Designated Account Value to zero. You are still entitled to receive six Monthly Benefit payments for the remainder of the Certificate Year as set out in the previous example. However, there are only two full months remaining in the Certificate Year. Therefore, you will receive LESS THAN the Permitted Withdrawal Limit for that Certificate Year (namely, two Monthly Benefit payments of $1,000 PLUS your Permitted Withdrawals of $6,500, which is equivalent to 6.5 Monthly Benefit payments).

NOTE: IF ALL COVERED PERSONS DIE DURING THE DELAY BETWEEN THE BENEFIT DETERMINATION DATE AND THE MONTHLY BENEFIT START DATE, WE WILL NOT MAKE ANY MONTHLY BENEFIT PAYMENTS UNDER THE CERTIFICATE.

FOR MORE EXAMPLES OF HOW WE CALCULATE THE MONTHLY BENEFIT START DATE, PLEASE SEE APPENDIX J.

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OPTIONAL FIXED ANNUITY

At any time before the Benefit Determination Date and before the Maturity Date, you may elect to apply all of your Designated Account Value to purchase an Optional Fixed Annuity by sending us Notice. To receive Fixed Annuity Payments you must terminate your Designated Account (and therefore, your investment advisory agreement with your Program Sponsor) by liquidating all of your assets in the Designated Account, and sending the proceeds along with a properly completed election form to our Customer Service Center. Fixed Annuity Payments will begin on the Annuity Date. On the Annuity Date you can add a joint Annuitant to the Certificate if the joint Annuitant is recognized as the spouse of the Annuitant under the Federal Tax Code. Under an Optional Fixed Annuity, we will make periodic Fixed Annuity Payments to you for the rest of the Annuitant's life (or the lives of both joint Annuitants, as applicable). We offer the following annuity Options.

   Option A - Installments for Life You will receive equal Fixed Annuity Payments as long as the Annuitant is living.


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

   Option B - Joint and Survivor
   Annuity
   You will receive equal Fixed Annuity Payments while both joint Annuitants are still living. Upon the death of one joint Annuitant, Fixed Annuity
   Payments will continue for the life of the surviving Annuitant at 100% of the amount that was paid at the time of the first joint Annuitant's death.

We will base the Fixed Annuity Payments on purchase rates we declare on the Annuity Date, but in no event will we use rates less than those guaranteed in your Certificate.

You can elect to receive Fixed Annuity Payments on either a monthly, quarterly, semi-annual, or annual basis. We reserve the right to require that the Fixed Annuity Payments be at least $1,000 and are made on a less frequent basis than what you select. We will send the Fixed Annuity Payments to you, or to the person or entity that you designate. Once you elect an Optional Fixed Annuity, you cannot change the annuity option or the payment frequency.

NOTE: ONCE YOU ELECT AN OPTIONAL FIXED ANNUITY, WE WILL DECREASE YOUR BENEFIT BASE TO ZERO AND YOU WILL NEVER RECEIVE THE MONTHLY BENEFIT. THE PAYMENTS YOU RECEIVE UNDER AN OPTIONAL FIXED ANNUITY ARE NOT THE SAME PAYMENTS YOU WOULD RECEIVE IF WE PAID YOU THE MONTHLY BENEFIT. YOU SHOULD CONSULT WITH YOUR PROGRAM SPONSOR REPRESENTATIVE BEFORE YOU DECIDE TO CLOSE YOUR DESIGNATED ACCOUNT AND PURCHASE AN OPTIONAL FIXED ANNUITY TO DETERMINE WHETHER THE DECISION TO DO SO IS APPROPRIATE FOR YOU.

If your Certificate is in effect on the Maturity Date, we will automatically apply all of your Designated Account Value to Fixed Annuity Payments under Option A unless there are Joint Covered Persons. If on the Maturity Date there are Joint Covered Persons that are recognized as spouses under the Federal Tax Code and both persons have a beneficial interest in the Designated Account, we will instead apply all of your Designated Account Value to Fixed Annuity Payments under Option B and name the Joint Covered Person as the joint Annuitant. HOWEVER, IF ON THE MATURITY DATE YOU INSTEAD INSTRUCT US NOT TO APPLY YOUR DESIGNATED ACCOUNT VALUE TO FIXED ANNUITY PAYMENTS, WE WILL TERMINATE YOUR CERTIFICATE.

On the Annuity Date the Certificate provisions that do not apply to our obligations to make Fixed Annuity Payments will terminate.

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CERTIFICATE TERMINATION

The Certificate will terminate upon the earliest of the following.

o The cancellation date, which is the later of: (a) the date you specify in a Notice to us requesting cancellation; or (b) the date we receive and accept such Notice at our Customer Service Center.

o The date you close the Designated Account.

o If you have not paid the Total Certificate Charge when due, the date that the grace period for such charges has expired.

o The date that any Covered Person or the Annuitant is no longer an owner of, or an individual with beneficial interest in, the Designated Account.

o The date that the Benefit Base decreases to zero, unless you applied the entire Designated Account Value to an Optional Fixed Annuity.

o If we remove approval status from an asset allocation program that you have money in we will send you notice that you must reallocate the Designated Account Value in this program within 30 days of the date of notice. If you fail to reallocate this amount by the end of this grace period we will terminate your Certificate at the end of the 30th day.

o If you reallocate your Designated Account Value so that any portion is not invested in an approved asset allocation program we will send you notice that you must reallocate this portion to an approved asset allocation program within ten days of the date of notice. If you fail to reallocate this amount by the end of this grace period we will terminate your Certificate at the end of the tenth day.

o If you make an Excess Investment and you do not withdraw it from your Designated Account we will send you notice that that you must remove the Excess Investment within 60 days of the date of notice. If you fail to remove the Excess Investment by the end of this grace period we will terminate your Certificate at the end of the 60th day.

o The date that your Designated Account Value decreases to zero in connection with an Excess Withdrawal, even if your Benefit Base is greater than zero.

o If there is only one Covered Person, the date we receive due proof of death.


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

o If there are Joint Covered Persons, the date we receive due proof of death of the last surviving Joint Covered Person. However, if there are Joint Covered Persons and one of them dies before the Monthly Benefit Start Date and the Joint Covered Persons were not recognized as spouses under the Federal Tax Code at the time of death, we will terminate the Certificate as of the date of divorce.

o If Joint Certificate Owners divorce and one of the Certificate Owners dies before we receive Notice of the divorce and while the Designated Account Value is greater than zero, we will terminate the Certificate as of the date of divorce.

o The date we meet our last Fixed Annuity Payment obligation.

o The Maturity Date, if you instruct us not to apply your Designated Account Value to Fixed Annuity Payments.

NOTE: UPON TERMINATION OF YOUR CERTIFICATE, OUR OBLIGATIONS TO YOU WILL CEASE (EXCEPT FOR ANY REFUND OF OVERPAID TOTAL CERTIFICATE CHARGE) AND YOUR CERTIFICATE WILL TERMINATE WITHOUT VALUE. EXCEPT FOR SETTLEMENT OF ANY OVER OR UNDER PAID TOTAL CERTIFICATE CHARGES, YOUR DESIGNATED ACCOUNT VALUE WILL NOT CHANGE DUE TO TERMINATION OF THE CERTIFICATE.

RIGHT TO REINSTATE YOUR CERTIFICATE

During the 90-day period following the termination date you have a one-time right to reinstate your Certificate if it terminated because you did not pay the Total Certificate Charge. If we reinstate your Certificate, on the reinstatement date we will reset the Benefit Base and, if applicable, the Maximum Anniversary Value and Roll-Up Amount to equal your Designated Account Value as of the end of the reinstatement date. We also will reset the Permitted Withdrawal Limit to equal this Benefit Base MULTIPLIED BY the Age Based Income Percentage on the reinstatement date.

RIGHT TO APPLY FOR A NEW CERTIFICATE

If your Certificate terminates for any reason, we generally will not accept an application from you for a new Certificate for at least 24 months following the date of termination. However, we will waive this waiting period if the Certificate terminated within 30 days of any fifth Certificate Anniversary. Any subsequent application will be subject to the availability of insurance for a new Certificate and our underwriting rules in effect at that time. In addition, we do not intend to transfer any investment you may have had in the Certificate you terminated to any new Certificate we might issue as a result of a subsequent application. FOR MORE INFORMATION ON THE TAX IMPLICATIONS OF APPLYING FOR A NEW CERTIFICATE, PLEASE SEE THE "TAXATION OF THE CERTIFICATE" SECTION OF THE PROSPECTUS.

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OTHER INFORMATION

ASSIGNMENT OF THE CERTIFICATE

You may not assign or transfer any ownership rights of your Certificate, including the right to any Monthly Benefit or Fixed Annuity Payment.

ERROR OR INCORRECT INFORMATION

Neither errors (whether by the Program Sponsor, an administrator, or us) in any information required to be provided to us regarding the Certificate, nor delays in updating such information in the records, will void any Certificate that otherwise would have been in effect. When an error is found or updated information has been given, we reserve the right to adjust, as applicable, the Insurance Charge, Administrative Charge, Benefit Base, Permitted Withdrawal Limit, Maximum Anniversary Value, Roll-Up Amount, Age Based Income Percentage, Maturity Date, Monthly Benefit, and Fixed Annuity Payments for any Certificate based on the correct information.

ENTIRE CERTIFICATE

The Group Contract, the Certificate, any endorsements, any amendments, and any riders together are the entire Group Contract and constitute the entire contract between you and us with respect to the rights and obligations described in your Certificate. All statements made to us by you or any Annuitant will be deemed representations and not warranties.

AGE OR GENDER

We may require proof of the Covered Person(s) gender and Age on any date. After the Benefit Determination Date we may require proof that the Covered Person(s) are still living. After the Annuity Date, we may require proof that the Annuitant(s) is still living.

If the Age or gender of a Covered Person or Annuitant is misstated, we will adjust as applicable the Insurance Charge, Benefit Base, Permitted Withdrawal Limit, Maximum Anniversary Value, Roll-Up Amount, Age Based Income Percentage,


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Maturity Date, Monthly Benefit, and Fixed Annuity Payments calculated to such amount had the correct Age or gender been provided. If there is any change to the amounts payable by us we will correct the payments as follows:

o If there is any underpayment, we will pay the amount of the underpayment in one sum.

o If there is an overpayment, we will deduct the amount from the current or immediately succeeding payment or payments due.

If, due to a misstatement of Age, we issue your Certificate before any Covered Person is age 50, after any Covered Person is age 81, we will void your Certificate and return the Total Certificate Charges paid.

ANNUAL REPORTS

We will send you a report at the end of each calendar year. The report will include the value of your Benefit Base, as well as any other information that the insurance supervisory official of the jurisdiction in which your Certificate is delivered may currently require.

NO DIVIDENDS ARE PAYABLE

The Certificate does not participate in our profits or surplus, and no dividends are payable.

CHANGES TO THE CERTIFICATE

Any changes to the Certificate must be in writing, signed by our President and our Secretary.

AMENDMENTS

We reserve the right to amend your Certificate, the Group Contract, and their riders and endorsements, in order to comply with changes in applicable law, or to retain the qualification of the Group Contract and the Certificate for treatment as an annuity, whether under state or federal law, including the following.

o   The Federal Tax Code.
o   Treasury regulations under the Federal Tax Code.
o   Internal Revenue Service Rulings.
o   Any requirements imposed by the Internal Revenue Service.

Riders and endorsements added to comply with applicable tax law do not require your consent but are subject to regulatory approval. Any such changes will apply uniformly to all Certificates that are affected. We will provide you with written notice of such changes.

In all events, notwithstanding any other provision of the Group Contract or your Certificate, we will interpret and administer the Group Contract and the Certificate in accordance with the Federal Tax Code.

SENDING NOTICE TO US

Whenever Notice is required, please deliver it to us at our Customer Service Center. The Notice must be in a form acceptable to us. The address of our Customer Service Center is 5701 Golden Hills Drive, Minneapolis, MN 55416. Please include your Certificate number in all correspondence.

CONFORMITY WITH LAW

If any provision of the Certificate is contrary to any applicable law, such provision is considered amended to conform to such law.

YOUR RIGHT TO EXAMINE THE CERTIFICATE

Within 20 days after receiving your Certificate (or longer in certain states), if you are dissatisfied for any reason, you may return the Certificate to your Program Sponsor representative or our Customer Service Center. We will void the Certificate and mail, within ten days of our receipt of the Certificate, a refund of any Total Certificate Charges paid.

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TAXATION OF THE CERTIFICATE

THE FOLLOWING IS A GENERAL DISCUSSION BASED ON OUR UNDERSTANDING OF CURRENT FEDERAL INCOME TAX LAW. THIS DISCUSSION DOES NOT COVER EVERY SITUATION AND DOES NOT ADDRESS ALL POSSIBLE CIRCUMSTANCES. IN GENERAL, THIS DISCUSSION DOES NOT ADDRESS THE TAX TREATMENT OF TRANSACTIONS INVOLVING INVESTMENT ASSETS HELD IN YOUR DESIGNATED ACCOUNT EXCEPT INSOFAR AS THE CERTIFICATE ITSELF MAY BE RELEVANT TO THE TAX TREATMENT OF SUCH TRANSACTIONS. FURTHER, NO ATTEMPT IS MADE TO CONSIDER ANY APPLICABLE STATE TAX OR OTHER TAX LAWS, OR TO ADDRESS ANY FEDERAL ESTATE, OR STATE AND LOCAL ESTATE, INHERITANCE AND OTHER TAX CONSEQUENCES OF A


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CERTIFICATE. ESTATE AND INHERITANCE TAX CONSEQUENCES WILL DEPEND ON YOUR INDIVIDUAL CIRCUMSTANCES. YOU SHOULD ALSO BE AWARE THAT THE TAX LAWS MAY CHANGE, POSSIBLY WITH RETROACTIVE EFFECT. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE POTENTIAL TAX IMPLICATIONS OF A CERTIFICATE IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.

IN GENERAL

THE CERTIFICATE IS NOVEL AND INNOVATIVE AND, TO DATE, ITS PROPER CHARACTERIZATION AND CONSEQUENCES FOR FEDERAL INCOME TAX PURPOSES HAVE NOT BEEN DIRECTLY ADDRESSED IN ANY JUDICIAL DECISIONS, ADMINISTRATIVE RULINGS, OR OTHER PUBLISHED AUTHORITIES. WE CAN PROVIDE NO ASSURANCES THAT THE INTERNAL REVENUE SERVICE ("IRS") OR A COURT WILL AGREE WITH US ON THE TAX ISSUES RELATING TO THE CERTIFICATE. YOU SHOULD CONSULT A TAX ADVISOR BEFORE PURCHASING A CERTIFICATE.

If sold in connection with an Individual Retirement Account (IRA Account), a Certificate is called a Qualified Certificate. If a Certificate is independent of any formal retirement or pension plan, it is termed a Non-Qualified Certificate. Different tax rules apply to Qualified Certificates and Non-Qualified Certificates, and the tax rules applicable to Qualified Certificates vary according to the type of IRA and the terms and conditions of the plan.

NON-QUALIFIED CERTIFICATES

TREATMENT OF A CERTIFICATE AS AN ANNUITY CONTRACT

Although there is no direct guidance on this issue, we intend to treat a Non-Qualified Certificate as an annuity contract for federal income tax purposes. It is possible, however, that a Certificate will be treated as a contingent option, a notional principal contract or some other type of financial derivative for such purposes, with different tax consequences than if it were treated as an annuity. IF YOU ARE THE HOLDER OR BENEFICIARY OF A NON-QUALIFIED CERTIFICATE, IN VIEW OF THE LIMITED GUIDANCE YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE PROPER TAX TREATMENT OF A CERTIFICATE.

In order to be treated as an annuity contract for federal tax purposes, a non-qualified annuity contract must contain certain provisions prescribing distributions that must be made when an owner of the contract dies. We believe that by its terms a Non-Qualified Certificate satisfies these requirements. In all events, we will administer a Non-Qualified Certificate to comply with these federal tax requirements. It is also possible that at certain advanced ages, e.g., when an Annuitant reaches age 100, a Non-Qualified Certificate might no longer be treated as an annuity contract if your Designated Account Value has decreased to zero or if you have applied your Designated Account Value to Fixed Annuity Payments before reaching such age. You should consult with a tax adviser about the tax consequences in such circumstances.

We also intend to treat a Non-Qualified Certificate as an annuity contract that is separate and apart from the assets in your Designated Account for federal income tax purposes. There is no authority directly authorizing this treatment, however, and you should consult a tax advisor on this issue.

YOUR DESIGNATED ACCOUNT

We believe that, in general, the tax treatment of transactions involving the assets in your Designated Account including redemptions, dispositions, and distributions with respect to such assets, more likely than not will be the same as such treatment would be in the absence of a Non-Qualified Certificate. (The tax treatment of such transactions is beyond the scope of this prospectus, and you should consult a tax advisor for further information about the tax treatment of assets covered by a Non-Qualified Certificate.) Thus, generally we believe that it is more likely than not that initially, and in most cases for the entire time a Non-Qualified Certificate is in effect, (1) distributions and dividends on investments in your Designated Account will not be treated as payments under your Certificate, but rather as distributions with respect to such investments;
(2) amounts received on redemption or disposition of your assets in your Designated Account will be treated as amounts realized on a sale or exchange of such assets rather than as distributions under your Certificate; and (3) the purchase of a Non-Qualified Certificate will not automatically result in either
(a) loss of the benefit of preferential income tax rates applicable to dividends paid on assets in your Designated Account otherwise constituting "qualified dividend income" or (b) under the so-called "straddle" rules, suspension of the holding period for purposes of determining eligibility for long-term capital gains treatment of any gains, or potential deferral of losses, when assets in your Designated Account are sold or exchanged. (These conclusions are in part based on the low probability that your Designated Account Value will reach zero and you will receive Monthly Benefit payments.)

THERE ARE NO PUBLISHED LEGAL AUTHORITIES DIRECTLY SUPPORTING OUR CONCLUSIONS AND THE RELEVANT GUIDANCE IS POTENTIALLY SUSCEPTIBLE TO DIFFERING INTERPRETATIONS. THUS, THE INTERNAL REVENUE SERVICE MAY DISAGREE WITH OUR INTERPRETATIONS. IF THE INTERNAL REVENUE SERVICE WERE TO SUCCESSFULLY TAKE A DIFFERENT POSITION ON THESE ISSUES, IT COULD HAVE A MATERIAL ADVERSE EFFECT ON THE TAX CONSEQUENCES OF YOUR ACQUISITION, HOLDING AND DISPOSITION OF ASSETS IN YOUR DESIGNATED ACCOUNT. FURTHERMORE, EVEN IF OUR INTERPRETATIONS ARE CORRECT, IT IS POSSIBLE THAT THE TAX CONSEQUENCES UNDER THE QUALIFIED DIVIDEND AND STRADDLE RULES COULD CHANGE DEPENDING ON CHANGES IN YOUR CIRCUMSTANCES IN FUTURE YEARS, PARTICULARLY IF LOSSES ARE REALIZED AT A TIME WHEN IT HAS BECOME LIKELY THAT YOUR DESIGNATED


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ACCOUNT VALUE WILL REACH ZERO AND YOU WILL RECEIVE MONTHLY BENEFIT PAYMENTS THEREAFTER. THE TAX CONSEQUENCES COULD ALSO CHANGE DUE TO CHANGES IN THE TAX LAWS. GIVEN THE NOVELTY OF A CERTIFICATE, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE TAX CONSEQUENCES, IF ANY, OF A NON-QUALIFIED CERTIFICATE UNDER THESE RULES AND OTHER RELEVANT TAX PROVISIONS, BOTH AT THE TIME OF INITIAL PURCHASE AND IN SUBSEQUENT YEARS.

THE FOLLOWING DISCUSSION ASSUMES THAT A CERTIFICATE WILL BE TREATED AS AN ANNUITY CONTRACT FOR FEDERAL TAX PURPOSES AND THAT THE CERTIFICATE WILL HAVE NO EFFECT ON THE TAX TREATMENT OF TRANSACTIONS INVOLVING THE ASSETS HELD IN YOUR DESIGNATED ACCOUNT.

MONTHLY BENEFIT PAYMENTS AFTER THE DESIGNATED ACCOUNT VALUE DECREASES TO ZERO

Assuming that a Non-Qualified Certificate is treated as an annuity contract for tax purposes, Monthly Benefit payments beginning if and when your Designated Account Value decreases to zero, while not free from doubt, should be treated in part as taxable ordinary income and in part as non-taxable recovery of the aggregate Total Certificate Charge you have previously paid under your Certificate (your "investment in the contract") until you recover all of your investment in the contract. IT IS, HOWEVER, POSSIBLE THAT THE INTERNAL REVENUE SERVICE MAY TAKE THE POSITION THAT YOUR AGGREGATE TOTAL CERTIFICATE CHARGES CONSTITUTE NONDEDUCTIBLE EXPENSES THAT ARE NOT INCLUDIBLE IN YOUR INVESTMENT IN THE CERTIFICATE. IF THE INTERNAL REVENUE SERVICE WERE TO SUCCESSFULLY TAKE THIS POSITION, THE ENTIRE AMOUNT OF EACH PAYMENT OF THE MONTHLY BENEFIT WOULD BE TAXABLE IN FULL AS ORDINARY INCOME. AT PRESENT, WE INTEND TO TREAT THE AGGREGATE TOTAL CERTIFICATE CHARGES YOU HAVE PAID FOR YOUR NON-QUALIFIED CERTIFICATE AS AMOUNTS INCLUDIBLE IN YOUR INVESTMENT IN THE CERTIFICATE. After you recover all of your investment in the contract, payments will be taxable in full as ordinary income. If your Certificate includes the Cost of Living Adjustment Benefit, you will also be subject to an additional tax of 10% on any taxable income you receive as a result of any Monthly Benefit payments made to you before you reach age 59 1/2.

You should consult a tax advisor as to the tax treatment of Monthly Benefit payments.

PAYMENT OF THE TOTAL CERTIFICATE CHARGE

Payment of the Total Certificate Charge with proceeds from the sale of investment assets held in your Designated Account may have tax consequences. You should consult a tax advisor for further information.

APPLYING THE DESIGNATED ACCOUNT ASSETS TO FIXED ANNUITY PAYMENTS

The liquidation of your Designated Account assets to purchase an Optional Fixed Annuity will be a taxable event. You cannot apply your Designated Account Value to an Optional Fixed Annuity under a Non-Qualified Certificate on a tax-free basis.

TAXATION OF DISTRIBUTIONS FROM OPTIONAL FIXED ANNUITIES

If your Designated Account Value is applied to an Optional Fixed Annuity, we believe that the Optional Fixed Annuity should be treated as an annuity contract for tax purposes and distributions should be taxed as annuity distributions. Thus, Fixed Annuity Payments will be taxed as ordinary income to the extent that the value is more than your investment in the contract (discussed further below). Annuity payments will generally be treated in part as taxable ordinary income and in part as non-taxable recovery of your investment in the contract. After you recover all of your investment in the contract, annuity payments will be taxable in full as ordinary income.

The investment in the contract for an Optional Fixed Annuity should be equal to the Designated Account Value applied to the Optional Fixed Annuity plus, possibly, the aggregate Total Certificate Charges you previously paid under your Certificate. IT IS, HOWEVER, POSSIBLE THAT THE INTERNAL REVENUE SERVICE MAY TAKE THE POSITION THAT THE AGGREGATE TOTAL CERTIFICATE CHARGES YOU PREVIOUSLY PAID UNDER YOUR CERTIFICATE DO NOT CONSTITUTE PART OF YOUR INVESTMENT IN THE CERTIFICATE UNDER AN OPTIONAL FIXED ANNUITY ON THE THEORY THAT SUCH CHARGES DO NOT CONSTITUTE AMOUNTS PAID FOR THE OPTIONAL FIXED ANNUITY. WHILE FOR TAX REPORTING PURPOSES WE CURRENTLY INTEND TO INCLUDE ANY AGGREGATE TOTAL CERTIFICATE CHARGES YOU PREVIOUSLY PAID AS AN INVESTMENT IN THE CERTIFICATE FOR AN OPTIONAL FIXED ANNUITY, YOU SHOULD CONSULT A TAX ADVISOR ON THIS MATTER.

QUALIFIED CERTIFICATES

A Certificate may be used with Individual Retirement Accounts ("IRA Accounts"), Roth Individual IRA Accounts ("Roth IRA Accounts"), Section 401(a) Qualified Pension and Profit-Sharing Plan Accounts ("Qualified Plan Accounts"), and
Section 457(b) Deferred Compensation Plan Accounts ("457 Accounts") collectively, "Qualified Accounts". A Qualified Certificate is not available as an Individual Retirement Annuity (IRA Annuity), Roth IRA annuity, Section 403(a) or 403(b) annuity or in connection with a Section 403(b)(7) custodial account.


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The tax rules applicable to Qualified Certificates vary according to the type of Qualified Account and the terms and conditions of the Qualified Account. No attempt is made here to provide more than general information about the use of the Qualified Certificate with a Qualified Account. Participants under such Accounts, as well as beneficiaries, are cautioned that the rights of any person to any benefits under such Account may be subject to the terms and conditions of the Accounts themselves or limited by applicable law, regardless of the terms and conditions of the Qualified Certificate.

We reserve the right to discontinue offering the Certificates to new Certificate Owners that plan to use the Certificates with Qualified Accounts.

A Qualified Certificate is available only with respect to the Qualified Account for which the Qualified Certificate is purchased.

o A Qualified Certificate is intended for purchase by the trustee or custodian of Qualified Accounts.

o We are not responsible for determining whether a Qualified Certificate complies with the terms and conditions of, or applicable law governing, any Qualified Account. You or a plan fiduciary are responsible for making that determination. Similarly, we are not responsible for administering any applicable tax or other legal requirements applicable to the Qualified Account. You or a service provider for the Qualified Account is responsible for determining that distributions, beneficiary designations, investment restrictions, charges and other transactions under a Qualified Certificate are consistent with the terms and conditions of the plan and applicable law.

o If there is only one Covered Person, your spouse must be your beneficiary under the Qualified Account.

o The Qualified Certificate requires a fee annually. If your account balance under the qualified retirement plan is insufficient to pay the fee, the Qualified Certificate will terminate unless you are permitted to and do make additional contributions to the qualified plan.

o If your Designated Account Value decreases to zero before the date you are permitted to receive distributions under the qualified plan, you may have to either direct lifetime income payments to other plan investment options until the plan distribution date, or delay commencement of lifetime income payments, which may reduce the value of the Qualified Certificate to you.

o Qualified Accounts are generally subject to required minimum distribution rules. The value of the guarantee provided by a Qualified Certificate may have to be taken into account in determining your required minimum distributions under the Qualified Account. We will not treat withdrawals taken from your Designated Account to meet required minimum distribution requirements for this Designated Account as Excess Withdrawals and they will not decrease your Benefit Base.

o Taxable eligible rollover distributions from Qualified Plan Accounts and governmental Section 457 Accounts generally will be subject to 20% income tax withholding. Mandatory withholding can be avoided only if the employee arranges for a direct rollover to another eligible retirement plan or to an IRA. The mandatory withholding rules apply to all taxable distributions except
  (a) distributions required under the Federal Tax Code, (b) substantially equal distributions made over the life (or life expectancy) of the employee, or for a term certain of ten years or more and (c) hardship distributions.

Numerous changes have been made to the income tax rules governing Qualified Accounts as a result of legislation enacted during the past several years, including rules with respect to: maximum contributions, required distributions, penalty taxes on early or insufficient distributions and income tax withholding on distributions. The following are general descriptions of the various types of Qualified Accounts how the Certificate is used with these accounts.

INDIVIDUAL RETIREMENT ACCOUNTS

Federal Tax Code Sections 408 and 408A permit eligible individuals to contribute to an individual retirement program known as an "IRA" or "Roth IRA". These IRAs are subject to limitations on the amount that may be contributed, the persons who may be eligible and on the time when distributions may commence. In addition, distributions from certain other types of qualified plans may be placed on a tax-deferred basis into an IRA. Employers may establish a type of IRA called SIMPLE (Savings Incentive Match Plan for Employees). Special rules apply to participants' contributions to and withdrawals from SIMPLE IRAs. Eligible individuals may establish Roth IRAs. Special rules also apply to contributions to and distributions from Roth IRAs. A Qualified Certificate may be purchased by an IRA Account or a brokerage account held under that IRA Account. A Qualified Certificate is not available as an Individual Retirement Annuity.


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PENSION AND PROFIT-SHARING PLANS

Federal Tax Code Section 401(a) permits corporate employers to establish various types of retirement plans for employees and self-employed individuals to establish qualified plans for themselves and their employees. A Qualified Certificate may be purchased by a Pension or Profit-Sharing Plan for a Designated Account held under that plan.

Contributions to the Plan for the benefit of employees will not be includable in the gross income of the employee until distributed from the Plan. The tax consequences to participants may vary depending upon the particular Plan design. However, the Federal Tax Code places limitations and restrictions on all Plans, including on such items as: amount of allowable contributions; form, manner and timing of distributions; transferability of benefits; vesting and nonforfeitability of interests; nondiscrimination in eligibility and participation; and the tax treatment of distributions, withdrawals and surrenders. Purchasers of the Qualified Certificate for use Pension or Profit-sharing Plans should obtain competent tax advice as to the tax treatment and suitability of such an investment.

SECTION 457 PLANS

Section 457(b) of the Federal Tax Code, while not actually providing for a qualified plan as that term is normally used, provides for certain deferred compensation plans with respect to service for state governments, local governments, political subdivisions, agencies, instrumentalities and certain affiliates of such entities, and tax exempt organizations. Under such plans a participant may specify the form in which his or her contributions will be invested. Under a non-governmental plan, all such investments, however, are owned by and are subject to, the claims of the general creditors of the sponsoring employer.

DEFERRED COMPENSATION PLANS WITH RESPECT TO SERVICE FOR STATE AND LOCAL GOVERNMENTS AND TAX EXEMPT ORGANIZATIONS

Federal Tax Code Section 457 provides for certain deferred compensation plans with respect to service for state and local governments and certain other entities. The contracts may be used in connection with these plans; however, under these plans if issued to tax exempt organizations, the Certificate owner is the plan sponsor. In such case, the rights of individual plan participants are governed solely by their agreements with the plan sponsor and not by the terms of the Qualified Certificate. State and local government plans must be funded through a trust or custodial account held for the exclusive benefit of plan participants. A Qualified Certificate may be purchased by a Section 457 Plan for a Designated Account held under that plan.

TAX ON CERTAIN DISTRIBUTIONS RELATING TO IRA ACCOUNTS

Distributions under a Qualified Certificate may be paid to the Qualified Account, if permitted under the terms of the Qualified Account, or directly to you. Distributions paid to the Qualified Account are not in and of themselves taxable. In the case of distributions from the Qualified Account to you, including payments to you from a Qualified Certificate, a ratable portion of the amount received is taxable, generally based on the ratio of your cost basis to your total accrued benefit under the Qualified Account. Section 72(t) of the Federal Tax Code imposes a 10% penalty tax on the taxable portion of any distribution from Qualified Accounts. To the extent amounts are not includable in gross income because they have been properly rolled over to another IRA or to another eligible retirement plan, no tax penalty will be imposed. The tax penalty will not apply to: (a) distributions made on or after the date on which the individual reaches age 59 1/2; (b) distributions following the death or disability of the participant (for this purpose disability is as defined in Section 72(m)(7) of the Federal Tax Code); (c) distributions that are part of substantially equal periodic payments made not less frequently than annually for the life (or life expectancy) of the individual or the joint lives (or joint life expectancies) of such individual and his or her designated beneficiary; and
(d) certain other distributions specified in the Federal Tax Code.

Generally, distributions from an IRA Account must commence no later than April 1st of the calendar year following the year in which the individual attains age 70 1/2. Distributions from Qualified Plan Accounts and Section 457 Accounts must generally commence no later than April 1st following the later of the year in which the individual attains age 70 1/2 or retires. Required distributions must be over a period not exceeding the life expectancy of the individual or the joint lives or life expectancies of the individual and his or her designated beneficiary. Distribution requirements also apply to Qualified Accounts, including Roth IRAs, upon the death of the individual. If the required minimum distributions are not made, a 50% penalty tax is imposed as to the amount not distributed.

PAYMENT OF THE TOTAL CERTIFICATE CHARGE

Payment of the Total Certificate Charge with proceeds from the sale of investment assets held in your Designated Account may have tax consequences. In addition, if you pay the Total Certificate Charge for a Qualified Certificate with proceeds from your Qualified Account, the withdrawal from your Designated Account generally will not be a "distribution" under the Federal Tax Code. You should consult a tax advisor for further information.


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SEEK TAX ADVICE

The above description of federal income tax consequences of the different types of Accounts which may be funded by a Qualified Certificate offered by this prospectus is only a brief summary meant to alert you to the issues and is not intended as tax advice. Anything less than full compliance with the applicable rules, all of which are subject to change, may have adverse tax consequences. Any person considering the purchase of a Certificate in connection with a Qualified Account should first consult a qualified tax advisor, with regard to the suitability of a Certificate for the Qualified Account.

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DESCRIPTION OF THE COMPANY

The Company, a stock life insurance company, was originally named Securities Fund Annuities, Inc., and was incorporated on November 23, 1984 as a Florida domestic insurance company. Effective November 15, 1988, the name of the Company was changed to Templeton Funds Annuity Company. The Company was redomesticated to the state of Minnesota on December 15, 2006, and was acquired by Allianz Life Insurance Company of North America on April 1, 2007. The Company's name was changed to Allianz Life and Annuity Company effective May 11, 2007.

The Company's operations currently include variable annuity contracts. The Company is authorized to operate as a life insurance company in forty-four states and the District of Columbia. Its principal offices are located at 5701 Golden Hills Drive, Minneapolis, MN 55416, (800) 624-0197.

The Company is a wholly owned subsidiary of Allianz Life Insurance Company of North America and an indirect wholly owned subsidiary of Allianz SE (formerly, Allianz Aktiengesellschaft Holding). Allianz Life Insurance Company of North America is headquartered in Minnesota. Allianz SE is headquartered in Munich, Germany, and has subsidiaries throughout the world.

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EXECUTIVE OFFICERS AND DIRECTORS

Our executive officers and directors are as follows:

   NAME                  AGE    TITLE

   Gary C. Bhojwani      40     Chief Executive Officer, President, and Director
   Jill E. Paterson      49     Chief Financial Officer and Director
   Neil McKay            46     Vice President - Actuary and Director
   Giulio Tezariol       36     Treasurer and Director
   Cynthia Pevehouse     50     Secretary and Directory

Mr. Bhojwani has been Chief Executive Officer, President, and Director of the Company since April 1, 2007. Mr. Bhojwani has also served as the Chief Executive Officer of Allianz Life Insurance Company of North America, an affiliate of the Company, since January 2007. He was President of Commercial Business of the Fireman's Fund Insurance Company from June 2004 to January 2007. Before that, Mr. Bhojwani was the President and Chief Executive Officer of Lincoln General Insurance Company from July 2002 to May 2004.

Ms. Paterson has been Chief Financial Officer and Director of the Company since April 1, 2007. From October 2004 to present, she has served as Executive Vice President, Chief Financial Officer, and Director of Fireman's Fund Insurance Company. From February 2003 to October 2004, she served as Senior Vice President and Controller of Fireman's Fund Insurance Company. Before that, Ms. Paterson served as the Chief Financial Officer for Allianz of Canada from March 1992 to January 2003. Ms. Paterson is associated with the Ontario Institute of Chartered Accountants. Ms. Paterson has also served as director of the following companies: American Automobile Insurance Company, Associated Indemnity Corporation, The American Insurance Company, Chicago Insurance Company, Crop Growers Corporation, Fireman's Fund Indemnity Corporation, Fireman Fund's Insurance Company of Hawaii, Fireman Fund's Insurance Company of Louisiana, Fireman Fund's Insurance Company of Missouri, Fireman Fund's Insurance Company of Nebraska, Fireman Fund's Insurance Company of Georgia, Fireman Fund's Insurance Company of Ohio, Interstate Indemnity Company, Interstate National Corporation, Jeffco Management Company, Jefferson Insurance Company, Midway Insurance Company of Illinois, National Surety Corporation, Monticello Insurance Company, Parkway Insurance Company, San Francisco Reinsurance Company, Vintage Insurance Company, Wm. H. McGee & Co., Inc.


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Mr. McKay has been Vice President - Actuary and Director of the Company since April 1, 2007. Mr. McKay has also served as Senior Vice President and Chief Actuary of Allianz Life Insurance Company of North America, an affiliate of the Company, since October 1999. He is a member of the Society of Actuaries and the American Academy of Actuaries.

Mr. Tezariol has been Treasurer and Director of the Company since December 3, 2007. Mr. Terzariol has also served as Business Financial Officer of Allianz Life Insurance Company of North America, an affiliate of the Company, since May 2007. He was Chief Financial Officer of Allianz Asia Pacific, Singapore from January 2005 to April 2007.

Ms. Pevehouse has been Secretary and Director of the Company since April 1, 2007. From May 2006 to present, she has served as Senior Vice President, General Counsel, Secretary, and Director of Fireman's Fund Insurance Company. From January 2006 to April 2006, she served as Vice President and Associate General Counsel of Fireman's Fund Insurance Company. Ms. Pevehouse also served as General Counsel and Secretary of Polycom, Inc. from January 2003 to August 2005. From January 2000 to December 2002, she served as General Counsel and Secretary for Ask Jeeves, Inc. Ms. Pevehouse has also served as director of the following companies: American Automobile Insurance Company, Associated Indemnity Corporation, Crop Growers Corporation, Fireman's Fund Indemnity Corporation, Fireman Fund's Insurance Company of Georgia, Fireman Fund's Insurance Company of Hawaii, Fireman Fund's Insurance Company of Louisiana, Fireman Fund's Insurance Company of Missouri, Fireman Fund's Insurance Company of Ohio, San Francisco Reinsurance Company, The American Insurance Company, Vintage Insurance Company, Wm. H. McGee & Co., Inc.

No director or executive officer has been involved in any legal proceedings during the past five years that would be material to an evaluation of his or her ability or integrity as a director or officer.

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EXECUTIVE COMPENSATION (TO BE PROVIDED BY AMENDMENT)




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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(TO BE PROVIDED BY AMENDMENT)




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TRANSACTIONS WITH RELATED PERSONS, PROMOTERS, AND CERTAIN CONTROL PERSONS
(TO BE PROVIDED BY AMENDMENT)




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SELECTED FINANCIAL DATA (TO BE PROVIDED BY AMENDMENT)




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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (TO BE PROVIDED BY AMENDMENT)






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LEGAL MATTERS

We and our parent company, Allianz Life Insurance Company of North America, like other life insurance companies from time to time, are involved in legal proceedings of various kinds, including regulatory proceedings and individual and class action lawsuits. In some legal proceedings involving insurers, substantial damages have been sought and/or material settlement payments have been made. Although the outcome of any such proceedings cannot be predicted with certainty, we believe that, at the present time, there are no pending or threatened legal proceedings to which we or Allianz Financial is a party that are reasonably likely to materially affect the our ability to meet our obligations under the Certificates, or Allianz Financial's ability to perform its obligations.

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DISTRIBUTION OF THE CERTIFICATE

Allianz Life Financial Services, LLC ("Allianz Financial"), a wholly owned subsidiary of Allianz Life Insurance Company of North America, serves as principal underwriter for the Certificate. Allianz Financial, a limited liability company organized in Minnesota, is located at 5701 Golden Hills Drive, Minneapolis, Minnesota, 55416. Allianz Financial is registered as a broker-dealer with the Commission under the Securities Exchange Act of 1934, as well as with the securities commissions in the states in which it operates, and is a member of the Financial Industry Regulatory Authority ("FINRA"). Allianz Financial is not a member of Securities Investors Protection Corporation. More information about Allianz Financial is available at http://www.finra.org or by calling 1-800-289-9999. You also can obtain an investor brochure from FINRA describing its Public Disclosure Program.

PLEASE SEE APPENDIX C FOR MORE INFORMATION ON ALLIANZ FINANCIAL'S PLAN OF DISTRIBUTION REGARDING THE CERTIFICATE.

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ANNUAL STATEMENTS

We will send you a report at the end of each calendar year. The report will include the value of your Benefit Base, as well as any other any information that the insurance supervisory official of the jurisdiction in which your Certificate is delivered may currently require. For more information, please contact your Program Sponsor representative or call us at (800) 624-0197.

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EXPERTS

The financial statements as of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007 in this Prospectus of Allianz Life and Annuity Company have been audited by KPMG LLP and PricewaterhouseCoopers LLP, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of said firm as experts in auditing and accounting.

Stewart D. Gregg, Senior Securities Counsel of Alliance Life and Annuity Company, has provided legal advice on certain matters in connection with the issuance of the Contracts.

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CHANGE OF INDEPENDENT ACCOUNTING FIRM

PricewaterhouseCoopers LLP was previously the principal independent registered certified public accounting firm for the Company. On April 1, 2007, PricewaterhouseCoopers LLP was replaced due to the change in ownership of the Company, as previously mentioned in the Description of the Company section, and KPMG LLP was engaged as the principal independent registered certified public accounting firm.

During the two fiscal years ended December 31, 2006, and the subsequent interim period through March 31, 2007, there were no: (1) disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events. The audit reports of PricewaterhouseCoopers LLP on the financial statements of the Company as of and for the years ended December 31, 2006 and 2005 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The Company has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated February 7, 2008, is filed as Exhibit 16 to this Form S-1.


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

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FINANCIAL STATEMENTS

The audited financial statements of Allianz Life and Annuity Company (previously Templeton Funds Annuity Company) as of and for the year ended December 31, 2007, included herein should be considered only as bearing upon the ability of Allianz Life and Annuity Company to meet its obligations under the Certificate.

(FINANCIAL STATEMENTS TO BE PROVIDED BY AMENDMENT)


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

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APPENDIX A:
  EXTENDED EXAMPLE - CERTIFICATES WITHOUT THE COST OF LIVING ADJUSTMENT BENEFIT

o On the Certificate Date, you are the Covered Person, you are age 59, and the Designated Account Value is $250,000.

o You make no Additional Investments while you own the Certificate.

o Your Certificate has the income protection rider, which includes the Maximum Anniversary Value and the Roll-Up Amount. Under the income protection rider the Benefit Base is the greatest of: the previous Business Day's Benefit Base PLUS any Additional Investment added to the Designated Account on the previous Business Day, the Maximum Anniversary Value, or the Roll-Up Amount (which is the lesser of the Annual Increase or the Roll-Up Cap).

The following chart illustrates the changes in certain Certificate values over seven years, which are described in more detail below.

                 COVERED     DESIGNATED                  MAXIMUM                 PERMITTED
  CERTIFICATE    PERSON'S     ACCOUNT       ROLL-UP    ANNIVERSARY   BENEFIT    WITHDRAWAL
                 ANNIVERSARY AGE VALUE AMOUNT* VALUE                  BASE        LIMIT
Certificate
     Date           59        $250,000     $250,000      $250,000    $250,000     $10,000
       1            60        $273,000     $262,500      $273,000    $273,000     $13,650
       2            61        $268,000     $275,625      $273,000    $275,625     $13,781
       3            62        $260,000     $289,406      $273,000    $289,406     $14,470
       4            63        $288,000     $303,876      $288,000    $303,876     $15,194
       5            64        $337,000     $319,070      $337,000    $337,000     $16,850
       6            65        $400,000     $335,024      $400,000    $400,000     $20,000
       7            66        $370,000     $351,775      $400,000    $400,000     $20,000

* The Roll-Up Amount is the lesser of the Annual Increase, or the Roll-Up Cap (which in this example is $500,000).

--------------------------------------------------------------------------------

DURING PHASE ONE

o On the Certificate Date the Benefit Base, Maximum Anniversary Value, Roll-Up Amount and Annual Increase are all equal to the Designated Account Value, which is $250,000. In addition, the Roll-Up Cap is $500,000 (twice the Designated Account Value, or 2 x $250,000). BECAUSE YOU DO NOT MAKE ANY ADDITIONAL INVESTMENTS, THE ROLL-UP CAP WILL NEVER CHANGE. Because the Designated Account Value and the Benefit Base are equal, if you were to begin taking withdrawals at this time the Permitted Withdrawal Limit would be the Age Based Income Percentage (which is 4% at age 59) multiplied by the Designated Account Value/Benefit Base; or 4% x $250,000 = $10,000. You could immediately begin withdrawing up to $10,000 without reducing or eliminating the Monthly Benefit.

o On the first Certificate Anniversary the Designated Account Value has grown to $273,000, which establishes a new Maximum Anniversary Value of $273,000. The Annual Increase is equal to the previous Business Day's Annual Increase, plus the Annual Increase from the Certificate Date multiplied by 5%, which is $250,000 + ($250,000 x 5%) = $262,500. The Roll-Up Amount is the lesser of the Annual Increase ($262,500) or the Roll-Up Cap ($500,000). Therefore the Benefit Base is $273,000, which is the greatest of: the previous Business Day's Benefit Base ($250,000), the Maximum Anniversary Value ($273,000), or the Roll-Up Amount ($262,500).

    Because the Designated Account Value and the Benefit Base are again equal, if you were to begin taking withdrawals at this time the Permitted Withdrawal Limit would be the Age Based Income Percentage (which is 5% because you crossed an age band) multiplied by the Designated Account Value/Benefit Base; or 5% x $273,000 = $13,650. You could withdraw up to $13,650 at this time without reducing or eliminating the Monthly Benefit.

    BECAUSE YOU WILL NOT CROSS AN AGE BAND AGAIN UNTIL THE 11TH CERTIFICATE ANNIVERSARY, THE AGE BASED INCOME PERCENTAGE WILL REMAIN AT 5% UNTIL THAT TIME.

o On the second Certificate Anniversary the Designated Account Value has fallen to $268,000. Because the Designated Account Value is less than it was on the first Certificate Anniversary, the Maximum Anniversary Value does not change. The Annual Increase is equal to the previous Business Day's Annual Increase, plus the Annual Increase from the first Certificate Anniversary multiplied by 5%, which is $262,500 + ($262,500 x 5%) = $275,625. Because


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008 the Annual Increase is less than the Roll-Up Cap ($500,000), the Roll-Up Amount is $275,625. The Benefit Base at this time is $275,625, which is the greatest of the previous Business Day's Benefit Base ($273,000), the Maximum Anniversary Value ($273,000), or the Roll-Up Amount ($275,625).

    If you were to begin taking withdrawals at this time, the Permitted Withdrawal Limit would be the Age Based Income Percentage (5%) multiplied by the greatest of the Designated Account Value ($268,000) or the Benefit Base ($275,625); or 5% x $275,625 = $13,781. You could withdraw up to $13,781 without reducing or eliminating the Monthly Benefit.

o On the third Certificate Anniversary the Designated Account Value has again fallen and is now $260,000. Because this amount is less than the current Maximum Anniversary Value, Maximum Anniversary Value is again unchanged. As on the previous Certificate Anniversaries, the new Annual Increase is equal to the previous Business Day's Annual Increase, plus the Annual Increase from the prior Certificate Anniversary multiplied by 5%, which is $275,625 + ($275,625 x 5%) = $289,406. This amount is less than the Roll-Up Cap ($500,000) so the Roll-Up Amount is $289,406. The Benefit Base is also $289,406, which is the greatest of the previous Business Day's Benefit Base ($275,625), the Maximum Anniversary Value ($273,000), or the Roll-Up Amount ($289,406). The Permitted Withdrawal Limit would be the Age Based Income Percentage (5%) multiplied by the greatest of the Designated Account Value ($260,000) or the Benefit Base ($289,406); or 5% x $289,406 = $14,470. You could withdraw up to $14,470 at this time without reducing or eliminating the Monthly Benefit.

o On the fourth Certificate Anniversary the Designated Account Value increases to $288,000, which establishes a new Maximum Anniversary Value of $288,000. As on the first three Certificate Anniversaries, the Annual Increase again increases by 5%, and is now equal to: $289,406 + ($289,406 x 5%) = $303,876.
  Because the Annual Increase is still less than the Roll-Up Cap ($500,000), the Roll-Up Amount is $303,876. The Benefit Base is also $303,876, which is the greatest of the previous Business Day's Benefit Base ($289,406), the Maximum Anniversary Value ($288,000), or the Roll-Up Amount ($303,876). Although the increase in the Designated Account Value increased the Maximum Anniversary Value, the Benefit Base is still equal to the Roll-Up Amount. The Permitted Withdrawal Limit would be the Age Based Income Percentage (5%) multiplied by the greater of either the Designated Account Value ($288,000) or the Benefit Base ($303,876), which is 5% x $303,876 = $15,194. You could withdraw up to $15,194 at this time without reducing or eliminating the Monthly Benefit.

o On the fifth Certificate Anniversary the Designated Account Value again increases and is now $337,000, and the new Maximum Anniversary Value is also $337,000. As on the first four Certificate Anniversaries, the Annual Increase increases by 5%, and is now equal to: $303,876 + ($303,876 x 5%) = $319,070.
  Because the Annual Increase is still less than the Roll-Up Cap ($500,000), the Roll-Up Amount is $319,070. The Benefit Base now increases to $337,000 due to the new Maximum Anniversary Value (the Benefit Base is equal to the greatest of the previous Business Day's Benefit Base ($303,876), the Maximum Anniversary Value ($337,000), or the Roll-Up Amount ($319,070)). At this time the Designated Account Value and the Benefit Base are both $337,000. The Permitted Withdrawal Limit would be 5% of this amount, or $16,850. You could withdraw up to $16,850 at this time without reducing or eliminating the Monthly Benefit.

o On the sixth Certificate Anniversary the Designated Account Value increases again and is now $400,000, and the new Maximum Anniversary Value is also $400,000. As on the previous Certificate Anniversaries, the Annual Increase increases by 5%, and is now equal to: $319,070 + ($319,070 x 5%) = $335,024.
  Because the Annual Increase is still less than the Roll-Up Cap ($500,000), the Roll-Up Amount is $335,024. The Benefit Base again increases due to the new Maximum Anniversary Value and is now $400,000, which is the greatest of the previous Business Day's Benefit Base ($337,000), the Maximum Anniversary Value ($400,000), or the Roll-Up Amount ($335,024).

  As on the previous anniversary, the Designated Account Value and the Benefit Base are again equal ($400,000) and the Permitted Withdrawal Limit would still be 5% of this amount, or $20,000.

o On the seventh Certificate Anniversary the Designated Account Value falls to $370,000. Because the Designated Account Value is less than it was on the sixth Certificate Anniversary, the Maximum Anniversary Value does not change. As on the previous Certificate Anniversaries, the Annual Increase increases by 5%, and is now equal to: $335,024 + ($335,024 x 5%) = $351,775. Because the
  Annual Increase is still less than the Roll-Up Cap ($500,000), the Roll-Up Amount is $351,775. Because the Designated Account Value has fallen, the Maximum Anniversary Value is unchanged, and the Roll-Up Amount is less than the previous Business Day's Benefit Base, the Benefit Base also will remain at $400,000.

  Since the last Certificate Anniversary the Benefit Base has not changed and you have not crossed an age band, therefore the Permitted Withdrawal Limit also will not change at this time, and remains at $20,000.


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

o You begin taking withdrawals in the eighth Certificate Year when you are age
  66. You do not withdraw more than the Permitted Withdrawal Limit (which on the seventh Certificate Anniversary was $20,000) during this year. As long as you never withdraw more than the Permitted Withdrawal Limit in a given Certificate Year, the Permitted Withdrawal Limit will not decrease and it may increase.

o On the Withdrawal Start Date the Benefit Base is equal to its value on the previous Business Day, which was $400,000.

DURING PHASE TWO

o During this period we only calculate the Benefit Base on Certificate Anniversaries, when you make an Additional Investment and/or when you take an Excess Withdrawal. Excess Withdrawals decrease the Benefit Base proportionately by the percentage of the Designated Account Value withdrawn. However, in this example we are assuming you don't make any Additional Investments or take any Excess Withdrawals, so the Benefit Base will only change on a Certificate Anniversary.

The following chart illustrates further changes to the Certificate values over the next several years:

    CERTIFICATE        COVERED       DESIGNATED                      PERMITTED
    ANNIVERSARY      PERSON'S AGE  ACCOUNT VALUE  BENEFIT BASE  WITHDRAWAL LIMIT
--------------------------------------------------------------------------------
         7                66          $370,000       $400,000         $20,000
         8                67          $387,000       $400,000         $20,000
         9                68          $385,000       $400,000         $20,000
        10                69          $405,000       $405,000         $20,250
        11                70          $330,000       $405,000         $20,250
        12                71          $335,000       $405,000         $20,250
        13                72          $370,000       $370,000         $22,200
        14                73          $396,000       $396,000         $23,760
        15                74          $358,000       $396,000         $23,760

NOTE THAT BECAUSE THE WITHDRAWAL START DATE HAS BEEN ESTABLISHED, WE NO LONGER CALCULATE THE MAXIMUM ANNIVERSARY VALUE, THE ROLL-UP AMOUNT, OR THE ROLL-UP CAP.

o On the eighth Certificate Anniversary the Designated Account Value increases to $387,000. Because you have not crossed an age band and the Designated Account Value is less than the Benefit Base, the Benefit Base will not change. Because the Designated Account Value is less than the Benefit Base, the Permitted Withdrawal Limit also will not change at this time.

o On the ninth Certificate Anniversary the Designated Account Value falls to $385,000. Because you have not crossed an age band and the Designated Account Value is less than the Benefit Base, the Benefit Base will not change. Because the Designated Account Value is less than the Benefit Base, the Permitted Withdrawal Limit also will not change at this time.

o On the tenth Certificate Anniversary the Designated Account Value increases to $405,000. You have not crossed an age band. However, the Designated Account Value is greater than the Benefit Base. Therefore, we will increase the Benefit Base to equal the Designated Account Value ($405,000). Because you have not crossed an age band and the Benefit Base is equal to the Designated Account Value, the Permitted Withdrawal Limit is the Designated Account Value/Benefit Base multiplied by the Age Based Income Percentage, which is $405,000 x 5% = $20,250.

o On the 11th Certificate Anniversary the Designated Account Value falls to $330,000. You are now 70 years old, you have crossed an age band, and your new Age Based Income Percentage is 6%. However, the Benefit Base will remain at $400,000 because:

    - the Designated Account Value ($330,000) is less than the Benefit Base ( $405,000), and
    - the Designated Account Value multiplied by this higher Age Based Income Percentage ($330,000 x 6% = $19,800) is less than the result of the Age Based Income Percentage we used on the previous Certificate Anniversary multiplied by the Benefit Base on the current Certificate Anniversary (5% x $405,000 = $20,250).

If we take the current Permitted Withdrawal Limit and divide it by the new Age Based Income Percentage you are now entitled to at age 70, we will then know how much your Designated Account Value has to grow beyond ($20,250 / 6% = $337,500)


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008 in order for your Benefit Base to change in the next nine years. THEREFORE, IN ORDER FOR YOUR BENEFIT BASE TO CHANGE OVER THE NEXT NINE YEARS, YOUR DESIGNATED ACCOUNT VALUE MUST BE GREATER THAN $337,500 ON THE CERTIFICATE ANNIVERSARY. Because the Designated Account Value is less than the Benefit Base, the Permitted Withdrawal Limit also will not change at this time.

o On the 12th Certificate Anniversary the Designated Account Value increases to $335,000, which is less than the $337,500 needed to increase the Benefit Base. Therefore the Benefit Base will not change on this anniversary, and because the Designated Account Value is less than the Benefit Base, the Permitted Withdrawal Limit ($20,250) also will not change.

o On the 13th Certificate Anniversary the Designated Account Value increases to $370,000 so your Benefit Base will now change. The Benefit Base is equal to the Designated Account Value ($370,000), because:

- the Designated Account Value multiplied by the current Age Based Income Percentage ($370,000 x 6% = $22,200) is GREATER THAN

- the Age Based Income Percentage we used to compute the Permitted Withdrawal Limit on the previous Certificate Anniversary multiplied by the Benefit Base on the current Certificate Anniversary (5% x $405,000 = $20,250).

The new Permitted Withdrawal Limit is also $22,200.

o On the 14th Certificate Anniversary the Designated Account Value increases to $396,000, so your Benefit Base will increase to this amount. Because the Designated Account Value and the Benefit Base are equal and you have not crossed an age band, the new Permitted Withdrawal Limit is equal to the Designated Account Value/Benefit Base multiplied by the Age Based Income Percentage, or $396,000 x 6% = $23,760.

o On the 15th Certificate Anniversary the Designated Account Value falls to $358,000. Because you have not crossed an age band and the Designated Account Value is less than the Benefit Base, the Benefit Base will not change. Because the Designated Account Value is less than the Benefit Base, the Permitted Withdrawal Limit also will not change at this time.

o On the 16th through 27th Certificate Anniversary the Designated Account Value continues to fall while you continue to take Permitted Withdrawals, but not any Excess Withdrawals. You will not cross another age band until the 21st Certificate Anniversary. If we take the current Permitted Withdrawal Limit and divide it by the new Age Based Income Percentage you would be entitled to on the 21st through 31st anniversaries, we will then know how much your Designated Account Value has to grow beyond ($23,760 / 7% = $339,429) in order for your Benefit Base to change during this period. Therefore, in order for your Benefit Base to change on the 21st through 31st Certificate Anniversaries, your Designated Account Value on the Certificate Anniversary must be greater than $339,429. Assuming this does not happen, the Permitted Withdrawal Limit will remain at $23,760.

o During the 28th Certificate Year your Designated Account Value decreases to zero due to a Permitted Withdrawal. We determine the Monthly Benefit payment on the Business Day immediately after you withdrew the remaining Designated Account Value (the Benefit Determination Date). The Monthly Benefit payment is equal to your Benefit Base on the Benefit Determination Date multiplied by the Age Based Income Percentage we used to determine your Permitted Withdrawal Limit on the most recent Certificate Anniversary, with this result ten divided by 12, or 1/12th of the Permitted Withdrawal Limit, which is ($396,000 x 6%) / 12 = $1,980. You will begin to receive a Monthly Benefit of $1,980 (or $23,760 annually) and these payments will continue for the remainder of your life. Please see Appendix J for an example of how we calculate the date when the Monthly Benefit payments will begin.


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

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APPENDIX B:
      EXTENDED EXAMPLE - CERTIFICATES WITH THE COST OF LIVING ADJUSTMENT BENEFIT

o On the Certificate Date, you are the Covered Person, you are age 59, and the Designated Account Value is $250,000.

o You make no Additional Investments while you own the Certificate.

o Your Certificate has the income protection rider, which includes the Maximum Anniversary Value and the Roll-Up Amount. Under the income protection rider the Benefit Base is the greatest of: the previous Business Day's Benefit Base PLUS any Additional Investment added to the Designated Account on the previous Business Day, the Maximum Anniversary Value, or the Roll-Up Amount (which is the lesser of the Annual Increase or the Roll-Up Cap).

o Your Certificate has the Cost of Living Adjustment Benefit. Under the Cost of Living Adjustment Benefit your Benefit Base will begin to receive the cost of living adjustments after the Withdrawal Start Date. This will be explained in more detail later.

The following chart illustrates the changes in certain Certificate values over seven years, which are described in more detail below:

                  COVERED     DESIGNATED                   MAXIMUM                  PERMITTED
  CERTIFICATE     PERSON'S     ACCOUNT       ROLL-UP     ANNIVERSARY    BENEFIT     WITHDRAWAL
  ANNIVERSARY        AGE        VALUE        AMOUNT*        VALUE         BASE        LIMIT
----------------------------------------------------------------------------------------------
Certificate Date     59        $250,000     $250,000       $250,000     $250,000      $7,500
       1             60        $273,000     $262,500       $273,000     $273,000     $10,920
       2             61        $268,000     $275,625       $273,000     $275,625     $11,025
       3             62        $260,000     $289,406       $273,000     $289,406     $11,576
       4             63        $288,000     $303,876       $288,000     $303,876     $12,155
       5             64        $337,000     $319,070       $337,000     $337,000     $13,480
       6             65        $400,000     $335,024       $400,000     $400,000     $16,000
       7             66        $370,000     $351,775       $400,000     $400,000     $16,000

* The Roll-Up Amount is the lesser of the Annual Increase, or the Roll-Up Cap
(which in this example is $500,000).

DURING PHASE ONE

o On the Certificate Date the Benefit Base, Maximum Anniversary Value, Roll-Up Amount and Annual Increase are all equal to the Designated Account Value, which is $250,000. In addition, the Roll-Up Cap is $500,000 (twice the Designated Account Value, or 2 x $250,000). BECAUSE YOU DO NOT MAKE ANY ADDITIONAL INVESTMENTS, THE ROLL-UP CAP WILL NEVER CHANGE. Because the Designated Account Value and the Benefit Base are equal, if you were to begin taking withdrawals at this time the Permitted Withdrawal Limit would be the Age Based Income Percentage (which is 3% at age 59) multiplied by the Designated Account Value/Benefit Base; or 3% x $250,000 = $7,500. You could immediately begin withdrawing up to $7,500 without reducing or eliminating the Monthly Benefit.

o On the first Certificate Anniversary the Designated Account Value has grown to $273,000, which establishes a new Maximum Anniversary Value of $273,000. The Annual Increase is equal to the previous Business Day's Annual Increase, plus the Annual Increase from the Certificate Date multiplied by 5%, which is $250,000 + ($250,000 x 5%) = $262,500. The Roll-Up Amount is the lesser of the Annual Increase ($262,500) or the Roll-Up Cap ($500,000). Therefore the Benefit Base is $273,000, which is the greatest of: the previous Business Day's Benefit Base ($250,000), the Maximum Anniversary Value ($273,000), or the Roll-Up Amount ($262,500).

    Because the Designated Account Value and the Benefit Base are again equal, if you were to begin taking withdrawals at this time the Permitted Withdrawal Limit would be the Age Based Income Percentage (which is 4% because you crossed an age band) multiplied by the Designated Account Value/Benefit Base; or 4% x $273,000 = $10,920. You could withdraw up to $10,920 at this time without reducing or eliminating the Monthly Benefit.

    BECAUSE YOU WILL NOT CROSS AN AGE BAND AGAIN UNTIL THE 11TH CERTIFICATE ANNIVERSARY, THE AGE BASED INCOME PERCENTAGE WILL REMAIN AT 4% UNTIL THAT TIME.


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

o On the second Certificate Anniversary the Designated Account Value has fallen to $268,000. Because the Designated Account Value is less than it was on the first Certificate Anniversary, the Maximum Anniversary Value does not change. The Annual Increase is equal to the previous Business Day's Annual Increase, plus the Annual Increase from the first Certificate Anniversary multiplied by 5%, which is $262,500 + ($262,500 x 5%) = $275,625. Because the Annual Increase is less than the Roll-Up Cap ($500,000), the Roll-Up Amount is $275,625. The Benefit Base at this time is $275,625, which is the greatest of the previous Business Day's Benefit Base ($273,000), the Maximum Anniversary Value ($273,000), or the Roll-Up Amount ($275,625).

    If you were to begin taking withdrawals at this time, the Permitted Withdrawal Limit would be the Age Based Income Percentage (4%) multiplied by the greater of the Designated Account Value ($268,000) or the Benefit Base ($275,625); or 4% x $275,625 = $11,025. You could withdraw up to $11,025 without reducing or eliminating the Monthly Benefit.

o On the third Certificate Anniversary the Designated Account Value has again fallen and is now $260,000. Because this amount is less than the current Maximum Anniversary Value, Maximum Anniversary Value is again unchanged. As on the previous Certificate Anniversaries, the new Annual Increase is equal to the previous Business Day's Annual Increase, plus the Annual Increase from the prior Certificate Anniversary multiplied by 5%, which is $275,625 + ($275,625 x 5%) = $289,406. This amount is less than the Roll-Up Cap ($500,000) so the Roll-Up Amount is $289,406. The Benefit Base is also $289,406, which is the greatest of the previous Business Day's Benefit Base ($275,625), the Maximum Anniversary Value ($273,000), or the Roll-Up Amount ($289,406). The Permitted Withdrawal Limit would be the Age Based Income Percentage (4%) multiplied by the greater of the Designated Account Value ($260,000) or the Benefit Base ($289,406); or 4% x $289,406 = $11,576. You could withdraw up to $11,576 at this time without reducing or eliminating the Monthly Benefit.

o On the fourth Certificate Anniversary the Designated Account Value increases to $288,000, which establishes a new Maximum Anniversary Value of $288,000. As on the first three Certificate Anniversaries, the Annual Increase again increases by 5%, and is now equal to: $289,406 + ($289,406 x 5%) = $303,876.
  Because the Annual Increase is still less than the Roll-Up Cap ($500,000), the Roll-Up Amount is $303,876. The Benefit Base is also $303,876, which is the greatest of the previous Business Day's Benefit Base ($289,406), the Maximum Anniversary Value ($288,000), or the Roll-Up Amount ($303,876)}. Although the increase in the Designated Account Value increased the Maximum Anniversary Value, the Benefit Base is still equal to the Roll-Up Amount. The Permitted Withdrawal Limit would be the Age Based Income Percentage (4%) multiplied by the greater of either the Designated Account Value ($288,000) or the Benefit Base ($303,876), which is 4% x $303,876 = $12,155. You could withdraw up to $12,155 at this time without reducing or eliminating the Monthly Benefit.

o On the fifth Certificate Anniversary the Designated Account Value again increases and is now $337,000, and the new Maximum Anniversary Value is also $337,000. As on the first four Certificate Anniversaries, the Annual Increase increases by 5%, and is now equal to: $303,876 + ($303,876 x 5%) = $319,070.
  Because the Annual Increase is still less than the Roll-Up Cap ($500,000), the Roll-Up Amount is $319,070. The Benefit Base now increases to $337,000 due to the new Maximum Anniversary Value (the Benefit Base is equal to the greatest of the previous Business Day's Benefit Base ($303,876), the Maximum Anniversary Value ($337,000), or the Roll-Up Amount ($319,070)).

  At this time the Designated Account Value and the Benefit Base are both $337,000. The Permitted Withdrawal Limit would be 4% of this amount, or $13,480. You could withdraw up to $13,480 at this time without reducing or eliminating the Monthly Benefit.

o On the sixth Certificate Anniversary the Designated Account Value increases again and is now $400,000, and the new Maximum Anniversary Value is also $400,000. As on the previous Certificate Anniversaries, the Annual Increase increases by 5%, and is now equal to: $319,070 + ($319,070 x 5%) = $335,024.
  Because the Annual Increase is still less than the Roll-Up Cap ($500,000), the Roll-Up Amount is $335,024. The Benefit Base again increases due to the new Maximum Anniversary Value and is now $400,000, which is the greatest of the previous Business Day's Benefit Base ($337,000), the Maximum Anniversary Value ($400,000), or the Roll-Up Amount ($335,024).

  As on the previous anniversary, the Designated Account Value and the Benefit Base are again equal ($400,000) and the Permitted Withdrawal Limit would still be 4% of this amount, or $16,000.

o On the seventh Certificate Anniversary the Designated Account Value falls to $370,000. Because the Designated Account Value is less than it was on the sixth Certificate Anniversary, the Maximum Anniversary Value does not change. As on the previous Certificate Anniversaries, the Annual Increase increases by 5%, and is now equal to: $335,024 + ($335,024 x 5%) = $351,775. Because the
  Annual Increase is still less than the Roll-Up Cap ($500,000), the Roll-Up Amount is $351,775. Because the Designated Account Value has fallen, the Maximum Anniversary Value is unchanged, and the Roll-Up Amount is less than


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008 the previous Business Day's Benefit Base, the Benefit Base also will remain at $400,000.

  Since the last Certificate Anniversary the Benefit Base has not changed and you have not crossed an age band, therefore the Permitted Withdrawal Limit also will not change at this time, and remains at $16,000.

o You begin taking withdrawals in the eighth Certificate Year when you are age
  66. You do not withdraw more than the Permitted Withdrawal Limit (which on the seventh Certificate Anniversary was $16,000) during this year. As long as you never withdraw more than the Permitted Withdrawal Limit in a given Certificate Year, the Permitted Withdrawal Limit will not decrease and because your Certificate has the Cost of Living Adjustment Benefit, the Permitted Withdrawal Limit will increase by at least 3% a year.

o On the Withdrawal Start Date the Benefit Base is equal to its value on the previous Business Day, which was $400,000.

DURING PHASE TWO

o During this period we only calculate the Benefit Base on Certificate Anniversaries, when you make an Additional Investment and/or when you take an Excess Withdrawal. Excess Withdrawals decrease the Benefit Base proportionately by the percentage of the Designated Account Value withdrawn. However, in this example we are assuming you don't make any Additional Investments or take any Excess Withdrawals, so the Benefit Base will only change on a Certificate Anniversary.

o On each Certificate Anniversary, we will first calculate the adjusted Benefit Base. Because this example assumes you make no Additional Investments and do not take any Excess Withdrawals, the adjusted Benefit Base is equal the Benefit Base as of the previous Business Day, PLUS the Benefit Base as of the previous Certificate Anniversary MULTIPLIED by 3%. Next we set the Benefit Base equal to the Designated Account Value as of the end of the previous Business Day IF the Age Based Income Percentage on the current Certificate Anniversary (or Withdrawal Start Date, if later) MULTIPLIED BY this amount is GREATER THAN the Age Based Income Percentage we used to compute your Permitted Withdrawal Limit on the previous Certificate Anniversary MULTIPLIED BY the adjusted Benefit Base on the current Certificate Anniversary. Otherwise we set the Benefit Base equal to the greater of the previous Business Day's Designated Account Value, or the adjusted Benefit Base on the current Certificate Anniversary.

The following chart illustrates further changes to the Certificate values over the next several years:

   CERTIFICATE    COVERED       DESIGNATED                        PERMITTED
   ANNIVERSARY  PERSON'S AGE   ACCOUNT VALUE    BENEFIT BASE   WITHDRAWAL LIMIT
--------------------------------------------------------------------------------
        7            66          $370,000         $400,000         $16,000
        8            67          $387,000         $412,000         $16,480
        9            68          $385,000         $424,360         $16,974
       10            69          $405,000         $437,091         $17,484
       11            70          $330,000         $450,204         $18,008
       12            71          $335,000         $463,710         $18,548
       13            72          $370,000         $477,621         $19,105
       14            73          $396,000         $396,000         $19,800
       15            74          $358,000         $407,880         $20,394

NOTE THAT BECAUSE THE WITHDRAWAL START DATE HAS BEEN ESTABLISHED, WE NO LONGER CALCULATE THE MAXIMUM ANNIVERSARY VALUE, THE ROLL-UP AMOUNT, OR THE ROLL-UP CAP. ALSO, BECAUSE THE CERTIFICATE INCLUDES THE COST OF LIVING ADJUSTMENT BENEFIT, WE WILL INCREASE THE PERMITTED WITHDRAWAL LIMIT BY A MINIMUM OF 3% ON EACH CERTIFICATE ANNIVERSARY.

o On the eighth Certificate Anniversary the Designated Account Value increases to $387,000. The adjusted Benefit Base is equal to the previous Business Day's Benefit Base, plus the previous Certificate Anniversary's Benefit Base multiplied by 3%, which is $400,000 + ($400,000 x 3%) = $412,000. Because you have not crossed an age band and the Designated Account Value is less than the Benefit Base, the Benefit Base is equal to the adjusted Benefit Base ($412,000). The Permitted Withdrawal Limit is the current Benefit Base multiplied by the Age Based Income Percentage we used on the previous Certificate Anniversary, which is $412,000 x 4% = $16,480.


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

o On the ninth Certificate Anniversary the Designated Account Value falls to $385,000. The adjusted Benefit Base is equal to the previous Business Day's Benefit Base, plus the previous Certificate Anniversary's Benefit Base multiplied by 3%, which is $412,000 + ($412,000 x 3%) = $424,360. Because you have not crossed an age band and the Designated Account Value is less than the Benefit Base, the Benefit Base is equal to the adjusted Benefit Base ($424,360). The Permitted Withdrawal Limit is the current Benefit Base multiplied by the Age Based Income Percentage we used on the previous Certificate Anniversary, which is $424,360 x 4% = $16,974.

o On the tenth Certificate Anniversary the Designated Account Value increases to $405,000. The adjusted Benefit Base is equal to the previous Business Day's Benefit Base, plus the previous Certificate Anniversary's Benefit Base multiplied by 3%, which is $424,360 + ($424,360 x 3%) = $437,091. Because you have not crossed an age band and the Designated Account Value is less than the Benefit Base, the Benefit Base is equal to the adjusted Benefit Base ($437,091). The Permitted Withdrawal Limit is the current Benefit Base multiplied by the Age Based Income Percentage we used on the previous Certificate Anniversary, which is $437,091 x 4% = $17,484.

o On the 11th Certificate Anniversary the Designated Account Value falls to $330,000. You are now 70 years old, you have crossed an age band, and your new Age Based Income Percentage is 5%. The adjusted Benefit Base is equal to the previous Business Day's Benefit Base, plus the previous Certificate Anniversary's Benefit Base multiplied by 3%, which is $437,091 + ($437,091 x 3%) = $450,204. The Benefit Base is equal to the adjusted Benefit Base because:

   - the Designated Account Value ($330,000) is less than the adjusted Benefit Base ($450,204), and

   - the Designated Account Value multiplied by this higher Age Based Income Percentage ($330,000 x 5% = $16,500) is less than the result of the Age Based Income Percentage we used on the previous Certificate Anniversary multiplied by the adjusted Benefit Base (4% x $450,204 = $18,008).

    The Permitted Withdrawal Limit is the current Benefit Base multiplied by Age Based Income Percentage we used on the previous Certificate Anniversary, which is $450,204 x 4% = $18,008.

o On the 12th Certificate Anniversary the Designated Account Value increases to $335,000. The adjusted Benefit Base again increases by 3%, and is now equal to $450,204 + ($450,204 x 3%) = $463,710. The Benefit Base is equal to the adjusted Benefit Base because:

   - the Designated Account Value ($335,000) is less than the adjusted Benefit Base ($463,710), and

   - the Designated Account Value multiplied by the current Age Based Income Percentage ($335,000 x 5% = $16,750) is less than the result of the Age Based Income Percentage we used on the previous Certificate Anniversary multiplied by the adjusted Benefit Base (4% x $463,710 = $18,548).

    The Permitted Withdrawal Limit is the current Benefit Base multiplied by the Age Based Income Percentage we used on the previous Certificate Anniversary, which is $463,710 x 4% = $18,548.

o On the 13th Certificate Anniversary the Designated Account Value increases to $370,000. The adjusted Benefit Base again increases by 3%, and is equal to $463,710 + ($463,710 x 3%) = $477,621. The Benefit Base is equal to the adjusted Benefit Base because:

   - the Designated Account Value ($370,000) is less than the adjusted Benefit Base ($477,621), and

   - the Designated Account Value multiplied by the current Age Based Income Percentage ($370,000 x 5% = $18,500) is less than the Age Based Income Percentage we used on the previous Certificate Anniversary multiplied by the adjusted Benefit Base (4% x $477,621 = $19,105).

    The Permitted Withdrawal Limit is the current Benefit Base multiplied by the Age Based Income Percentage we used on the previous Certificate Anniversary, which is $477,621 x 4% = $19,105.

o On the 14th Certificate Anniversary the Designated Account Value increases to $396,000. The adjusted Benefit Base again increases by 3%, and is equal to $477,621 + ($477,621 x 3%) = $491,950. The Benefit Base is equal to the
    Designated Account Value because:

   - the Designated Account Value multiplied by the current Age Based Income Percentage ($396,000 x 5% = $19,800) is greater than the result of the Age Based Income Percentage we used on the previous Certificate Anniversary multiplied by the adjusted Benefit Base (4% x $491,950 = $19,678),

    The Permitted Withdrawal Limit is the previous Business Day's Designated Account Value multiplied by the current Age Based Income Percentage, which is $396,000 x 5% = $19,800.

o On the 15th Certificate Anniversary the Designated Account Value falls to $358,000. The adjusted Benefit Base again increases by 3%, and is equal to $396,000 + ($396,000 x 3%) = $407,880. Because you have not crossed an age band and the Designated Account Value is less than the Benefit Base, the Benefit Base is equal to the adjusted Benefit Base.


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

    The Permitted Withdrawal Limit is the current Benefit Base multiplied by the Age Based Income Percentage we used on the previous Certificate
    Anniversary, which is $407,880 x 5% = $20,394.

o On the 16th through 23rd Certificate Anniversary the Designated Account Value continues to fall while you continue to take Permitted Withdrawals, but not any Excess Withdrawals. You will not cross another age band until the 21st Certificate Anniversary. Assuming that on that Certificate Anniversary and thereafter your Designated Account Value multiplied the new Age Based Income Percentage is not greater than the adjusted Benefit Base multiplied by the Age Based Income Percentage we used on the previous Certificate Anniversary (5%), your Age Based Income Percentage will remain at 5% and your Benefit Base and Permitted Withdrawal Limit will continue to increase by 3% on each of these Certificate Anniversaries.

o During the 24th Certificate Year your Designated Account Value decreases to zero due to a Permitted Withdrawal. We determine the Monthly Benefit payment on the Business Day immediately after you withdrew the remaining Designated Account Value (the Benefit Determination Date). The Monthly Benefit payment for the remainder of this Certificate Year is equal to your Benefit Base on the Benefit Determination Date multiplied by the Age Based Income Percentage we used to determine your Permitted Withdrawal Limit on the most recent Certificate Anniversary, with this result then divided by 12, or 1/12th of the Permitted Withdrawal Limit. By this time your Benefit Base has increased to $516,690 ($407,880 increased 3% each year for eight years), making your Monthly Benefit payment ($516,690 x 5%) / 12 = $2,153.

o On the 24th Certificate Anniversary both the Benefit Base and the Monthly Benefit increase by 3%. The Benefit Base is equal to $516,690 + ($516,690 x 3%) = $532,191. The Monthly Benefit is equal to $2,153 + ($2,153 x 3%) =
    $2,217.

o On the 25th Certificate Anniversary and on each Certificate Anniversary after that for as long as you live both your Benefit Base and Monthly Benefit will continue to increase by 3%.


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

--------------------------------------------------------------------------------
APPENDIX C:
      THE ASSET ALLOCATION PROGRAMS AND PROGRAM SPONSOR

[BROKER-DEALER XYZ]

This Appendix provides specific information regarding your asset allocation programs, the charges under your Certificate, and [Broker-Dealer XYZ] ("[XYZ]"), a registered broker-dealer and registered investment adviser. To keep your Certificate in force, you must continuously invest all of your Designated Account Value in one or more of the asset allocation programs listed in this Appendix or in other asset allocation programs offered by [XYZ] and approved by us.

WE ARE NOT AN INVESTMENT ADVISER, DO NOT PROVIDE INVESTMENT ADVICE IN CONNECTION WITH THE CERTIFICATE, DO NOT SELECT INVESTMENTS FOR THE ASSET ALLOCATION PROGRAMS, AND HAVE NO RESPONSIBILITY FOR THE ASSET ALLOCATION PROGRAMS. The asset allocation programs are offered by [XYZ] and not by us, and can be changed at the discretion of [XYZ]. We are not affiliated with [XYZ].

YOU SHOULD CONSULT WITH YOUR [XYZ] REPRESENTATIVE TO ASSIST YOU IN DETERMINING WHETHER THE APPROVED ASSET ALLOCATION PROGRAMS ARE SUITED FOR YOUR FINANCIAL NEEDS AND RISK TOLERANCE. For more detailed information regarding the approved asset allocation programs, please refer to [XYZ]'s Form ADV Part II, Schedule H.

To obtain a PROGRAM BROCHURE for any asset allocation program, PROSPECTUS for any fund, or FORM ADV for [XYZ], call [XYZ] at (800) _______ or e-mail _______.

GROUP CONTRACT HOLDER:                                          [XYZ]

--------------------------------------------------------------- ------------------------------------------------------------
Investment Adviser to asset allocation program
(if different from the Group contract holder:                   N/A
--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Names of asset allocation programs currently available:         Program 1: ABC Moderate
                                                                Program 2: ABC Balanced
                                                                Program 3: ABC Conservative
                                                                Program 4: DEF Moderate
                                                                Program 5: DEF Balanced
                                                                Program 6: DEF Conservative
--------------------------------------------------------------- ------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
DESCRIPTION OF ASSET ALLOCATION PROGRAMS CURRENTLY AVAILABLE:

                                                  PROGRAM 1: ABC Moderate

----------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Investment strategy:                                            Moderate

--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Investment Categories:                                          8 funds, 16 sub advisors
                                                                These funds
                                                                represent the following investment categories:
                                                                Large Cap Growth, Large Cap Value, Mid Cap Growth, Mid Cap
                                                                Value, Small Cap Growth, Small Cap Value, International,
                                                                Fixed Income

--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Range of fund expenses                                          0.85-1.70%
(before fee waivers):
--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Minimum and maximum range of asset classes:                     Equity 55%/65%;
                                                                Fixed income 35/45%;
                                                                Cash 0/0%

--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Risk tolerance classification:                                  Moderate

--------------------------------------------------------------- ------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
                                                  PROGRAM 2: ABC Balanced

----------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Investment strategy:                                            Balanced

--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Investment Categories:                                          8 funds, 16 sub advisors
                                                                These funds
                                                                represent the following investment categories:
                                                                Large Cap Growth, Large Cap Value, Mid Cap Growth, Mid Cap
                                                                Value, Small Cap Growth, Small Cap Value, International,
                                                                Fixed Income

--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Range of fund expenses                                          0.85-1.70%
(before fee waivers):
--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Minimum and maximum range of asset classes:                     Equity 35%/45%;
                                                                Fixed income 55/65%;
                                                                Cash 0/0%

--------------------------------------------------------------- ------------------------------------------------------------


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008
                                        C-1



--------------------------------------------------------------- ------------------------------------------------------------
Risk tolerance classification:                                  Balanced

--------------------------------------------------------------- ------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
                                                PROGRAM 3: ABC Conservative

----------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Investment strategy:                                            Conservative

--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Investment Categories:                                          8 funds, 16 sub advisors
                                                                These funds
                                                                represent the following investment categories:
                                                                Large Cap Growth, Large Cap Value, Mid Cap Growth, Mid Cap
                                                                Value, Small Cap Growth, Small Cap Value, International,
                                                                Fixed Income

--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Range of fund expenses                                          0.85-1.70%
(before fee waivers):
--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Minimum and maximum range of asset classes:                     Equity 75%/85%;
                                                                Fixed income 15/25%;
                                                                Cash 0/0%

--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Risk tolerance classification:                                  Conservative

--------------------------------------------------------------- ------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
                                                  PROGRAM 4: DEF Moderate

----------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Investment strategy:                                            Moderate

--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Investment Categories:                                          12 funds, 48 sub advisors
                                                                These funds
                                                                represent the following investment categories:
                                                                Large Cap Growth, Large Cap Value, Mid-cap Growth, Mid-Cap
                                                                Value, Small Cap Growth, Small Cap Value, Large Cap
                                                                International, REIT, Long-term Muni, Intermediate-term
                                                                Muni, Short-term Muni, Tax Free Yield

--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Range of fund expenses                                          0.10-2.75%
(before fee waivers):
--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Minimum and maximum range of asset classes:                     Equity 55%/65%;
                                                                Fixed income 30/40%;
                                                                Cash 0/5%

--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Risk tolerance classification:                                  Moderate

--------------------------------------------------------------- ------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
                                                  PROGRAM 5: DEF Balanced

----------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Investment strategy:                                            Balanced

--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Investment Categories:                                          12 funds, 48 sub advisors
                                                                These funds
                                                                represent the following investment categories:
                                                                Large Cap Growth, Large Cap Value, Mid-cap Growth, Mid-Cap
                                                                Value, Small Cap Growth, Small Cap Value, Large Cap
                                                                International, REIT, Long-term Muni, Intermediate-term
                                                                Muni, Short-term Muni, Tax Free Yield
--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Range of fund expenses                                          0.10-2.75%
(before fee waivers):
--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Minimum and maximum range of asset classes:                     Equity 35%/45%;
                                                                Fixed income 45/55%;
                                                                Cash 5/10%

--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Risk tolerance classification:                                  Balanced

--------------------------------------------------------------- ------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
                                                PROGRAM 6: DEF Conservative

----------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Investment strategy:                                            Conservative

--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Investment Categories:                                          12 funds, 48 sub advisors
                                                                These funds
                                                                represent the following investment categories:
                                                                Large Cap Growth, Large Cap Value, Mid-cap Growth, Mid-Cap
                                                                Value, Small Cap Growth, Small Cap Value, Large Cap
                                                                International, REIT, Long-term Muni, Intermediate-term
                                                                Muni, Short-term Muni, Tax Free Yield
--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Range of fund expenses                                          0.10-2.75%
(before fee waivers):
--------------------------------------------------------------- ------------------------------------------------------------
--------------------------------------------------------------- ------------------------------------------------------------
Minimum and maximum range of asset classes:                     Equity 15%/25%;
                                                                Fixed income 65/75%;
                                                                Cash 10/15%

--------------------------------------------------------------- ------------------------------------------------------------


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008
                                       C-2



--------------------------------------------------------------- ------------------------------------------------------------
Risk tolerance classification:                                  Conservative

--------------------------------------------------------------- ------------------------------------------------------------

Current Insurance Charge as a percentage of your Benefit Base (on an annual basis):

         ---------------------------------- ---------------------------------------- --------------------------------------
                                                      SOLE COVERED PERSON                    JOINT COVERED PERSON

                                            ---------------------------------------- --------------------------------------
                                            ------------------- -------------------- ------------------- ------------------
                                             CURRENT PROGRAM      CURRENT PROGRAM     CURRENT PROGRAM     CURRENT PROGRAM
                                             SPONSOR FEES NOT                         SPONSOR FEES NOT     SPONSOR FEES
                                              DEDUCTED FROM        SPONSOR FEES        DEDUCTED FROM       DEDUCTED FROM
                                                DESIGNATED         DEDUCTED FROM         DESIGNATED         DESIGNATED
        --------------------------------------------------------------------------------------------------------------------
                 ACCOUNT: DESIGNATED ACCOUNT: ACCOUNT: ACCOUNT:

         ---------------------------------- ------------------- -------------------- ------------------- ------------------
         ----------------- ---------------- ------------------- -------------------- ------------------- ------------------
         ALL PROGRAMS      With the Cost           N/A                  N/A                 N/A                 N/A
                           of Living
                           Adjustment
                           Benefit

         ----------------- ---------------- ------------------- -------------------- ------------------- ------------------
         ----------------- ---------------- ------------------- -------------------- ------------------- ------------------
         ALL PROGRAMS      Without the             N/A              0.75%((1))              N/A             0.95%((2))
                           Cost of Living
                           Adjustment
                           Benefit

         ----------------- ---------------- ------------------- -------------------- ------------------- ------------------

(1) Maximum permitted charge is 1.25%. (2) Maximum permitted charge is 1.45%.

Program Sponsor fees (deducted quarterly as a percentage of Designated Account Value):

Program 1: ____% deducted quarterly from the Designated Account

Program 2: ____% deducted quarterly from the Designated Account

Program 3: ____% deducted quarterly from the Designated Account

Program 4: ____% deducted quarterly from the Designated Account

Program 5: ____% deducted quarterly from the Designated Account

Program 6: ____% deducted quarterly from the Designated Account

   * We will consider Program Sponsor fees deducted from your Designated Account in excess of 0.5% of your Designated Account Value per quarter to be a withdrawal under your Certificate.

Minimum permitted Designated Account Value on the Certificate Date:    $100,000
The Administrative Charge is 0.25% of your Benefit Base (on an annual basis).


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

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APPENDIX D: CALCULATING THE TOTAL CERTIFICATE CHARGE

ESTIMATED TOTAL CERTIFICATE CHARGE

o You allocate the Designated Account Value to two asset allocation programs, with a Total Certificate Charge Rate of 0.90% for Program A and 1.10 % for Program B.

o On the current Due Date the Designated Account Value is $400,000 ($150,000 in Program A and $250,000 in Program B) and the Benefit Base is $500,000.

o The upcoming quarter is 92 calendar days long and there are 365 days in the current Certificate Year.

On the current Due Date, we calculate an estimated Total Certificate Charge that is payable for the upcoming period. We estimate a separate Total Certificate Charge for both Program A and Program B.

For Program A, the estimated Total Certificate Charge is $425.39 and we calculate this amount as follows:

o the daily Total Certificate Charge for Program A, which is the Total Certificate Charge for Program A divided by the number of calendar days in the current year, or (0.90% / 365 = 0.002466%);

o multiplied by the Benefit Base ($500,000);

o multiplied by the result of the portion of your Designated Account Value in Program A on the Due Date divided by your total Designated Account Value on the Due Date, or ($150,000 / $400,000 = 0.375); and

o multiplied by the number of days in the upcoming quarter (92). The estimated Total Certificate Charge for Program A is: 0.002466% x $500,000 x 0.375 x 92 = $425.39.

For Program B, the estimated Total Certificate Charge is $866.53 and we calculate this amount as follows:

o the daily Total Certificate Charge for Program B, which is the Total Certificate Charge for Program B divided by the number of calendar days in the current year, or (1.10% / 365 = 0.003014%);

o multiplied by the Benefit Base ($500,000);

o multiplied by the result of the portion of your Designated Account Value in Program B on the Due Date divided by your total Designated Account Value on the Due Date, or ($250,000 / $400,000 = 0.625); and

o multiplied by the number of days in the upcoming quarter (92).

The estimated Total Certificate Charge for Program B is:
0.003014% x $500,000 x 0.625 x 92 = $866.44.

We then calculate the entire estimated Total Certificate Charge due for the upcoming period by adding together the estimated Total Certificate Charge for each asset allocation program, which is: $425.39 + $866.53 = $1,291.92.

FINAL TOTAL CERTIFICATE CHARGE

On each day of the next quarterly period we calculate a separate actual daily Total Certificate Charge for each asset allocation program. Assume that during this period a Certificate Anniversary does not occur and you do not make any Additional Investments of take any Excess Withdrawals, so the Benefit Base will not increase or decrease. Assume also that on one day during this period the Designated Account Value is $410,000, with $165,000 in Program A and $245,000 in Program B.

For Program A, the actual daily Total Certificate Charge on this day is $4.96 and we calculate this amount as follows:

o the daily Total Certificate Charge for the Program A, which is the Total Certificate Charge for Program A divided by the number of calendar days in the current year, or (0.90% / 365 = 0.002466%);

o multiplied by the Benefit Base ($500,000); and

o multiplied by the result of the portion of your Designated Account Value in Program A on this day divided by your total Designated Account Value on this day, or ($165,000 / $410,000 = 0.4024).

The actual daily Total Certificate Charge for Program A on this day is:
0.002466% x $500,000 x 0.4024 = $4.96.

For Program B, the actual daily Total Certificate Charge on this day is $9.01 and we calculate this amount as follows:

o the daily Total Certificate Charge for the Program B, which is the Total Certificate Charge for Program A divided by the number of calendar days in the current year, or (1.10% / 365 = 0.003014%);

o multiplied by the Benefit Base ($500,000); and

o multiplied by the result of the portion of your Designated Account Value in Program B on this day divided by your total Designated Account Value on this day, or ($245,000 / $410,000 = 0.5976).


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

The actual daily Total Certificate Charge for Program B on this day is:
0.003014% x $500,000 x 0.5976 = $9.00.

We then calculate the entire actual daily Total Certificate Charge on this day by adding together the actual daily Total Certificate Charge for each asset allocation program, which is: $4.96 + $9.01 = $13.97.

We do this calculation for each of the 92 days in the period. The final Total Certificate Charge for this period is the sum of all of these actual daily charges.

TOTAL CERTIFICATE CHARGE ADJUSTMENT

Continuing this example, assume that the final Total Certificate Charge at the end of this period is $1,202.45. We determine the Total Certificate Charge adjustment by subtracting the estimated Total Certificate Charge assessed on the Due Date at the beginning of the quarter from the final Total Certificate Charge at the end of this period, which is $1,202.45 - $1,291.78 = -$89.33. Because the estimated charge we calculated at the beginning of the period is greater than the final charge, the Total Certificate Charge was overpaid and we will reduce the estimated Total Certificate Charge for the next Due Date by this amount.


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

--------------------------------------------------------------------------------
APPENDIX E:
      CALCULATING THE PERMITTED WITHDRAWAL LIMIT

o You purchase a Certificate without the Cost of Living Adjustment Benefit and designate yourself as the Covered.

o On the Withdrawal Start Date you are age 60, the Age Based Income Percentage is 5%, the Benefit Base is $500,000, and the previous Business Day's Designated Account Value is $450,000.

On the Withdrawal Start Date the Permitted Withdrawal Limit is $25,000, which is the current Age Based Income Percentage (5%), multiplied by the greater of the previous Business Day's Designated Account Value ($450,000) or the current Benefit Base ($500,000), or 5% x $500,000 = $25,000.


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

--------------------------------------------------------------------------------
APPENDIX F:
      CALCULATING THE MAXIMUM ANNIVERSARY VALUE

o On the Certificate Date the Designated Account Value and the Maximum Anniversary Value are $150,000.

o At the end of the Business Day immediately before the first Certificate Anniversary the Designated Account Value is $165,000.

o You add $25,000 to the Designated Account on the first Certificate
  Anniversary.

On the first Certificate Anniversary the Maximum Anniversary Value is equal to the greater of:

o the Maximum Anniversary Value from the previous Business Day plus any Additional Investments added to your Designated Account on the previous Business Day ($150,000 + $0); or

o the Designated Account Value as of the end of the previous Business Day ($165,000).

Therefore the Maximum Anniversary on the first Certificate Anniversary is $165,000.

We will not apply the Additional Investment you added to the Designated Account on the first Certificate Anniversary to the Maximum Anniversary Value until the next Business Day. Therefore, on the first Business Day after the first Certificate Anniversary, the Maximum Anniversary Value is equal to the Maximum Anniversary Value from the previous Business Day plus the Additional Investment added on the first Certificate Anniversary ($165,00 + $25,000 = $190,00).

Assume that two months later you add another $15,000 to the Designated Account. On the next Business Day we will increase the current Maximum Anniversary Value by the amount of this Additional Investment ($190,000 + $15,000 = $205,000).


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

--------------------------------------------------------------------------------
APPENDIX G:
      CALCULATING THE ROLL-UP AMOUNT

o On the Certificate Date (January 1), the Designated Account Value and the Annual Increase are both $150,000.

o On the Certificate Date the Roll-Up Cap is twice the Designated Account Value, or $150,000 x 2 = $300,000.

o On February 27th you add $40,000 to the Designated Account.

o There are 365 calendar days in the current Certificate Year.

On February 28th (the first Business Day after the Additional Investment), the Roll-Up Amount is equal to the LESSER of:

o the Annual Increase from the previous Business Day plus any Additional Investment added to your Designated Account on the previous Business Day, or $150,000 + $40,00 = $190,000.

o the Roll-Up Cap, which is the Roll-Up Cap from the previous Business Day plus two times the Additional Investment added to your Designated Account on the previous Business Day, or $300,000 + (2 x $40,000) = $380,000.

Therefore the Roll-Up Amount on March 1st is $190,000.

Assuming you don't add any more money to your Designated Account, we will not calculate the Roll-Up Amount again until the first Certificate Anniversary, where it will again be equal to the LESSER of the Annual Increase or the Roll-Up Cap.

On the first Certificate Anniversary the Annual Increase is equal to: PR + PCAR + AIR where:

PR = The Annual Increase as of the previous Business Day ($190,000).

PCAR = The Annual Increase as of the previous Certificate Anniversary multiplied by 5%, or $150,000 x 5% = $7,500.

AIR  = The sum of each Additional Investment added to the Designated
           Account during the previous Certificate Year multiplied by its adjusted roll-up rate, or $40,000 x 4.189% = $1,675.60. The adjusted roll-up rate is 4.189%, which we calculate as follows: (1.05 (DDA /CYD)) - 1 where:

           DDA = The number of calendar days the Additional
             Investment was in the Benefit Base during the previous Certificate Year. This period begins on February 28th and ends on December 31st, which is 365 - 58 = 307 days.

           CYD = The number of calendar days
             in the current Certificate Year (365).

          So the adjusted roll-up rate is (1.05 (307 / 365))- 1 = 4.189%.

Therefore, on the first Certificate Anniversary the Annual Increase is:
$190,000 + $7,500 + $1,675.60 = $199,175.60

You did not make an Additional Investment on the Business Day immediately preceding the first Certificate Anniversary so the Roll-Up Cap is the Roll-Up Cap from the previous Business Day ($380,000).

Therefore the Roll-Up Amount on the first Certificate Anniversary is $199,175.60.

Continuing this example, assume you add $30,000 to your Designated Account on July 1st of the second Certificate Year.

On July 2nd (the Business Day after the Additional Investment), the Roll-Up Amount is equal to the LESSER of:

o the Annual Increase (which is the previous Business Day's Annual Increase, plus the Additional Investment added to your Designated Account yesterday, or $199,175.60 + $30,000 = $229,175.60); or

o the Roll-Up Cap (which is the previous Business Day's Roll-Up Cap, plus the Additional Investment added to your Designated Account yesterday, or $380,000 + $30,000 = $410,000).

Therefore the Roll-Up Amount on the July 2nd is $229,175.60.

NOTE: On the fourth Certificate Anniversary we will again increase the Roll-Up Cap by $30,000 - the value of the second Additional Investment - because you made the Additional Investment after the first Certificate Anniversary. Additional Investments received after the first Certificate Year will not double under the Roll-Up Cap until the third Certificate Anniversary after they were added to the Designated Account.


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

--------------------------------------------------------------------------------
APPENDIX H:
      CALCULATING THE BENEFIT BASE DURING PHASE TWO

IF YOU TAKE AN EXCESS WITHDRAWAL AFTER THE WITHDRAWAL START DATE

You take an Excess Withdrawal of $3,000 when the Benefit Base is $240,000 and the Designated Account Value is $100,000 [THERE IS A QUESTION WHETHER THE DAV SHOULD BE ON THE DAY OF THE W/D OR AT THE END OF THE PREV BD]. You did not make an Additional Investment on the day you took the Excess Withdrawal.

We calculate the Benefit Base on the Business Day after the Excess Withdrawal as follows.

The Benefit Base on the day you took the Excess Withdrawal              $240,000
Reduced proportionately by the percentage of Designated Account Value withdrawn as an Excess Withdrawal, or ($3,000 / $100,000) x $240,000 = - 7,200
                                                                         -------
                                                                        $232,800

Therefore the Benefit Base on the Business Day immediately after the Excess Withdrawal is $232,800.

NOTE: THE EXCESS WITHDRAWAL WAS $3,000, BUT THE REDUCTION TO THE BENEFIT BASE WAS $7,200, WHICH IS MORE THAN TWICE THE AMOUNT OF THE EXCESS WITHDRAWAL.

NOTE: THE COST OF LIVING ADJUSTMENT BENEFIT DOES NOT CHANGE HOW WE CALCULATE YOUR BENEFIT BASE AFTER YOU TAKE AN EXCESS WITHDRAWAL.

IF YOU TAKE AN EXCESS WITHDRAWAL ON THE DAY BEFORE A CERTIFICATE ANNIVERSARY AND AFTER THE WITHDRAWAL START DATE

o You are the only Covered Person.

o You take an Excess Withdrawal of $1,000 on the day before a Certificate Anniversary when you are age 70. You do not make an Additional Investment on the day you take the Excess Withdrawal. Both the day of the withdrawal and the next day (which is the Certificate Anniversary) are Business Days. On the day of the Excess Withdrawal the Benefit Base is $240,000 and the Designated Account Value is $192,000 [THERE IS A QUESTION WHETHER THE DAV SHOULD BE ON THE DAY OF THE W/D OR AT THE END OF THE PREV BD].

o On the Certificate Anniversary that occurred immediately before the Excess Withdrawal you were age 69 and the Benefit Base was $240,000.

On the Certificate Anniversary immediately after the Excess Withdrawal first we will decrease the Benefit Base for the Excess Withdrawal. The Benefit Base on this anniversary is the previous Business Day's Benefit Base, reduced proportionately by the percentage of Designated Account Value withdrawn as an Excess Withdrawal, which is $240,000 - ($240,000 x ($1,000 / $192,000)) =
$238,750.

NOTE: THE EXCESS WITHDRAWAL WAS $1,000, BUT THE REDUCTION TO THE BENEFIT BASE WAS $1,250, WHICH IS MORE THAN THE AMOUNT WITHDRAWN.

FOR CERTIFICATES WITHOUT THE COST OF LIVING ADJUSTMENT BENEFIT The Benefit Base on this anniversary is equal to $238,750 because:

o the previous Business Day's Designated Account Value ($192,000) is less than the Benefit Base on the anniversary ($238,750), and

o the previous Business Day's Designated Account Value multiplied by the current Age Based Income Percentage ($192,000 x 6% = $11,520) is LESS THAN the result of the Age Based Income Percentage we used on the previous Certificate Anniversary multiplied by the Benefit Base on the current Certificate Anniversary (5% x $238,750 = $11,938).

FOR CERTIFICATES WITH THE COST OF LIVING ADJUSTMENT BENEFIT

The adjusted Benefit Base on this anniversary is equal to the previous Business Day's Benefit Base adjusted for the Excess Withdrawal , plus the previous Certificate Anniversary's Benefit Base multiplied by 3%, which is ($238,750 + ($240,000 x 3%)) = $245,950. The Benefit Base is equal to the adjusted Benefit Base of $245,950 because:


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

o the previous Business Day's Designated Account Value ($192,000) is less than the adjusted Benefit Base ($245,950), and

o the previous Business Day's Designated Account Value multiplied by the current Age Based Income Percentage ($192,000 x 5% = $9,600) is LESS THAN the result of the Age Based Income Percentage we used on the previous Certificate Anniversary multiplied by the adjusted Benefit Base (4% x $245,950 = $9,838).

DURING PHASE THREE

FOR CERTIFICATES WITHOUT THE COST OF LIVING ADJUSTMENT BENEFIT

Assume that the Benefit Base on the Benefit Determination Date was $240,000. After the Benefit Determination Date, we will permanently set the Benefit Base equal to this amount and it will never change.

FOR CERTIFICATES WITH THE COST OF LIVING ADJUSTMENT BENEFIT

Assume that the Benefit Base on the Benefit Determination Date was $240,000. On each Certificate Anniversary on or after the Monthly Benefit Start Date the Benefit Base will increase by 3%. Therefore, on the first Certificate Anniversary on or after the Monthly Benefit Start Date, the new Benefit Base will be $240,000 + (3% x $240,000) = $247,200; and on the next anniversary it will be $247,200 + (3% x $247,200) = $254,616; and so on. This will continue on each Certificate Anniversary until the death of all Covered Persons.


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

-------------------------------------------------------------------------------
APPENDIX I:
      CALCULATING THE MONTHLY BENEFIT

o You are the sole Covered Person.

o The Designated Account Value is reduced to zero for any reason other than an Excess Withdrawal.

o The Benefit Base on the Benefit Determination Date is $200,000.

FOR CERTIFICATES WITHOUT THE COST OF LIVING ADJUSTMENT BENEFIT

We calculate the Monthly Benefit by multiplying the Benefit Base on the Benefit Determination Date by the Age Based Income Percentage we used to determine your Permitted Withdrawal Limit on the most recent Certificate Anniversary (which was 5%), and then dividing this result by 12, which is ($200,000 x 5%) / 12 = $833.33.

We will pay the Monthly Benefit of $833.33 to you beginning on the Monthly Benefit Start Date and on each subsequent Benefit Payment Date for as long as you live. The Monthly Benefit payment will never decrease or increase.

FOR CERTIFICATES WITH THE COST OF LIVING ADJUSTMENT BENEFIT

We calculate the Monthly Benefit by multiplying the Benefit Base on the Benefit Determination Date by the Age Based Income Percentage we used to determine your Permitted Withdrawal Limit on the most recent Certificate Anniversary (which was 4%), and then dividing this result by 12, which is ($200,000 x 4%) / 12 = $666.67.

NOTE: The Age Based Income Percentage is lower for Certificates that include the Cost of Adjustment Benefit.

Because your Certificate includes the Cost of Adjustment Benefit we will increase the Benefit Base on each Certificate Anniversary by 3%. Your Monthly Benefit payment will always remain the same percentage of your Benefit Base as long as your Certificate is in effect. Therefore, your Monthly Benefit payment will also increase by 3% on each Certificate Anniversary after the Monthly Benefit Start Date. This would impact the Monthly Benefit as follows:

o On the first Certificate Anniversary after the Monthly Benefit Start Date, the new Benefit Base is $206,000 ($200,000 x 1.03), and the new Monthly Benefit is $686.67 ($666.67 x 1.03).

o On the second Certificate Anniversary after the Monthly Benefit Start Date, the new Benefit Base is $212,180 ($206,000 x 1.03), and the new Monthly Benefit is $707.27 ($686.67 x 1.03).

This increase in the Benefit Base and Monthly Benefit would continue on each subsequent Certificate Anniversary for as long as you live.


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

--------------------------------------------------------------------------------
APPENDIX J:
      DETERMINING THE MONTHLY BENEFIT START DATE

o The Certificate Anniversary falls on February 10th of each year. o The Benefit Base on the most recent Certificate Anniversary was $240,000.

o The Permitted Withdrawal Limit for the current Certificate Year is $12,000, and the Age Based Income Percentage we used to calculate this limit was 5%.

o You take no Excess Withdrawals and make no Additional Investments during the current Certificate Year.

o You take Permitted Withdrawals throughout the Certificate Year, with a final withdrawal on May 15th that reduces the Designated Account Value to zero. Your total withdrawals for the current Certificate Year were $3,100.

On May 16th, the Business Day immediately after the Benefit Determination Date, we determine both the Monthly Benefit and the month in which the Monthly Benefit Start Date will occur. We calculate the Monthly Benefit as follows:

    The Benefit Base on the Benefit Determination Date                                   $240,000
    Multiplied by the Age Based Income Percentage we used to determine
        your Permitted Withdrawal Limit on the most recent Certificate Anniversary           X 5%
                                                                                             ----
                                                                                          $12,000

    Divided by 12                                                                            / 12
                                                                                             ----
                                                                                           $1,000

Therefore the Monthly Benefit is $1,000.

Next we determine the Monthly Benefit Start Date. First we calculate the number of Monthly Benefits you are entitled to for the remainder of this Certificate
Year as follows:

    Permitted Withdrawal Limit for the current Certificate Year                           $12,000
    Minus the total amount of Permitted Withdrawals taken during
        the current Certificate Year                                                      - 3,100
                                                                                          -------
                                                                                           $8,900

    Divided by the Monthly Benefit                                                        / 1,000
                                                                                          -------
                                                                                              8.9

We then round this number up to the next whole number, which is 9, to get the number of months by which the Monthly Benefit Start Date must precede the next Certificate Anniversary. The next anniversary is February 10th, and nine months before that would be May 10th. However, it is now May 16th and the Monthly Benefit Start Date must be on the same day of the month as the Certificate Date. Therefore the Monthly Benefit Start Date is June 10th.


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

The Program Sponsor will deliver the prospectus to the Certificate Owner. You can review and copy information about us or the prospectus at the SEC's Public Reference Room in Washington, D.C. You may obtain information about the operation of the Public Reference Room by calling (202) 551-8090.

The SEC also maintains a website (http://www.sec.gov). The prospectus and other information about the Certificate are available on the EDGAR database on the SEC's website. If you do not have access to the website, you can get copies of information from the website upon payment of a duplication fee by writing to:

    PUBLIC REFERENCE SECTION OF THE COMMISSION

    100 F Street, NE
    Washington, DC 20549

  You can contact us at:
    ALLIANZ LIFE AND ANNUITY COMPANY

    5701 Golden Hills Drive
    Minneapolis, MN 55416

    (800) 624-0197


       The Allianz(SM) Contingent Annuity-Prospectus-DRAFT-March 10, 2008

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
(TO BE FILED BY AMENDMENT)

           Securities and Exchange Commission Registration Fee    $  307.00
                                                                  ----------
                                                                  ----------
           Estimated Printing and Filing Costs:                   $
                                                                  ----------
                                                                  ----------
           Estimated Accounting Fees:                             $
                                                                  ----------
                                                                  ----------
           Estimated Legal Fees:                                  $
                                                                  ----------
                                                                  ----------
           Estimated Miscellaneous Fees:                          $
                                                                  ----------

ITEM 14.   INDEMNIFICATION OF OFFICERS AND DIRECTORS.

            The Bylaws of Allianz Life and Annuity Company provide:

ARTICLE XI. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    SECTION 1. RIGHT TO INDEMNIFICATION:

    (a) Subject to the conditions of this Article and any conditions or limitations imposed by applicable law, the Corporation shall indemnify any employee, director or officer of the Corporation (an "Indemnified Person") who was, is, or in the sole opinion of the Corporation, may reasonably become a party to or otherwise involved in any Proceeding by reason of the fact that such Indemnified Person is or was: (i) a director of the Corporation; or (ii) acting in the course and scope of his or her duties as an officer or employee of the Corporation; or (iii) rendering Professional Services at the request of and for the benefit of the Corporation; or (iv) serving at the request of the Corporation as an officer, director, fiduciary or member of another corporation, association, committee, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Outside Organization").

    (b) Notwithstanding the foregoing, no officer, director or employee shall be indemnified pursuant to these bylaws under the following circumstances:
        (i) in connection with a Proceeding initiated by such person, in his or her own personal capacity, unless such initiation was authorized by the Board of Directors; (ii) if a court of competent jurisdiction finally determines that any indemnification hereunder is unlawful; (iii) for acts or omissions involving intentional misconduct or knowing and culpable violation of law; (iv) for acts or omissions that the Indemnified Person believes to be contrary to the best interests of the Corporation or its shareholders or that involve the absence of good faith on the part of the Indemnified Person; (v) for any transaction for which the Indemnified Person derived an improper personal benefit; (vi) for acts or omissions that show a reckless disregard for the Indemnified Person's duty to the Corporation or its shareholders in circumstances in which the Indemnified Person was aware or should have been aware, in the ordinary course of performing the Indemnified Person's duties, of the risk of serious injury to the Corporation or its shareholders; (vii) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the Indemnified Person's duties to the Corporation or its shareholders; (viii) in circumstances where indemnification is prohibited by applicable law; (ix) in the case of service as an officer, director, fiduciary or member of an Outside Organization, where the Indemnified Person was aware or should have been aware that the conduct in question was outside the scope of the assignment as contemplated by the Corporation.

    SECTION 2. SCOPE OF INDEMNIFICATION:

    (a) Indemnification provided pursuant to Section 1(a)(iv) shall be secondary and subordinate to indemnification or insurance provided to an Indemnified Person by an Outside Organization or other source, if any.

    (b) Indemnification shall apply to all reasonable expenses, liability and losses, actually incurred or suffered by an Indemnified Person in connection with a Proceeding, including without limitation, attorneys' fees and any expenses of establishing a right to indemnification or advancement under this article, judgments, fines, ERISA excise taxes or penalties, amounts paid or to be paid in settlement and all interest, assessments and other charges paid or payable in connection with or in respect of such expense, liability and loss.

    (c) Such indemnification shall continue as to any Indemnified Person who has ceased to be an employee, director or officer of the Corporation and shall inure to the benefit of his or her heirs, estate, executors and administrators.

    SECTION 3. DEFINITIONS:

    (a) "Corporation" for the purpose of Article XI shall mean Allianz Life Insurance Company of North America and all of its subsidiaries.

    (b) "Proceeding" shall mean any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative, investigative or otherwise, including actions by or in the right of the Corporation to procure a judgment in its favor.

    (c) "Professional Services" shall mean services rendered pursuant to (i) a professional actuarial designation, (ii) a license to engage in the practice of law issued by a State Bar Institution or (iii) a Certified Public Accountant designation issued by the American Institute of Certified Public Accountants.

ITEM 15.   RECENT SALES OF UNREGISTERED SECURITIES.

        [NOT APPLICABLE.]

ITEM 16.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.

    1.  (i) Underwriting Agreement. [To be filed by amendment.]
        (ii)Distribution Agreement. [To be filed by amendment.]

    2.  Not applicable.

    3.  (i) Amended and Restated Articles of Incorporation.((1))
        (ii)Amended and Restated Bylaws.(1)

    4.  (i) Group Annuity Contract.(1)
        (ii)Group Annuity Certificate.(1)
        (iii) Group Annuity Contract (COLA version).(1)
        (iv)Group Annuity Certificate (COLA version).(1)
        (v) Contract Roll-Up Amount Rider.(1)
        (vi)Certificate Roll-Up Amount Rider.(1)
        (vii) Master Application.(1)
        (viii)Enrollment Application.(1)

    5.  Opinion re Legality. [To be filed by amendment.]

    8.  Opinion re Tax  Matters - not applicable.

    9.  Not applicable.

    10. Material Contracts. [To be filed by amendment.]

    11. Not applicable.

    12. Not applicable.

    15. Not applicable.

    16. Letter re change in Certifying Accountant (2)

    21. Not applicable.

    23. (i) Consent of Independent Registered Public Accounting Firm (2)
        (ii)Consent of Counsel. [To be filed by amendment.]

    24. Powers of Attorney (2)

    25. Not applicable.

    26. Not applicable.

    (1) Incorporated herein by reference to the exhibits filed with the Form S-1 Registration Statement No. 333-144584 (filed July 13, 2007).

    (2) Incorporated herein by reference to the exhibits filed with pre-effective amendment No. 2 to Form S-1 Registration Statement No. 333-144584 (filed February 11, 2008).

(b) Financial Statement Schedules

All required financial statement schedules are included in Part I of this registration statement.

ITEM 17.   UNDERTAKINGS.

The undersigned registrant hereby undertakes pursuant to Item 512 of Regulation S-K:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

   (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

   (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

   (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

   (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on this 10th day of March, 2008.

                                               ALLIANZ LIFE AND ANNUITY COMPANY

                                               By: /S/ GARY C. BHOJWANI*
                                                   --------------------

                                               Gary C. Bhojwani

                                               Chief Executive Officer,
                                               President, and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 10, 2008.

        SIGNATURE                                TITLE

        /S/ GARY C. BHOJWANI*                    Chief Executive Officer, President, and Director
        Gary C. Bhojwani                         (Principal Executive Officer)

        /S/ JILL E. PATERSON*                    Chief Financial Officer and Director
                                                 (Principal Financial Officer and Principal Accounting
        Jill E. Paterson                         Officer)

        /S/ NEIL MCKAY*
        Neil McKay                               Vice President--Actuary and Director

        /S/ CYNTHIA PEVEHOUSE*
        Cynthia Pevehouse                        Secretary and Director

        /S/ GIULIO TERZARIOL*
        GIULIO TERZARIOL                         Director and Treasurer

        * By Power of Attorney filed as Exhibit 24 to this Registration
         Statement.

        BY: /S/ STEWART D. GREGG

            Stewart D. Gregg
            Senior Securities Counsel

                                   FORM S-1

                         PRE-EFFECTIVE AMENDMENT NO. 3

                        ALLIANZ LIFE AND ANNUITY COMPANY

                                INDEX TO EXHIBITS

EXHIBIT